THE FBR FUNDS

FBR Pegasus FundTM

FBR Pegasus Mid Cap FundTM

FBR Pegasus Small Cap FundTM

FBR Pegasus Small Cap Growth FundTM

FBR Focus Fund

FBR Large Cap Financial Fund

FBR Small Cap Financial Fund

FBR Technology Fund

FBR Gas Utility Index Fund

FBR Fund for Government Investors

Semi-Annual Report

April 30, 2009

[THIS PAGE INTENTIONALLY LEFT BLANK]

The FBR Funds

Semi-Annual Letter to Shareholders

Dear Shareholder,

We are pleased to present the The FBR Funds’ Semi-Annual Report for the six-month period ended April 30, 2009.

These past six months were among the most turbulent in recent history for equity investors. Never before in my investing career has the importance of disciplined fundamental security analysis been so overlooked by investors in favor of fear, pessimism and emotion. Without question there has been no shortage of macroeconomic releases which, when filtered through the popular media, left even the most rational minds wondering about the permanence of the current recession and future trajectory of the economy. The past six months have truly tested every measure of confidence, trust, belief, hope and courage to a degree which has not been experienced in many generations.

Recent data show signs of reprieve, indicating a possible economic bottoming which has lifted investors’ spirits and risk appetite. In April, consumer confidence jumped, capital-goods orders rose and the Government revised upwards its previous estimate of GDP. LIBOR (a measure of short-term bank lending costs) has decreased from 4.8% in October of last year to below 1% today. Credit spreads have narrowed and financial institutions have recently been successful at raising capital to improve reserve positions and rebuild their balance sheets. The Federal Reserve and U.S. Treasury’s stabilization policies have begun to take hold and we have seen activity return to some of the nation’s most battered housing markets. In April, existing home sales rose as we witnessed a large increase in first-time home buyers who accounted for 53% of transactions1.

Over the course of the reporting period, the value of money market funds exceeded stock funds for the first time in sixteen years. To put the severity of investors’ anxiety in context, in the summer of 2007 the value of stock funds were three times greater than those in money market funds. According to mutual fund consulting firm, Strategic Insight, during April of this year, stock and bond mutual fund flows experienced a dramatic rebound as investors began to move cash off the sidelines and back into equities. Total long-term fund net inflows surpassed $52 billion, a level of activity not seen since February of last year2. Despite the magnitude of money in motion, the total equity fund assets under management for our complex essentially remained flat over the reporting period. In fact, the month of April was particularly strong as our equity funds garnered net inflows. The strength continued into May nearly doubling our total year-to-date net inflows.

The effects of last fall’s damage continue to haunt long-term investors. The ten-year returns through the end of April for the S&P 500 Index remained in negative territory down 2.48% and the average domestic equity fund returned just 0.49%3. I am extremely proud to share with you that according to Morningstar, the Investor Class of both the FBR Focus Fund and FBR Small Cap Financial Fund ranked in the top 1% of all domestic equity funds for the same ten-year period returning 10.00% and 8.69%, respectively.

Morningstar fund rankings are based solely on total returns generated by each fund across the various time periods in each Morningstar category. For the trailing one-, five- and ten-year periods ended April 30, 2009, the Investor Class of the FBR Focus Fund ranked in the top 6% (906 out of 14,511 funds),

[1]	Standard and Poor’s Global Economic Policy Committee Notes; April 29, 2009.
[2]	Strategic Insight Mutual Fund Research and Consulting® LLC; Highlights of April 2009 Mutual Fund Industry Results.
[3]	Morningstar Direct; April 30, 2009.

top 3% (336 out of 10,545 funds), and top 1% (81 out of 6,820 funds) of all domestic equity funds, respectively and the Investor Class of the FBR Small Cap Financial Fund ranked in the top 1% (197 out of 14,511 funds), top 9% (979 out of 10,545 funds) and top 1% (157 out of 6,820) of all domestic equity funds, respectively.

	For the Period Ended April 30, 2009
	1-yr	5-yrs	10-yrs
FBR Focus Fund Investor Class	(18.84)%	4.32%	10.00%
FBR Small Cap Financial Fund Investor Class	(10.11)%	(2.05)%	8.69%

For the 2009 semi-annual reporting period, all eight of our actively managed equity funds, both traditional asset class and specialty, delivered on our objective of providing investors with downside protection by outperforming each of their respective Morningstar category averages. In general, this relative outperformance is attributable to the investing philosophy that serves as a guideline for all of our portfolio managers which emphasizes balance sheet strength, durable revenues and attractive valuations. We firmly believe that on a relative and absolute basis, outperformance in difficult markets is a key factor in creating long-term wealth for our clients.

We are fully aware that the prospect for timing the lows in the stock market is virtually impossible. As long-term investors, shareholders should take comfort in knowing that each of our portfolio managers has a well thought out plan of action and is diligently executing against their objectives on a daily basis to give your money the best chance to participate in the eventual stabilization and recovery of the economy. In our experience, the careful selection of individual securities paired with a heavy emphasis on buying at the right price can dramatically reduce a portfolio’s risk profile and enhance the opportunity for outperformance over a full market cycle.

As in prior years, what follows in this report is a discussion with each portfolio manager with respect to the performance of their fund over the first half of fiscal year 2009 and their outlook going forward.

All of us at The FBR Funds want to thank you for your continued support, and we look forward to serving your investment needs in the years ahead. If you would like more timely updates, fbrfunds.com provides monthly performance data, and other important fund information. As always, we welcome your questions and comments. You can reach us via e-mail at fbrfundsinfo@fbr.com or toll free at 888.200.4710.

Sincerely,

David Ellison
President, Chief Investment Officer and Trustee
The FBR Funds

Past performance is no guarantee of future results. The performance data quoted represents past performance and the current performance may be lower or higher than the data quoted. Investment return and principal will fluctuate so that investors’ shares, when redeemed may be worth more or less than their original value. The performance data does not reflect the deduction of redemption fees and if reflected, the redemption fee would reduce the performance quoted. To obtain performance data current to the most recent month-end call 888.888.0025.

The FBR Funds

FBR Pegasus FundTM

Management Overview

Portfolio Manager(s): Robert Barringer, CFA® and Ryan Kelley, CFA®

Over the last six months, how did the Fund perform?

For the six-month period ended April 30, 2009, the Investor Class of the FBR Pegasus Fund™ returned -0.89%. This compares to the S&P 500 Index and the Morningstar Large Blend Category average which returned -8.53% and -6.71%, for the same period, respectively.

What factors contributed to the Fund’s performance?

The Investor Class of the Fund outperformed its benchmark, the S&P 500 Index, by 7.64% and its peers, represented by the Morningstar Large Blend Category average, by 5.82%. Given the dramatic moves in stock prices over the past six months, we are encouraged by our relative performance during a difficult market. The FBR Funds are driven by a philosophy of outperforming over a complete market cycle, and we feel that the past six months’ performance has provided solid proof that downside protection is beneficial over the long-term.

Our performance was driven primarily by stock selection. The vast majority of the Fund’s outperformance relative to its benchmark during the past six months was attributable to our ability to choose and weight individual securities within each sector, regardless of the sector’s overall performance.

Relative to the S&P 500 Index, the Fund benefited from its underexposure to the health care and industrial sectors. During this time period, financials were the worst performing group of stocks in the S&P 500 Index. While we were overweight this sector, the financial stocks we owned were only down on average 12% versus financial stocks in the S&P 500 Index which were down on average 29%.

Individual stock selection in and underexposure to the information technology sector were the largest detractors from the Fund’s performance relative to the benchmark. The Fund’s underweight to the telecommunications sector also negatively contributed to relative performance.

What is the outlook for the Fund?

We believe superior long-term investment performance is generated through individual stock selection. We invest in industry leading companies with robust business models that exhibit defensive characteristics such as; low levels of debt, high profit margins and skilled management teams. During this tumultuous market, we believe we are seeing opportunities to

The FBR Funds

FBR Pegasus FundTM

Management Overview (continued)

commit new capital in solid, long-term winners at distressed valuations. Overall, we are confident in our investment process as we head into the second half of 2009, despite uncertainties that exist in the market.

The opinions expressed in this commentary reflect those of the Portfolio Manager(s) as of the date written. Any such opinions are subject to change based on market or other conditions. These opinions may not be relied upon as investment advice. Investment decisions for The FBR Funds are based on several factors, and may not be relied upon as an indication of trading intent on behalf of any FBR Fund. Security positions can and do change.

The FBR Funds

FBR Pegasus FundTM

Comparison of Changes in Value of $10,000 Investment in

Investor Class Shares(1)(2) vs. S&P 500 Index(1)(3)

(unaudited)

Total Returns—For the Periods Ended April 30, 2009(4)

	One Year	Annualized Since Inception(5)	Cumulative Since Inception(6)
FBR Pegasus FundTM Investor Class(1)(2)	(28.98)%	(1.98)%	N/A
FBR Pegasus FundTM I Class(2)(6)	N/A	N/A	(29.95)%
S&P 500 Index(1)(3)	(35.31)%	(9.36)%	(36.14)%

PAST PERFORMANCE IS NO GUARANTEE OF FUTURE RESULTS.

The performance data quoted represents past performance and the current performance may be lower or higher than the performance data quoted. The investment return and principal will fluctuate so that investors’ shares, when redeemed, may be worth more or less than their original cost. The performance data does not reflect the deduction of taxes that a shareholder would pay on Fund distributions or redemption fees. If reflected, the redemption fee would reduce the performance data quoted. To obtain performance data current to the most recent month-end, please call 888.200.4710 or visit www.fbrfunds.com.

(1)	The graph assumes a hypothetical $10,000 initial investment in the Fund and reflects the reinvestment of dividends and all Fund expenses. Investors should note that the Fund is a professionally managed mutual fund while the index is unmanaged, does not incur expenses and is not available for investment. The performance of the index includes reinvested dividends, and does not reflect sales charges or expenses.
(2)	FBR Fund Advisers, Inc. waived a portion of its advisory fees and agreed to contractually reimburse a portion of the Fund’s operating expenses, as necessary, to maintain existing expense limitations, as set forth in the notes to the financial statements. Total returns shown include fee waivers and expense reimbursements; total returns would have been lower had there been no waiver of fees and/or reimbursement of expenses in excess of expense limitations.
(3)	The S&P 500 Index is a capitalization-weighted index of 500 stocks. The index is designed to represent the broad domestic economy through changes in aggregate market value of 500 stocks representing all major industries.
(4)	The total returns shown do not reflect the deduction of taxes that a shareholder would pay on fund distributions or the redemption of fund shares.
(5)	For the period November 15, 2005 (commencement of investment operations) through April 30, 2009.
(6)	For the period May 30, 2008 (inception of share class) through April 30, 2009.

The FBR Funds

FBR Pegasus FundTM

Portfolio Summary

April 30, 2009

(unaudited)

The following provides a breakdown of the Fund by industry sectors. The underlying securities represent a percentage of the portfolio investments.

Industry Sector	% of Total Investments
Financials	18.6%
Information Technology	18.5%
Energy	11.3%
Consumer Staples	10.1%
Industrials	10.1%
Consumer Discretionary	10.1%
Health Care	9.4%
Materials	5.7%
Utilities	1.6%
Telecommunication Services	0.5%

Cash	4.1%

The FBR Funds

FBR Pegasus FundTM

Portfolio of Investments

April 30, 2009

(unaudited)

SHARES		VALUE (NOTE 2)
	COMMON STOCKS — 97.6%
	Consumer Discretionary — 10.3%
10,600	American Eagle Outfitters, Inc.	$157,092
1,650	Apollo Group, Inc., Class A*	103,868
6,550	Carnival Corp.	176,064
3,000	Kohl’s Corp.*	136,050
11,900	Lowe’s Companies, Inc.	255,849
4,000	Target Corp.	165,040
3,825	The Gap, Inc.	59,441
3,000	Tiffany & Co.	86,820

		1,140,224

	Consumer Staples — 10.3%
950	Brown-Forman Corp., Class B	44,175
800	Bunge Ltd.	38,408
3,250	Campbell Soup Co.	83,590
1,475	Colgate-Palmolive Co.	87,025
1,400	Kellogg Co.	58,954
1,550	Ralcorp Holdings, Inc.*	88,598
2,950	The Coca-Cola Co.	126,998
1,200	The Hershey Co.	43,368
2,002	The J.M. Smucker Co.	78,879
1,512	The Procter & Gamble Co.	74,753
7,500	Unilever PLC ADR	145,950
4,900	Walgreen Co.	154,007
2,350	Wal-Mart Stores, Inc.	118,440

		1,143,145

	Energy — 11.5%
2,677	Apache Corp.	195,045
4,075	Cimarex Energy Co.	109,618
4,000	ConocoPhillips	164,000
800	Exxon Mobil Corp.	53,336
1,600	Newfield Exploration Co.*	49,888
1,885	Occidental Petroleum Corp.	106,107
3,600	Petro-Canada	113,508
1,830	PetroChina Company Ltd. ADR	159,045
5,000	Pioneer Natural Resources Co.	115,600

The FBR Funds

FBR Pegasus FundTM

Portfolio of Investments (continued)

April 30, 2009

(unaudited)

SHARES		VALUE (NOTE 2)
	Energy — 11.5% (continued)
1,800	Pride International, Inc.*	$40,860
1,498	Royal Dutch Shell PLC, Class A ADR	68,429
4,900	Valero Energy Corp.	97,216

		1,272,652

	Financials — 18.9%
1,350	ACE Ltd.	62,532
21,300	Bank of America Corp.	190,209
3,125	Franklin Resources, Inc.	189,000
2,700	HCC Insurance Holdings, Inc.	64,584
12,500	Hudson City Bancorp, Inc.	157,000
700	IntercontinentalExchange, Inc.*	61,320
8,200	JPMorgan Chase & Co.	270,600
11,400	Manulife Financial Corp.	194,940
3,100	People’s United Financial, Inc.	48,422
1,000	Prudential Financial, Inc.	28,880
7,900	SEI Investments Co.	110,837
8,650	T. Rowe Price Group, Inc.	333,197
1,725	The Goldman Sachs Group, Inc.	221,663
8,400	Wells Fargo & Co.	168,084

		2,101,268

	Health Care — 9.5%
2,240	Abbott Laboratories	93,744
375	Baxter International, Inc.	18,188
1,325	Becton, Dickinson and Co.	80,136
820	C.R. Bard, Inc.	58,737
3,000	Eli Lilly and Co.	98,760
1,900	Forest Laboratories, Inc.*	41,211
3,700	Johnson & Johnson	193,731
1,483	Life Technologies Corp.*	55,316
4,300	Merck & Company, Inc.	104,232
1,800	Novartis AG ADR	68,238
1,720	Novo Nordisk A/S ADR	81,717
900	St. Jude Medical, Inc.*	30,168
3,100	Wyeth	131,440

		1,055,618

The FBR Funds

FBR Pegasus FundTM

Portfolio of Investments (continued)

April 30, 2009

(unaudited)

SHARES		VALUE (NOTE 2)
	Industrials — 10.3%
6,815	3M Co.	$392,544
3,800	ABB Ltd. ADR	54,036
1,900	Burlington Northern Santa Fe Corp.	128,212
1,200	Copart, Inc.*	37,668
1,250	Cummins, Inc.	42,500
1,000	Fastenal Co.	38,360
13,200	General Electric Co.	166,980
2,600	Rockwell Automation, Inc.	82,134
4,050	Union Pacific Corp.	199,017

		1,141,451

	Information Technology — 18.8%
2,450	Accenture Ltd., Class A	72,104
3,600	Adobe Systems, Inc.*	98,460
1,525	Apple, Inc.*	191,891
1,700	Automatic Data Processing, Inc.	59,840
4,000	Canon, Inc. ADR	120,840
9,200	Cisco Systems, Inc.*	177,744
1,000	Global Payments, Inc.	32,060
425	Google, Inc., Class A*	168,287
12,900	Intel Corp.	203,562
2,200	International Business Machines Corp.	227,061
1,060	Kyocera Corp. ADR	82,235
3,000	Maxim Integrated Products, Inc.	40,650
2,000	MEMC Electronic Materials, Inc.*	32,400
4,850	Microsoft Corp.	98,261
10,450	Oracle Corp.	202,103
4,000	SAP AG ADR	152,360
10,400	Total System Services, Inc.	129,688

		2,089,546

	Materials — 5.8%
3,500	BHP Billiton Ltd. ADR	168,490
2,450	Freeport-McMoRan Copper & Gold, Inc.	104,493
1,550	Sigma-Aldrich Corp.	67,952

The FBR Funds

FBR Pegasus FundTM

Portfolio of Investments (continued)

April 30, 2009

(unaudited)

SHARES		VALUE (NOTE 2)
	Materials — 5.8% (continued)
12,300	Teck Resources Ltd., Class B	$129,642
6,400	United States Steel Corp.	169,920

		640,497

	Telecommunication Services — 0.5%
1,850	America Movil S.A.B. de C.V., Series L ADR	60,773

	Utilities — 1.7%
1,826	Edison International	52,059
1,675	PG&E Corp.	62,176
1,517	Sempra Energy	69,813

		184,048

	Total Common Stocks (Cost $11,178,537)	10,829,222

	MONEY MARKET FUND — 4.0%
443,426	JPMorgan 100% U.S. Treasury Securities Money Market Fund (Cost $443,426)	443,426

	Total Investments — 101.6% (Cost $11,621,963)	11,272,648

	Liabilities Less Other Assets — (1.6%)	(182,422)

	Net Assets — 100.0%	$11,090,226

*	Non-income producing security
ADR	American Depositary Receipts
PLC	Public Liability Company

Note:	For presentation purposes, the Fund has grouped some of the industry categories. For purposes of categorizing securities for compliance with Section 8(b)(1) of the Investment Company Act of 1940, the Fund uses more specific industry classifications.

The accompanying notes are an integral part of the financial statements.

The FBR Funds

FBR Pegasus Mid Cap FundTM

Management Overview

Portfolio Manager: Ryan Kelley, CFA®

Over the last six months, how did the Fund perform?

For the six-month period ended April 30, 2009, the Investor Class of the FBR Pegasus Mid Cap Fund™ returned 0.85%. This compares to the Russell Midcap Index and the Morningstar Mid Blend Category average which returned -1.64% and -1.43%, for the same period, respectively.

What factors contributed to the Fund’s performance?

The Investor Class of the Fund outperformed its benchmark, the Russell Midcap Index, by 2.49% and its peers, represented by the Morningstar Mid Blend Category average, by 2.28%. Given the dramatic moves in stock prices over the past six months, we are encouraged by our relative performance during a difficult market. The FBR Funds are driven by a philosophy of outperforming over a complete market cycle, and we feel that the past six months’ performance has provided solid proof that downside protection is beneficial over the long-term.

Sector selection, a description of a fund’s relative exposure to different industries, is a major determinant of fund performance. Relative to the Russell Midcap Index, the Fund benefited from its underexposure to the financials and utilities sectors, which were the two worst performing sectors in the Russell Midcap Index. Consumer discretionary and telecommunications stocks performed best, yet we were underweight those sectors during this time period. Individual stock selection in the healthcare sector was the single largest detractor from the Fund’s performance relative to the benchmark.

Overall, our outperformance was driven primarily by stock selection, as the majority of our excess return above our benchmark was attributable to our ability to choose and weight individual securities within each sector, regardless of a sector’s overall performance. Simply put, we tend to own the right stocks, regardless of their sector’s performance.

What is the outlook for the Fund?

We strive to provide solid long-term returns for our shareholders while protecting against the downside and exhibiting a lower level of volatility. Since its inception in February 2007, the Fund has managed to achieve this objective through the implementation of its disciplined investment process. Over its 26 months of existence, the Fund has consistently outperformed its benchmark and delivered top decile performance relative to its mid blend peers. It has done so with 25% less volatility than its benchmark, as measured by standard deviation, and a 75% downside capture ratio. In other words, when the benchmark is down 1%, the Fund typically is down only 0.75%. We continue to aim for these types of metrics.

The FBR Funds

FBR Pegasus Mid Cap FundTM

Management Overview (continued)

The Fund’s average cash levels remain between 5% and 15%, well within our comfort range. We note that in the tables below, cash on April 30, 2009 exceeded 20%, due to a large inflow of new cash in the week preceding the close of the reporting period. We believe we are seeing opportunities in the capital markets to commit new capital in solid, long-term winners at distressed valuations. As demonstrated above, our disciplined and consistent investment process and ability to under- or over-weight specific sectors of the market allow us to maintain our long-term orientation and construct a well-rounded and balanced portfolio. Our focus remains on uncovering stocks with sound business models, improving fundamentals selling at attractive valuations. Companies that exhibit a combination of these characteristics provide us the confidence necessary to make investments in companies within out of favor sectors, while enhancing the opportunity to preserve capital in declining markets reducing the overall risk profile of the portfolio.

The opinions expressed in this commentary reflect those of the Portfolio Manager as of the date written. Any such opinions are subject to change based on market or other conditions. These opinions may not be relied upon as investment advice. Investment decisions for The FBR Funds are based on several factors, and may not be relied upon as an indication of trading intent on behalf of any FBR Fund. Security positions can and do change.

The FBR Funds

FBR Pegasus Mid Cap FundTM

Comparison of Changes in Value of $10,000 Investment in

Investor Class Shares(1)(2) vs. Russell Midcap Index(1)(3)

(unaudited)

Total Returns—For the Periods Ended April 30, 2009(4)

	One Year	Annualized Since Inception(5)	Cumulative Since Inception(6)
FBR Pegasus Mid Cap FundTM Investor Class(1)(2)	(24.25)%	(7.97)%	N/A
FBR Pegasus Mid Cap FundTM I Class(2)(6)	N/A	N/A	(28.23)%
Russell Midcap Index(1)(3)	(36.03)%	(19.33)%	(38.42)%

PAST PERFORMANCE IS NO GUARANTEE OF FUTURE RESULTS.

The performance data quoted represents past performance and the current performance may be lower or higher than the performance data quoted. The investment return and principal will fluctuate so that investors’ shares, when redeemed, may be worth more or less than their original cost. The performance data does not reflect the deduction of taxes that a shareholder would pay on Fund distributions or redemption fees. If reflected, the redemption fee would reduce the performance data quoted. To obtain performance data current to the most recent month-end, please call 888.200.4710 or visit www.fbrfunds.com.

(1)

The graph assumes a hypothetical $10,000 initial investment in the Fund and reflects the reinvestment of dividends and all Fund expenses. Investors should note that the Fund is a professionally managed mutual fund while the index is unmanaged, does not incur expenses and is not available for investment. The performance of the index includes reinvested dividends, and does not reflect sales charges or expenses.

(2)

FBR Fund Advisers, Inc. waived a portion of its advisory fees and agreed to contractually reimburse a portion of the Fund’s operating expenses, as necessary, to maintain existing expense limitations, as set forth in the notes to the financial statements. Total returns shown include fee waivers and expense reimbursements; total returns would have been lower had there been no waiver of fees and/or reimbursement of expenses in excess of expense limitations.

(3)

The Russell Midcap Index measures the performance of the 800 smallest companies in the Russell 1000 Index, which represents approximately 31% of the total market capitalization of the Russell 1000 Index.

(4)	The total returns shown do not reflect the deduction of taxes that a shareholder would pay on fund distributions or the redemption of fund shares.
(5)	For the period February 28, 2007 (commencement of investment operations) through April 30, 2009.
(6)	For the period May 30, 2008 (inception of share class) through April 30, 2009.

The FBR Funds

FBR Pegasus Mid Cap FundTM

Portfolio Summary

April 30, 2009

(unaudited)

The following provides a breakdown of the Fund by industry sectors. The underlying securities represent a percentage of the portfolio investments.

Industry Sector	% of Total Investments
Financials	15.1%
Consumer Discretionary	13.7%
Information Technology	10.7%
Industrials	7.5%
Health Care	7.5%
Energy	6.1%
Consumer Staples	6.0%
Utilities	5.5%
Materials	5.2%
Telecommunication Services	1.0%

Cash	21.7%

The FBR Funds

FBR Pegasus Mid Cap FundTM

Portfolio of Investments

April 30, 2009

(unaudited)

SHARES		VALUE (NOTE 2)
	COMMON STOCKS — 85.5%
	Consumer Discretionary — 15.0%
7,965	Abercrombie & Fitch Co., Class A	$215,532
13,225	American Eagle Outfitters, Inc.	195,995
600	Apollo Group, Inc., Class A*	37,770
535	ITT Educational Services, Inc.*	53,912
2,545	Magna International, Inc., Class A	86,428
11,925	Mattel, Inc.	178,398
5,200	Tiffany & Co.	150,488
2,750	VF Corp.	162,993

		1,081,516

	Consumer Staples — 6.5%
3,350	Alberto-Culver Co.	74,672
2,525	BJ’s Wholesale Club, Inc.*	84,184
2,310	Bunge Ltd.	110,903
3,075	Hansen Natural Corp.*	125,336
7,075	Tyson Foods, Inc., Class A	74,571

		469,666

	Energy — 6.7%
5,048	ENSCO International, Inc.	142,757
4,970	Helmerich & Payne, Inc.	153,175
8,000	Pioneer Natural Resources Co.	184,961

		480,893

	Financials — 16.4%
3,850	Annaly Capital Management, Inc.	54,170
3,150	BB&T Corp.	73,521
2,040	Capitol Federal Financial	79,478
2,325	Comerica, Inc.	48,779
2,175	Commerce Bancshares, Inc.	71,993
11,425	Hudson City Bancorp, Inc.	143,497
10,550	KeyCorp	64,883
1,090	M&T Bank Corp.	57,171
6,200	New York Community Bancorp, Inc.	70,122
9,075	People’s United Financial, Inc.	141,751
16,100	Regions Financial Corp.	72,289
5,350	SEI Investments Co.	75,061

The FBR Funds

FBR Pegasus Mid Cap FundTM

Portfolio of Investments (continued)

April 30, 2009

(unaudited)

SHARES		VALUE (NOTE 2)
	Financials — 16.4% (continued)
4,690	T. Rowe Price Group, Inc.	$180,658
2,000	The Hanover Insurance Group, Inc.	59,960

		1,193,333

	Health Care — 8.2%
355	Bio-Rad Laboratories, Inc., Class A*	24,740
2,396	C.R. Bard, Inc.	171,625
4,088	Forest Laboratories, Inc.*	88,669
1,030	Lincare Holdings, Inc.*	24,854
1,810	Techne Corp.	103,568
5,250	Varian Medical Systems, Inc.*	175,193

		588,649

	Industrials — 8.2%
4,375	Copart, Inc.*	137,331
2,818	Cummins, Inc.	95,812
1,350	Equifax, Inc.	39,366
950	Fastenal Co.	36,442
1,625	Kubota Corp. ADR	48,734
2,425	Pall Corp.	64,044
2,800	Ritchie Bros. Auctioneers, Inc.	62,720
2,412	Roper Industries, Inc.	109,963

		594,412

	Information Technology — 11.7%
22,900	Activision Blizzard, Inc.*	246,633
7,525	Check Point Software Technologies Ltd.*	174,354
2,720	FactSet Research Systems, Inc.	145,765
4,000	Global Payments, Inc.	128,240
1,775	Ingram Micro, Inc., Class A*	25,773
4,625	Paychex, Inc.	124,921

		845,686

	Materials — 5.7%
5,150	Compania de Minas Buenaventura S.A.A. ADR	108,974
2,100	Ecolab, Inc.	80,955
2,580	Sigma-Aldrich Corp.	113,107
3,950	United States Steel Corp.	104,873

		407,909

The FBR Funds

FBR Pegasus Mid Cap FundTM

Portfolio of Investments (continued)

April 30, 2009

(unaudited)

SHARES		VALUE (NOTE 2)
	Telecommunication Services — 1.1%
2,700	Telephone and Data Systems, Inc.	$77,409

	Utilities — 6.0%
2,290	Energen Corp.	82,715
2,175	Pinnacle West Capital Corp.	59,552
2,938	Questar Corp.	87,316
1,900	SCANA Corp.	57,418
1,350	Sempra Energy	62,127
2,850	Westar Energy, Inc.	49,961
1,900	Xcel Energy, Inc.	35,036

		434,125

	Total Common Stocks (Cost $6,209,237)	6,173,598

	MONEY MARKET FUND — 23.7%
1,711,276	JPMorgan 100% U.S. Treasury Securities Money Market Fund (Cost $1,711,276)	1,711,276

	Total Investments — 109.2% (Cost $7,920,513)	7,884,874

	Liabilities Less Other Assets — (9.2%)	(665,761)

	Net Assets — 100.0%	$7,219,113

*	Non-income producing security

ADR	American Depositary Receipts
Note:	For presentation purposes, the Fund has grouped some of the industry categories. For purposes of categorizing securities for compliance with Section 8(b)(1) of the Investment Company Act of 1940, the Fund uses more specific industry classifications.

The accompanying notes are an integral part of the financial statements.

The FBR Funds

FBR Pegasus Small Cap FundTM

Management Overview

Portfolio Manager: Robert Barringer, CFA®

Over the last six months, how did the Fund perform?

For the six-month period ended April 30, 2009, the Investor Class of the FBR Pegasus Small Cap Fund™ returned -2.61%. This compares to the Russell 2000 Index and the Morningstar Small Blend Category average, which returned -8.40% and -3.27%, for the same period, respectively.

What factors contributed to the Fund’s performance?

I believe the Investor Class of the Fund outperformed the Russell 2000 Index over the course of the reporting period due to a number of factors. The majority of the Fund’s return and relative outperformance was attributable to selection effect; our ability to choose and emphasize different securities than the benchmark, rather than industry allocation. An important and beneficial portfolio move was to underweight the financial sector during this unprecedented and tumultuous period, while remaining focused on companies with differentiated strategies and solid balance sheets. The market was concerned with the overall strength and viability of the entire financial system, especially those financial institutions deemed to have weak capital structures. By emphasizing the stronger, better managed and capitalized financial companies, the Fund was able to enhance its relative performance.

During this period, stock selection was also a key driver in both the industrial and consumer discretionary sectors as well. The market favored companies with adequate financing and solid balance sheets that managed to weather the financial storm and are positioned to gain share in their respective markets as the economy recovers. In particular, our investments in several consumer apparel companies and in the depressed building products companies with low to no debt worked well.

Our overweight and security selection in the consumer staples sector detracted slightly from performance. Certain companies represented in the Russell 2000 Index, which we consider to be fundamentally lower-quality, performed very well over the reporting period as investor’s appetite for risk seemed to return along with increased optimism.

What is the outlook for the Fund?

We continue to believe that the long-term outlook for small-caps and the Fund is very attractive, even after the market’s recent rebound off the March lows and positive performance year-to-date. Companies categorized as “value” investments were hit particularly hard, with the financials and cyclicals impacted the most in the aftermath of market downturn from its peak in 2007. What had previously been an extremely painful and unnerving experience for all investors, has evolved into a very attractive opportunity to purchase many high quality, industry leading companies and tilt the portfolio towards these more “value” oriented areas. Some of the more interesting opportunities available in

The FBR Funds

FBR Pegasus Small Cap FundTM

Management Overview (continued)

the small-cap investment universe center on companies that were previously classified as mid-caps or in some cases even large-caps, which have fallen into the small-cap arena. While their market caps today are considered small, these companies may provide substantial leverage to the stabilization and ultimate recovery of the economy. In my view, we are in the very early stages of a global recovery period and I am excited about the opportunity to continue to execute our investment process at a time where an abundance of attractive investments can be uncovered for patient, long-term investors.

The opinions expressed in this commentary reflect those of the Portfolio Manager as of the date written. Any such opinions are subject to change based on market or other conditions. These opinions may not be relied upon as investment advice. Investment decisions for The FBR Funds are based on several factors, and may not be relied upon as an indication of trading intent on behalf of any FBR Fund. Security positions can and do change.

The FBR Funds

FBR Pegasus Small Cap FundTM

Comparison of Changes in Value of $10,000 Investment in

Investor Class Shares(1)(2) vs. Russell 2000 Index(1)(3)

(unaudited)

Total Returns—For the Periods Ended April 30, 2009(4)

	One Year	Annualized Since Inception(5)	Cumulative Since Inception(6)
FBR Pegasus Small Cap FundTM Investor Class(1)(2)	(22.89)%	(8.48)%	N/A
FBR Pegasus Small Cap FundTM I Class(2)(6)	N/A	N/A	(25.80)%
Russell 2000 Index(1)(3)	(30.74)%	(18.89)%	(33.54)%

PAST PERFORMANCE IS NO GUARANTEE OF FUTURE RESULTS.

The performance data quoted represents past performance and the current performance may be lower or higher than the performance data quoted. The investment return and principal will fluctuate so that investors’ shares, when redeemed, may be worth more or less than their original cost. The performance data does not reflect the deduction of taxes that a shareholder would pay on Fund distributions or redemption fees. If reflected, the redemption fee would reduce the performance data quoted. To obtain performance data current to the most recent month-end, please call 888.200.4710 or visit www.fbrfunds.com.

((1)

The graph assumes a hypothetical $10,000 initial investment in the Fund and reflects the reinvestment of dividends and all Fund expenses. Investors should note that the Fund is a professionally managed mutual fund while the index is unmanaged, does not incur expenses and is not available for investment. The performance of the index includes reinvested dividends, and does not reflect sales charges or expenses.

(2)

FBR Fund Advisers, Inc. waived a portion of its advisory fees and agreed to contractually reimburse a portion of the Fund’s operating expenses, as necessary, to maintain existing expense limitations, as set forth in the notes to the financial statements. Total returns shown include fee waivers and expense reimbursements; total returns would have been lower had there been no waiver of fees and/or reimbursement of expenses in excess of expense limitations.

(3)	The Russell 2000 Index is comprised of the smallest of the 2000 companies of the Russell 3000 Index, representing approximately 8% of the Russell 3000’s total market capitalization.
(4)	The total returns shown do not reflect the deduction of taxes that a shareholder would pay on fund distributions or the redemption of fund shares.
(5)	For the period February 28, 2007 (commencement of investment operations) through April 30, 2009.
(6)	For the period May 30, 2008 (inception of share class) through April 30, 2009.

The FBR Funds

FBR Pegasus Small Cap FundTM

Portfolio Summary

April 30, 2009

(unaudited)

The following provides a breakdown of the Fund by industry sectors. The underlying securities represent a percentage of the portfolio investments.

Industry Sector	% of Total Investments
Financials	26.2%
Industrials	18.0%
Information Technology	15.6%
Consumer Discretionary	14.2%
Health Care	10.6%
Materials	6.2%
Consumer Staples	2.7%
Energy	2.0%
Utilities	0.8%

Cash	3.7%

The FBR Funds

FBR Pegasus Small Cap FundTM

Portfolio of Investments

April 30, 2009

(unaudited)

SHARES		VALUE (NOTE 2)
	COMMON STOCKS — 101.3%
	Consumer Discretionary — 15.0%
4,100	Abercrombie & Fitch Co., Class A	$110,946
6,800	American Eagle Outfitters, Inc.	100,776
2,200	CarMax, Inc.*	28,072
7,700	Chico’s FAS, Inc.*	58,828
3,000	Interactive Data Corp.	67,440
90	NVR, Inc.*	45,483
4,500	Pool Corp.	80,370
3,050	Snap-On, Inc.	103,456
3,250	The Black & Decker Corp.	130,974
750	The Buckle, Inc.	28,028
1,325	The Gymboree Corp.*	45,580
1,400	The Men’s Wearhouse, Inc.	26,096
1,450	The Timberland Co., Class A*	23,548
2,875	Tiffany & Co.	83,203
3,850	Williams-Sonoma, Inc.	53,900
5,225	Wolverine World Wide, Inc.	108,837

		1,095,537

	Consumer Staples — 2.9%
2,950	Alberto-Culver Co.	65,756
2,000	BJ’s Wholesale Club, Inc.*	66,680
3,375	Flowers Foods, Inc.	77,962

		210,398

	Energy — 2.1%
1,700	Concho Resources, Inc.*	46,614
1,990	Denbury Resources, Inc.*	32,397
2,150	Goodrich Petroleum Corp.*	49,300
400	SEACOR Holdings, Inc.*	26,288

		154,599

	Financials — 27.6%
3,235	American Financial Group, Inc.	56,871
5,950	Arthur J. Gallagher & Co.	133,756
667	Bank of Marin Bancorp	17,085
2,700	Capitol Federal Financial	105,192
9,635	Cohen & Steers, Inc.	141,827

The FBR Funds

FBR Pegasus Small Cap FundTM

Portfolio of Investments (continued)

April 30, 2009

(unaudited)

SHARES		VALUE (NOTE 2)
	Financials — 27.6% (continued)
4,300	Commerce Bancshares, Inc.	$142,330
5,100	ESSA Bancorp, Inc.	69,564
13,900	First Niagara Financial Group, Inc.	188,205
3,600	Fox Chase Bancorp, Inc.*	34,128
1,465	HCC Insurance Holdings, Inc.	35,043
3,450	Home Federal Bancorp, Inc.	34,811
7,050	Knight Capital Group, Inc., Class A*	109,205
415	Markel Corp.*	119,105
2,050	National Health Investors, Inc.	54,981
2,950	Odyssey Re Holdings Corp.	112,956
3,325	optionsXpress Holdings, Inc.	54,730
15,560	SEI Investments Co.	218,306
2,950	The Hanover Insurance Group, Inc.	88,441
5,440	Torchmark Corp.	159,555
1,200	Validus Holdings Ltd.	26,880
4,985	Waddell & Reed Financial, Inc., Class A	111,714

		2,014,685

	Health Care — 11.1%
500	Bio-Rad Laboratories, Inc., Class A*	34,845
600	Dionex Corp.*	37,800
1,870	IDEXX Laboratories, Inc.*	73,491
2,300	Lincare Holdings, Inc.*	55,499
1,900	MEDNAX, Inc.*	68,210
750	National HealthCare Corp.	29,775
8,680	Patterson Companies, Inc.*	177,592
6,150	STERIS Corp.	148,215
2,575	Techne Corp.	147,342
1,700	VCA Antech, Inc.*	42,534

		815,303

	Industrials — 18.9%
2,325	A.O. Smith Corp.	72,284
2,350	American Woodmark Corp.	48,645
1,475	Arkansas Best Corp.	34,043
2,210	Carlisle Companies, Inc.	50,278
8,400	Continental Airlines, Inc., Class B*	88,368
1,565	Donaldson Company, Inc.	51,629

The FBR Funds

FBR Pegasus Small Cap FundTM

Portfolio of Investments (continued)

April 30, 2009

(unaudited)

SHARES		VALUE (NOTE 2)
	Industrials — 18.9% (continued)
3,550	Equifax, Inc.	$103,518
2,950	Genesee & Wyoming, Inc., Class A*	88,500
2,180	Graco, Inc.	51,426
1,180	Granite Construction, Inc.	46,551
4,150	Insteel Industries, Inc.	30,918
4,200	KBR, Inc.	65,604
3,350	Lennox International, Inc.	106,832
1,200	Lincoln Electric Holdings, Inc.	53,436
1,775	Mueller Industries, Inc.	38,997
4,200	Pall Corp.	110,921
2,770	Rollins, Inc.	49,860
2,015	Simpson Manufacturing Company, Inc.	44,854
3,575	The Toro Co.	108,608
875	Valmont Industries, Inc.	55,808
2,800	Werner Enterprises, Inc.	45,780
1,850	Woodward Governor Co.	36,926

		1,383,786

	Information Technology — 16.4%
5,300	ADTRAN, Inc.	112,095
1,325	Cymer, Inc.*	37,643
1,950	Intersil Corp., Class A	22,620
1,500	j2 Global Communications, Inc.*	35,985
2,250	Jack Henry & Associates, Inc.	40,545
6,200	MICROS Systems, Inc.*	130,076
9,200	NCR Corp.*	93,380
2,600	Parametric Technology Corp.*	28,990
11,150	QLogic Corp.*	158,107
1,500	SPSS, Inc.*	46,350
2,350	Sybase, Inc.*	79,806
11,100	Teradata Corp.*	185,592
18,150	Total System Services, Inc.	226,331

		1,197,520

	Materials — 6.5%
200	CF Industries Holdings, Inc.	14,410
1,500	H.B. Fuller Co.	26,490
1,925	Pactiv Corp.*	42,081

The FBR Funds

FBR Pegasus Small Cap FundTM

Portfolio of Investments (continued)

April 30, 2009

(unaudited)

SHARES		VALUE (NOTE 2)
	Materials — 6.5% (continued)
1,350	Schnitzer Steel Industries, Inc., Class A	$66,906
2,250	Sensient Technologies Corp.	52,605
1,375	Terra Industries, Inc.	36,438
5,800	The Valspar Corp.	139,199
3,800	United States Steel Corp.	100,890

		479,019

	Utilities — 0.8%
880	Energen Corp.	31,785
1,850	The Empire District Electric Co.	27,695

		59,480

	Total Common Stocks (Cost $7,051,424)	7,410,327

	MONEY MARKET FUND — 3.8%
278,480	JPMorgan 100% U.S. Treasury Securities Money Market Fund (Cost $278,480)	278,480

	Total Investments — 105.1% (Cost $7,329,904)	7,688,807

	Liabilities Less Other Assets — (5.1%)	(371,374)

	Net Assets — 100.0%	$7,317,433

*	Non-income producing security

Note:	For presentation purposes, the Fund has grouped some of the industry categories. For purposes of categorizing securities for compliance with Section 8(b)(1) of the Investment Company Act of 1940, the Fund uses more specific industry classifications.

The accompanying notes are an integral part of the financial statements.

The FBR Funds

FBR Pegasus Small Cap Growth FundTM

Management Overview

Portfolio Manager: Robert Barringer, CFA®

Over the last six months, how did the Fund perform?

For the six-month period ended April 30, 2009, the Investor Class of the FBR Pegasus Small Cap Growth Fund™ returned 2.40%. This compares to the Morningstar Small Cap Growth Fund Index and the Russell 2000 Growth Index, which returned -3.22% and -3.77%, for the same period, respectively.

What factors contributed to the Fund’s performance?

The Investor Class of the Fund outperformed the Russell 2000 Growth Index over the course of the reporting period due to a number of factors, including a combination of sector selection and individual stock selection. One of the more fruitful portfolio moves was to underweight the industrials for the reporting period while limiting investments in the sector to a few select companies with differentiated strategies and solid balance sheets. The Fund benefited from its lack of exposure to the aerospace and defense industries, both which performed poorly. Stock selection in the healthcare sector was also an important positive contributor to the Fund’s outperformance. In particular the Fund’s position in Cerner Corp., a company that is a major player in the electronic medical records space, was a key driver. The market came to appreciate Cerner’s current profitability, and the potential for sustainable growth of its business for the foreseeable future under an administration that is making electronic medical records a priority. Despite being penalized for an underweight allocation to the consumer discretionary sector, the top-performing sector of the Russell 2000 Growth Index during the reporting period, the Fund outperformed due to superior stock selection, most notably its positions in ITT Educational Services, Inc. and Priceline.com, Inc.

On the negative side, the Fund’s overweight to the energy sector was the largest detractor of relative performance. During the reporting period, the decline of oil prices negatively impacted the smaller companies in the sector, as the market favored larger and more diversified companies with lower breakeven oil price business models.

What is the outlook for the Fund?

I am optimistic about the outlook for the Fund at this time, and, as I write this piece, the market is solidly in positive territory year-to-date. While the economy faces definite challenges ahead, business and consumers have proven remarkably resilient, and I am seeing signs of stabilization; the first step before growth. For example, the capital markets are now open again for many companies, and fears are declining around whether some companies in the financial area in particular, will survive.

Current valuations for small-cap growth companies are reasonable, particularly in the more cyclical areas that were inordinately impacted by fears of an extended global slowdown. As healing across the financial segment continues, investor’s fears will

The FBR Funds

FBR Pegasus Small Cap Growth FundTM

Management Overview (continued)

continue to abate, and rational thinking will certainly return. I remain confident in the investment process employed by the Fund which is designed to identify industry leading small growth companies, with strong balance sheets, adequate financing and higher than average returns on owner’s capital. Our relentless attention to valuations and ultimately the purchase price of the Fund’s holdings has the potential to provide upside participation while decreasing the overall risk-profile of the Fund.

The opinions expressed in this commentary reflect those of the Portfolio Manager as of the date written. Any such opinions are subject to change based on market or other conditions. These opinions may not be relied upon as investment advice. Investment decisions for The FBR Funds are based on several factors, and may not be relied upon as an indication of trading intent on behalf of any FBR Fund. Security positions can and do change.

The FBR Funds

FBR Pegasus Small Cap Growth FundTM

Comparison of Changes in Value of $10,000 Investment in

Investor Class Shares(1)(2) vs. Russell 2000 Growth Index(1)(3)

(unaudited)

Total Returns—For the Periods Ended April 30, 2009(4)

	One Year	Annualized Five Year	Annualized Since Inception(5)	Cumulative Since Inception(6)
FBR Pegasus Small Cap Growth FundTM Investor Class(1)(2)	(22.12)%	0.57%	(1.47)%	N/A
FBR Pegasus Small Cap Growth FundTM I Class(2)(6)	N/A	N/A	N/A	(26.40)%
FBR Pegasus Small Cap Growth FundTM R Class(2)(6)	N/A	N/A	N/A	(26.70)%
Russell 2000 Growth Index(1)(3)	(30.36)%	(1.67)%	(3.16)%	(33.74)%

PAST PERFORMANCE IS NO GUARANTEE OF FUTURE RESULTS.

The performance data quoted represents past performance and the current performance may be lower or higher than the performance data quoted. The investment return and principal will fluctuate so that investors’ shares, when redeemed, may be worth more or less than their original cost. The performance data does not reflect the deduction of taxes that a shareholder would pay on Fund distributions or redemption fees. If reflected, the redemption fee would reduce the performance data quoted. To obtain performance data current to the most recent month-end, please call 888.200.4710 or visit www.fbrfunds.com.

(1)

The graph assumes a hypothetical $10,000 initial investment in the Fund and reflects the reinvestment of dividends and all Fund expenses. Investors should note that the Fund is a professionally managed mutual fund while the index is unmanaged, does not incur expenses and is not available for investment. The performance of the index includes reinvested dividends, and does not reflect sales charges or expenses.

(2)

FBR Fund Advisers, Inc. waived a portion of its advisory fees and agreed to contractually reimburse a portion of the Fund’s operating expenses, as necessary, to maintain existing expense limitations, as set forth in the notes to the financial statements. Total returns shown includes fee waivers and expense reimbursements, if any; total returns would have been lower had there been no waiver of fees and/or reimbursement of expenses in excess of expense limitations.

(3)

The Russell 2000 Growth Index measures the performance of the small-cap growth segment of the U.S. equity universe. It includes those Russell 2000 companies with higher price-to-value ratios and higher forecasted growth values.

(4)	The total returns shown do not reflect the deduction of taxes that a shareholder would pay on fund distributions or the redemption of fund shares.
(5)	For the period January 20, 2004 (commencement of investment operations) through April 30, 2009.
(6)	For the period May 30, 2008 (inception of share class) through April 30, 2009.

The FBR Funds

FBR Pegasus Small Cap Growth FundTM

Portfolio Summary

April 30, 2009

(unaudited)

The following provides a breakdown of the Fund by industry sectors. The underlying securities represent a percentage of the portfolio investments.

Industry Sector	% of Total Investments
Information Technology	23.6%
Health Care	20.6%
Industrials	18.2%
Consumer Discretionary	16.3%
Financials	12.3%
Energy	2.9%
Consumer Staples	1.9%
Materials	1.7%
Telecommunication Services	0.6%
Utilities	0.4%

Cash	1.5%

The FBR Funds

FBR Pegasus Small Cap Growth FundTM

Portfolio of Investments

April 30, 2009

(unaudited)

SHARES		VALUE (NOTE 2)
	COMMON STOCKS — 100.3%
	Consumer Discretionary — 16.6%
1,800	Aéropostale, Inc.*	$61,145
940	Capella Education Co.*	48,297
500	Chipotle Mexican Grill, Inc., Class A*	40,545
650	DreamWorks Animation SKG, Inc., Class A*	15,607
1,300	Gentex Corp.	17,381
1,900	Guess?, Inc.	49,476
445	ITT Educational Services, Inc.*	44,843
1,460	J. Crew Group, Inc.*	25,127
690	Morningstar, Inc.*	27,372
1,725	Penn National Gaming, Inc.*	58,685
1,500	Polaris Industries, Inc.	50,175
475	Priceline.com, Inc.*	46,118
1,400	Under Armour, Inc., Class A*	32,956
1,800	Urban Outfitters, Inc.*	35,082

		552,809

	Consumer Staples — 1.9%
275	Energizer Holdings, Inc.*	15,758
1,200	Hansen Natural Corp.*	48,912

		64,670

	Energy — 2.9%
1,050	Basic Energy Services, Inc.*	10,710
1,900	Cal Dive International, Inc.*	15,048
640	Comstock Resources, Inc.*	22,054
300	Core Laboratories N.V.	24,969
1,300	Superior Energy Services, Inc.*	24,973

		97,754

	Financials — 12.5%
1,200	Comerica, Inc.	25,176
1,300	Commerce Bancshares, Inc.	43,030
1,500	Flagstone Reinsurance Holdings Ltd.	13,890
2,350	Fox Chase Bancorp, Inc.*	22,278
1,245	Investment Technology Group, Inc.*	28,361
100	Markel Corp.*	28,700

The FBR Funds

FBR Pegasus Small Cap Growth FundTM

Portfolio of Investments (continued)

April 30, 2009

(unaudited)

SHARES		VALUE (NOTE 2)
	Financials — 12.5% (continued)
1,725	optionsXpress Holdings, Inc.	$28,394
3,500	Regions Financial Corp.	15,715
3,500	SEI Investments Co.	49,105
1,275	Stifel Financial Corp.*	62,768
2,000	thinkorswim Group, Inc.*	19,000
3,700	TradeStation Group, Inc.*	30,007
1,625	Waddell & Reed Financial, Inc., Class A	36,416
600	Zenith National Insurance Corp.	13,674

		416,514

	Health Care — 21.0%
375	Alexion Pharmaceuticals, Inc.*	12,533
500	AMERIGROUP Corp.*	14,935
325	Bio-Rad Laboratories, Inc., Class A*	22,649
1,730	Cerner Corp.*	93,073
1,000	Crucell N.V. ADR*	20,990
1,500	Cypress Bioscience, Inc.*	10,800
2,025	Dendreon Corp.*	42,930
725	Gen-Probe, Inc.*	34,916
1,165	IDEXX Laboratories, Inc.*	45,785
1,000	Kinetic Concepts, Inc.*	24,760
1,640	Lincare Holdings, Inc.*	39,573
650	MEDNAX, Inc.*	23,335
825	Mettler-Toledo International, Inc.*	50,845
350	OSI Pharmaceuticals, Inc.*	11,750
3,050	Patterson Companies, Inc.*	62,403
1,200	Perrigo Co.	31,104
600	Pharmaceutical Product Development, Inc.	11,766
600	ResMed, Inc.*	23,070
1,130	Techne Corp.	64,658
175	United Therapeutics Corp.*	10,992
1,900	VCA Antech, Inc.*	47,538

		700,405

	Industrials — 18.5%
750	Badger Meter, Inc.	29,220
2,275	Copart, Inc.*	71,411

The FBR Funds

FBR Pegasus Small Cap Growth FundTM

Portfolio of Investments (continued)

April 30, 2009

(unaudited)

SHARES		VALUE (NOTE 2)
	Industrials — 18.5% (continued)
1,150	Crane Co.	$26,554
1,875	Genessee & Wyoming, Inc., Class A*	56,250
3,000	Heartland Express, Inc.	44,850
800	Kaydon Corp.	25,568
3,075	KBR, Inc.	48,032
2,750	Knight Transportation, Inc.	48,620
600	L.B. Foster Co.*	19,650
1,200	Layne Christensen Co.*	25,992
750	Lennox International, Inc.	23,918
300	Lincoln Electric Holdings, Inc.	13,359
925	Pall Corp.	24,429
1,200	Ritchie Bros. Auctioneers, Inc.	26,880
400	Valmont Industries, Inc.	25,512
1,500	Westinghouse Air Brake Technologies	57,210
410	Watson Wyatt Worldwide, Inc., Class A	21,751
1,425	Woodward Governor Co.	28,443

		617,649

	Information Technology — 24.1%
525	ANSYS, Inc.*	14,501
3,175	Compuware Corp.*	23,749
675	Concur Technologies, Inc.*	18,272
1,300	FactSet Research Systems, Inc.	69,666
1,400	Fidelity National Information Services, Inc.	24,990
1,900	Global Payments, Inc.	60,914
950	Hittite Microwave Corp.*	35,302
3,050	Informatica Corp.*	48,495
2,677	Jack Henry & Associates, Inc.	48,240
1,500	JDA Software Group, Inc.*	21,165
2,700	Metavante Technologies, Inc.*	63,693
3,095	MICROS Systems, Inc.*	64,932
2,100	Parametric Technology Corp.*	23,415
1,125	Polycom, Inc.*	20,970
3,025	QLogic Corp.*	42,895
950	Quality Systems, Inc.	50,939

The FBR Funds

FBR Pegasus Small Cap Growth FundTM

Portfolio of Investments (continued)

April 30, 2009

(unaudited)

SHARES		VALUE (NOTE 2)
	Information Technology — 24.1% (continued)
2,525	Quest Software, Inc.*	$36,688
1,200	SPSS, Inc.*	37,080
900	Supertex, Inc.*	23,148
1,400	Sybase, Inc.*	47,544
885	Syntel, Inc.	24,532

		801,130

	Materials — 1.7%
900	Allegheny Technologies, Inc.	29,457
1,125	Balchem Corp.	28,001

		57,458

	Telecommunication Services — 0.6%
750	SBA Communications Corp., Class A*	18,900

	Utilities — 0.5%
350	ITC Holdings Corp.	15,236

	Total Common Stocks (Cost $3,450,277)	3,342,525

	MONEY MARKET FUND— 1.6%
52,640	JPMorgan 100% U.S. Treasury Securities Money Market Fund (Cost $52,640)	52,640

	Total Investments — 101.9% (Cost $3,502,917)	3,395,165

	Liabilities Less Other Assets — (1.9%)	(64,127)

	Net Assets — 100.0%	$3,331,038

*	Non-income producing security

ADR American Depositary Receipts

The accompanying notes are an integral part of the financial statements.

The FBR Funds

FBR Focus Fund

Management Overview

Investment Sub Adviser: Akre Capital Management, LLC

Portfolio Manager: Charles T. Akre, Jr.

Fellow shareholders know all too well that calendar year 2008 was a terrible experience for holders of common stocks, and in the Investor Class of the FBR Focus Fund (FBRVX), we were down 34%. Our experience was modestly better (300 basis points) than the S&P 500 Index, and approximately even with the Russell 2000 Index. Even though this was a difficult experience for many of us, our longer term ten year record (through 4/30/09) is 10.00%, which compares very favorably with the S&P 500 Index at -2.48% and the Russell 2000 Index at 2.53% for the same period.

Over the course of the 2009 semi-annual reporting period (six months ended 4/30/09), the Investor Class of the FBR Focus Fund returned 8.72% while the S&P 500 Index, Russell 2000 Index and Morningstar Mid Cap Growth Category average returned -8.53%, -8.40% and -0.85%, respectively.

The last week of February and the first week of March represented a true “blood running in the streets”, a phrase often associated with the French Revolution. This phenomenon, while accurately reflecting the carnage taking place with individual share prices, also created unique opportunities to make purchases at unheard of prices. In hindsight we bought way too little, but managed to position the Fund such that during the balance of March and all of April the Investor Class of the Fund experienced an important reversal, and ended April with a year to date return of 12.89%.

It will not surprise you to know that the portfolio today looks very much like it did a year ago; heavy concentration in a select group of businesses we believe are better than average in all important aspects. There are also a few new positions, and a few businesses no longer in the portfolio. This is to be expected.

As I recently reread the October 2007 letter to you, I was surprised by my thoughts about the deteriorating housing and credit markets, simply because it has taken an additional eighteen months for the bubble’s bursting to run its course in the stock market. In the economy in general, we are likely to have more downside as it relates to this classic debt deleveraging taking place. Worth paying close attention to will be the effect on consumer discretionary spending, absent the massive amounts of money available from home refinancing and home equity loans. I believe our portfolio of unique businesses is today well positioned to succeed in the economic environment we face!

But beyond this massive deleveraging coupled with the schizophrenic fears of both deflation and inflation, we have our eye on something additional. Our friend in Dallas, Texas, Shad Rowe, reminded us of the concept of “American Exceptionalism” which simply stated is “When the going gets tough, the tough get going”. I have written in the past about the nearly universal desire of outsiders to want admission to the U.S. The simple

The FBR Funds

FBR Focus Fund

Management Overview (continued)

reason for this desire is the enormous opportunity which exists here in greater abundance than anywhere else in the world. The American spirit is a factor which no quantitative model can properly account for, yet it has been such an important factor throughout our history. I remember well the explosion in the stock market on January 17, 1991, when U.S. Troops went into Kuwait City. The rally extended for a decade with very little interruption, despite many negatives in the economy, including the disruptive effect of the work of the RTC (Resolution Trust Corporation) absorbing 1,000 financial institutions and spewing out those assets. My closing comments today are that in the midst of all our problems; do not underestimate the American people!

The opinions expressed in this commentary reflect those of the Portfolio Manager as of the date written. Any such opinions are subject to change based on market or other conditions. These opinions may not be relied upon as investment advice. Investment decisions for The FBR Funds are based on several factors, and may not be relied upon as an indication of trading intent on behalf of any FBR Fund. Security positions can and do change.

The FBR Funds

FBR Focus Fund

Comparison of Changes in Value of $10,000 Investment in

Investor Class Shares(1)(2) vs. Russell 2000 Index(1)(3)

(unaudited)

Total Returns—For the Periods Ended April 30, 2009(4)

	One Year	Annualized Five Year	Annualized Ten Year	Cumulative Since Inception(5)
FBR Focus Fund Investor Class(1)(2)	(18.84)%	4.32%	10.00%	N/A
FBR Focus Fund I Class(2)(5)	N/A	N/A	N/A	(20.65)%
FBR Focus Fund R Class(2)(5)	N/A	N/A	N/A	(21.68)%
Russell 2000 Index(1)(3)	(30.74)%	(1.45)%	2.53%	(33.54)%

PAST PERFORMANCE IS NO GUARANTEE OF FUTURE RESULTS.

The performance data quoted represents past performance and the current performance may be lower or higher than the performance data quoted. The investment return and principal will fluctuate so that investors’ shares, when redeemed, may be worth more or less than their original cost. The performance data does not reflect the deduction of taxes that a shareholder would pay on Fund distributions or redemption fees. If reflected, the redemption fee would reduce the performance data quoted. To obtain performance data current to the most recent month-end, please call 888.200.4710 or visit www.fbrfunds.com.

(1)

The graph assumes a hypothetical $10,000 initial investment in the Fund and reflects the reinvestment of dividends and all Fund expenses. Investors should note that the Fund is a professionally managed mutual fund while the index is unmanaged, does not incur expenses and is not available for investment. The performance of the index includes reinvested dividends, and does not reflect sales charges or expenses.

(2)

FBR Fund Advisers, Inc. waived a portion of its advisory fees and agreed to contractually reimburse a portion of the Fund’s operating expenses, as necessary, to maintain existing expense limitations, as set forth in the notes to the financial statements. Total returns shown include fee waivers and expense reimbursements, if any; total returns would have been lower had there been no waiver of fees and/or reimbursement of expenses in excess of expense limitations.

(3)	The Russell 2000 Index is comprised of the smallest of the 2000 companies of the Russell 3000 Index, representing approximately 8% of the Russell 3000’s total market capitalization.
(4)	The total returns shown do not reflect the deduction of taxes that a shareholder would pay on fund distributions or the redemption of fund shares.
(5)	For the period May 30, 2008 (inception of share class) through April 30, 2009.

The FBR Funds

FBR Focus Fund

Portfolio Summary

April 30, 2009

(unaudited)

The following provides a breakdown of the Fund by industry sectors. The underlying securities represent a percentage of the portfolio investments.

Industry Sector	% of Total Investments
Consumer Discretionary	48.9%
Financials	17.8%
Telecommunication Services	12.3%
Industrials	6.3%

Cash	14.7%

The FBR Funds

FBR Focus Fund

Portfolio of Investments

April 30, 2009

(unaudited)

SHARES		VALUE (NOTE 2)
	COMMON STOCKS — 84.9%
	Consumer Discretionary — 48.6%
5,791,474	99 Cents Only Stores* †	$62,200,431
1,600,000	Bally Technologies, Inc.*	41,888,000
3,127,088	CarMax, Inc.*	39,901,643
1,830,000	Lamar Advertising Co., Class A*	30,927,000
933,797	Monarch Casino & Resort, Inc.* †	9,543,405
1,622,076	O’Reilly Automotive, Inc.*	63,017,653
2,881,420	Penn National Gaming, Inc.*	98,025,908
896,730	Pinnacle Entertainment, Inc.*	11,191,190
1,804,800	Pool Corp.	32,233,728

		388,928,958

	Financials — 17.8%
2,091,512	AmeriCredit Corp.*	21,270,677
80	Berkshire Hathaway, Inc., Class B*	245,200
776,913	Encore Capital Group, Inc.*	6,790,220
252,815	Enstar Group Ltd.*	18,035,822
1,667,025	Flagstone Reinsurance Holdings Ltd.	15,436,652
337,840	HFF, Inc., Class A*	912,168
255,400	Markel Corp.*	73,299,800
125,000	T. Rowe Price Group, Inc.	4,815,000
173,137	White River Capital, Inc.*	1,232,735

		142,038,274

	Industrials — 6.3%
730,160	American Woodmark Corp.†	15,114,312
811,824	Dynamex, Inc.* †	11,941,931
183,200	Iron Mountain, Inc.*	5,219,368
800,000	Simpson Manufacturing Company, Inc.	17,808,000

		50,083,611

	Telecommunication Services — 12.2%
3,074,000	American Tower Corp., Class A*	97,630,240

	Total Common Stocks (Cost $600,956,143)	678,681,083

The FBR Funds

FBR Focus Fund

Portfolio of Investments (continued)

April 30, 2009

(unaudited)

SHARES		VALUE (NOTE 2)
	MONEY MARKET FUND — 14.6%
117,073,189	JPMorgan 100% U.S. Treasury Securities Money Market Fund (Cost $117,073,189)	$117,073,189

	Total Investments — 99.5% (Cost $718,029,332)	795,754,272

	Other Assets Less Liabilities — 0.5%	4,130,656

	Net Assets — 100.0%	$799,884,928

*	Non-income producing security
†	Affiliated issuer as defined in the Investment Company Act of 1940 (ownership of at least 5% of the outstanding voting securities of an issuer)

Note:	For presentation purposes, the Fund has grouped some of the industry categories. For purposes of categorizing securities for compliance with Section 8(b)(1) of the Investment Company Act of 1940, the Fund uses more specific industry classifications.

The accompanying notes are an integral part of the financial statements.

The FBR Funds

FBR Large Cap Financial Fund

Management Overview

Portfolio Manager: David Ellison

Over the last six months, how did the Fund perform?

For the six-month period ended April 30, 2009, the FBR Large Cap Financial Fund returned -9.73%. This compares to the Philadelphia Bank Index, the S&P 500 Index and the Morningstar Specialty-Financial Category average, which returned -42.83%, -8.53% and -15.92% for the same period, respectively.

What factors contributed to the Fund’s performance?

The Fund has been positioned conservatively over the last 18 months and we have seen favorable results relative to industry benchmarks during this period. Conservative positioning was taken in light of deteriorating industry conditions most notably seen in the rise in troubled assets throughout the entire financial services industry. The Fund has been concentrated in the most conservatively run institutions and the portfolio has carried high cash balances. Conservative companies have lower risk lending, investing and business strategies and a history of managing through difficult industry conditions. Cash balances ended the period at 8.8% and were as high as 63% during the reporting period. While this type of positioning of the Fund is unusual it was deemed necessary given the extremely negative industry conditions over the last 18 months.

What is the outlook for the Fund and the financial services sector?

It is my belief that better times are ahead for the sector and the related equities. The last 18-24 months have been quite shocking to even the most seasoned financial services investors. I have observed, studied and invested in this industry for over 26 years and have been at times astonished at how quickly and how severely conditions deteriorated in late 2008.

The bad news is that industry practices in the past were stretched to the extremes of risk, leverage, complexity and growth to satisfy the needs of investors demanding faster EPS growth and company executives seeking ever higher bonuses. The good news today and going forward is that all such practices are in the process of changing. Companies now are looking to reduce risk, leverage, complexity and growth to satisfy the needs of regulators and the desire of managers to keep their jobs and save the company.

Overall economic conditions are also showing some improvement. Short-term lending rates have declined, credit spreads have narrowed, housing prices and activity has picked up in some of the hardest hit regions of the country, housing inventories have declined, new capital has been raised and government programs and policies to improve liquidity and stabilize certain markets is showing some success.

This more conservative posture by managements and a stabilizing economy will sow the seeds of better EPS performance going forward. Over the course of my career I have made most of my money by committing new capital and investing in financial stocks during the

The FBR Funds

FBR Large Cap Financial Fund

Management Overview (continued)

years when industry conditions and fundamentals go from ugly to okay to good to great. Conditions today are ugly and this reality has been reflected in financial stock performance over the last 18 months.

I believe that a well researched portfolio of financial companies will benefit from improved industry and overall economic conditions. This improvement should manifest itself in favorable stock performance going forward. As a consequence, I would expect the Fund to be more fully invested and more aggressively positioned than it has been in recent periods.

The opinions expressed in this commentary reflect those of the Portfolio Manager as of the date written. Any such opinions are subject to change based on market or other conditions. These opinions may not be relied upon as investment advice. Investment decisions for The FBR Funds are based on several factors, and may not be relied upon as an indication of trading intent on behalf of any FBR Fund. Security positions can and do change.

The FBR Funds

FBR Large Cap Financial Fund

Comparison of Changes in Value of $10,000 Investment in

Investor Class Shares(1)(2) vs. S&P 500 Index(1)(3)

(unaudited)

Total Returns—For the Periods Ended April 30, 2009(4)

	One Year	Annualized Five Year	Annualized Ten Year
FBR Large Cap Financial Fund Investor Class(1)(2)	(25.51)%	(3.70)%	1.61%
S&P 500 Index(1)(3)	(35.31)%	(2.70)%	(2.48)%

PAST PERFORMANCE IS NO GUARANTEE OF FUTURE RESULTS.

The performance data quoted represents past performance and the current performance may be lower or higher than the performance data quoted. The investment return and principal will fluctuate so that investors’ shares, when redeemed, may be worth more or less than their original cost. The performance data does not reflect the deduction of taxes that a shareholder would pay on Fund distributions or redemption fees. If reflected, the redemption fee would reduce the performance data quoted. To obtain performance data current to the most recent month-end, please call 888.200.4710 or visit www.fbrfunds.com.

(1)

The graph assumes a hypothetical $10,000 initial investment in the Fund and reflects the reinvestment of dividends and all Fund expenses. Investors should note that the Fund is a professionally managed mutual fund while the index is unmanaged, does not incur expenses and is not available for investment. The performance of the index includes reinvested dividends, and does not reflect sales charges or expenses.

(2)

FBR Fund Advisers, Inc. waived a portion of its advisory fees and agreed to contractually reimburse a portion of the Fund’s operating expenses, as necessary, to maintain existing expense limitations, as set forth in the notes to the financial statements. Total returns shown include fee waivers and expense reimbursements, if any; total returns would have been lower had there been no waiver of fees and/or reimbursement of expenses in excess of expense limitations.

(3)

The S&P 500 Index is a capitalization-weighted index of 500 stocks. The index is designed to represent the broad domestic economy through changes in aggregate market value of 500 stocks representing all major industries.

(4)	The total returns shown do not reflect the deduction of taxes that a shareholder would pay on fund distributions or the redemption of fund shares.

The FBR Funds

FBR Large Cap Financial Fund

Portfolio Summary

April 30, 2009

(unaudited)

The following provides a breakdown of the Fund by industry sectors. The underlying securities represent a percentage of the portfolio investments.

Industry Sector	% of Total Investments
Commercial Banks	28.9%
Insurance	16.4%
Diversified Financial Services	13.3%
Consumer Finance	10.7%
Capital Markets	10.6%
Thrifts and Mortgage Finance	6.7%
IT Services	3.5%
Real Estate Investment Trusts	1.3%

Cash	8.6%

The FBR Funds

FBR Large Cap Financial Fund

Portfolio of Investments

April 30, 2009

(unaudited)

SHARES		VALUE (NOTE 2)
	COMMON STOCKS — 93.3%
	Capital Markets — 10.8%
4,000	Ameriprise Financial, Inc.	$105,400
32,000	Morgan Stanley	756,480
7,000	The Goldman Sachs Group, Inc.	899,500

		1,761,380

	Commercial Banks — 29.5%
5,000	BB&T Corp.	116,700
33,000	Comerica, Inc.	692,340
131,000	KeyCorp	805,650
6,000	M&T Bank Corp.	314,700
68,000	SunTrust Banks, Inc.	981,920
20,000	The PNC Financial Services Group, Inc.	794,000
17,000	U.S. Bancorp	309,740
40,000	Wells Fargo & Co.	800,400

		4,815,450

	Consumer Finance — 10.9%
25,000	American Express Co.	630,500
52,000	Capital One Financial Corp.	870,480
35,000	Discover Financial Services	284,550

		1,785,530

	Diversified Financial Services — 13.6%
101,000	Bank of America Corp.	901,930
85,000	Citigroup, Inc.	259,250
32,000	JPMorgan Chase & Co.	1,056,000

		2,217,180

	Insurance — 16.7%
5,000	ACE Ltd.	231,600
210	Berkshire Hathaway, Inc., Class B*	643,650
25,000	Fidelity National Financial, Inc., Class A	453,250
19,000	MetLife, Inc.	565,250
15,000	Prudential Financial, Inc.	433,200
17,000	The Allstate Corp.	396,610

		2,723,560

The FBR Funds

FBR Large Cap Financial Fund

Portfolio of Investments (continued)

April 30, 2009

(unaudited)

SHARES		VALUE (NOTE 2)
	IT Services — 3.6%
9,000	Visa, Inc., Class A	$584,640

	Real Estate Investment Trusts — 1.3%
15,000	Annaly Capital Management, Inc.	211,050

	Thrifts and Mortgage Finance — 6.9%
45,000	Hudson City Bancorp, Inc.	565,200
30,000	New York Community Bancorp, Inc.	339,300
10,000	People’s United Financial, Inc.	156,200
5,000	TFS Financial Corp.	58,650

		1,119,350

	Total Common Stocks (Cost $13,048,514)	15,218,140

	MONEY MARKET FUND — 8.8%
1,431,621	JPMorgan 100% U.S. Treasury Securities Money Market Fund (Cost $1,431,621)	1,431,621

	Total Investments — 102.1% (Cost $14,480,135)	16,649,761

	Liabilities Less Other Assets — (2.1%)	(337,986)

	Net Assets — 100.0%	$16,311,775

*	Non-income producing security

The accompanying notes are an integral part of the financial statements.

The FBR Funds

FBR Small Cap Financial Fund

Management Overview

Portfolio Manager: David Ellison

Over the last six months, how did the Fund perform?

For the six-month period ended April 30, 2009, the Investor Class of the FBR Small Cap Financial Fund returned -7.15%. This compares to the NASDAQ Bank Index, Russell 2000 Index, and the Morningstar Specialty-Financial Category average which returned -29.55%, -8.40% and -15.92% for the same period, respectively.

What factors contributed to the Fund’s performance?

The Fund has been positioned conservatively over the last 18 months and we have seen favorable results relative to industry benchmarks during this period. Conservative positioning was taken in light of deteriorating industry conditions most notably seen in the rise in troubled assets throughout the entire financial services industry. The Fund has been concentrated in the most conservatively run institutions and the portfolio has carried high cash balances. Conservative companies have lower risk lending, investing and business strategies and a history of managing through difficult industry conditions. Cash balances ended the period at 25.9% and were as high as 64% during the reporting period. While this type of positioning of the Fund is unusual it was deemed necessary given the extremely negative industry conditions over the last 18 months.

What is the outlook for the Fund and the financial services sector?

It is my belief that better times are ahead for the sector and the related equities. The last 18-24 months have been quite shocking to even the most seasoned financial service investors. I have observed, studied and invested in this industry for 26 years and have been at times astonished at how quickly and how severe conditions became in late 2008.

The bad news is that industry practices in the past were stretched to the extremes of risk, leverage, complexity and growth to satisfy the needs of investors demanding faster EPS growth and company executives seeking ever higher bonuses. The good news today and going forward is that all such practices are in the process of changing. Companies now are looking to reduce risk, leverage, complexity and growth to satisfy the needs of regulators and the desire of managers to keep their jobs and save the company.

Overall economic conditions are also showing some improvement. Short term lending rates have declined, credit spreads have narrowed, housing prices and activity has picked up in some of the hardest hit regions of the country, housing inventories have declined, new capital has been raised and government programs and policies to improve liquidity and stabilize certain markets is showing some success.

This more conservative posture by managements and a stabilizing economy will sow the seeds of better EPS performance going forward. I have made most of my money in financial stocks over the years when industry conditions go from ugly to okay to good to great. Conditions today are ugly and this reality has been reflected in financial stock performance over the last 18 months.

The FBR Funds

FBR Small Cap Financial Fund

Management Overview (continued)

I believe that a well researched portfolio of financial companies will benefit from improved industry and overall economic conditions. This improvement should manifest itself in favorable stock performance going forward. As a consequence, I would expect the Fund to be more fully invested and more aggressively positioned than it has been in recent periods.

The opinions expressed in this commentary reflect those of the Portfolio Manager as of the date written. Any such opinions are subject to change based on market or other conditions. These opinions may not be relied upon as investment advice. Investment decisions for The FBR Funds are based on several factors, and may not be relied upon as an indication of trading intent on behalf of any FBR Fund. Security positions can and do change.

The FBR Funds

FBR Small Cap Financial Fund

Comparison of Changes in Value of $10,000 Investment in

Investor Class Shares(1)(2) vs. Russell 2000 Index(1)(3)

(unaudited)

Total Returns—For the Periods Ended April 30, 2009(4)

	One Year	Annualized Five Year	Annualized Ten Year	Cumulative Since Inception(5)
FBR Small Cap Financial Fund Investor Class(1)(2)	(10.11)%	(2.05)%	8.69%	N/A
FBR Small Cap Financial Fund I Class(2)(5)	N/A	N/A	N/A	(7.16)%
FBR Small Cap Financial Fund R Class(2)(5)	N/A	N/A	N/A	(8.23)%
Russell 2000 Index(1)(3)	(30.74)%	(1.45)%	2.53%	(33.54)%

PAST PERFORMANCE IS NO GUARANTEE OF FUTURE RESULTS.

The performance data quoted represents past performance and the current performance may be lower or higher than the performance data quoted. The investment return and principal will fluctuate so that investors’ shares, when redeemed, may be worth more or less than their original cost. The performance data does not reflect the deduction of taxes that a shareholder would pay on Fund distributions or redemption fees. If reflected, the redemption fee would reduce the performance data quoted. To obtain performance data current to the most recent month-end, please call 888.200.4710 or visit www.fbrfunds.com.

(1)

The graph assumes a hypothetical $10,000 initial investment in the Fund and reflects the reinvestment of dividends and all Fund expenses. Investors should note that the Fund is a professionally managed mutual fund while the index is unmanaged, does not incur expenses and is not available for investment. The performance of the index includes reinvested dividends, and does not reflect sales charges or expenses.

(2)

FBR Fund Advisers, Inc. waived a portion of its advisory fees and agreed to contractually reimburse a portion of the Fund’s operating expenses, as necessary, to maintain existing expense limitations, as set forth in the notes to the financial statements. Total returns shown include fee waivers and expense reimbursements, if any; total returns would have been lower had there been no waiver of fees and/or reimbursement of expenses in excess of expense limitations.

(3)	The Russell 2000 Index is comprised of the smallest of the 2000 companies of the Russell 3000 Index, representing approximately 8% of the Russell 3000’s total market capitalization.
(4)	The total returns shown do not reflect the deduction of taxes that a shareholder would pay on fund distributions or the redemption of fund shares.
(5)	For the period May 30, 2008 (inception of share class) through April 30, 2009.

The FBR Funds

FBR Small Cap Financial Fund

Portfolio Summary

April 30, 2009

(unaudited)

The following provides a breakdown of the Fund by industry sectors. The underlying securities represent a percentage of the portfolio investments.

Industry Sector	% of Total Investments
Commercial Banks	35.2%
Thrifts and Mortgage Finance	23.4%
Insurance	6.0%
Household Durables	4.4%
Real Estate Investment Trusts	4.2%
Diversified Financial Services	1.2%

Cash	25.6%

The FBR Funds

FBR Small Cap Financial Fund

Portfolio of Investments

April 30, 2009

(unaudited)

SHARES		VALUE (NOTE 2)
	COMMON STOCKS — 75.9%
	Commercial Banks — 35.8%
96,917	1st Source Corp.	$1,903,450
15,000	Associated Banc-Corp.	232,050
15,000	BancFirst Corp.	640,500
72,391	Bancorp Rhode Island, Inc.	1,339,957
30,000	BancorpSouth, Inc.	697,500
60,000	BOK Financial Corp.	2,259,600
6,112	Camden National Corp.	177,248
176,613	Cape Bancorp, Inc.*	1,227,460
825,000	CapitalSource, Inc.	2,549,250
40,000	Cathay General Bancorp	448,800
177,600	Central Pacific Financial Corp.	1,040,736
45,000	City National Corp.	1,647,000
171,900	Comerica, Inc.	3,606,462
180,000	CVB Financial Corp.	1,081,800
160,000	East West Bancorp, Inc.	1,092,800
700,000	Fifth Third Bancorp	2,870,000
10,000	First Commonwealth Financial Corp.	86,700
8,900	First Financial Corp.	330,190
258,600	First Horizon National Corp.	2,976,486
67,800	FirstMerit Corp.	1,315,998
140,000	Fulton Financial Corp.	925,400
220,000	Glacier Bancorp, Inc.	3,370,400
250,000	Huntington Bancshares, Inc.	697,500
216,345	Independent Bank Corp.	4,318,245
232,400	Investors Bancorp, Inc.*	2,128,784
39,162	Lakeland Bancorp, Inc.	333,269
100,000	Marshall & Ilsley Corp.	578,000
44,263	MB Financial, Inc.	603,305
501,717	Nara Bancorp, Inc.	1,861,370
80,000	National Penn Bancshares, Inc.	647,200
61,887	Pacific Premier Bancorp, Inc.*	262,401
100,000	Regions Financial Corp.	449,000
198,783	State Bancorp, Inc.	1,637,972

The FBR Funds

FBR Small Cap Financial Fund

Portfolio of Investments (continued)

April 30, 2009

(unaudited)

SHARES		VALUE (NOTE 2)
	Commercial Banks — 35.8% (continued)
45,000	Susquehanna Bancshares, Inc.	$362,700
90,000	SVB Financial Group*	1,868,400
75,000	Synovus Financial Corp.	242,250
260,700	TCF Financial Corp.	3,626,337
937,200	The South Financial Group, Inc.	1,555,752
18,288	TowneBank	315,102
10,000	United Bankshares, Inc.	259,400
687,200	Webster Financial Corp.	3,594,056
59,698	Western Alliance Bancorp.*	388,634
72,800	Whitney Holding Corp.	870,688
80,600	Wilmington Trust Corp.	1,169,506
75,000	Wilshire Bancorp, Inc.	303,000
26,000	Wintrust Financial Corp.	442,000
240,000	Zions Bancorp.	2,623,200

		62,957,858

	Diversified Financial Services — 1.3%
525,000	CIT Group, Inc.	1,165,500
70,000	Interactive Brokers Group, Inc., Class A*	1,032,500

		2,198,000

	Household Durables — 4.5%
70,000	Centex Corp.	765,800
80,000	D.R. Horton, Inc.	1,044,000
200,000	KB Home	3,614,000
115,000	Lennar Corp., Class A	1,120,100
120,000	Pulte Homes, Inc.	1,381,200

		7,925,100

	Insurance — 6.2%
45,000	Assurant, Inc.	1,099,800
359,988	Assured Guaranty Ltd.	3,477,484
185,000	MBIA, Inc.*	875,050
160,000	Principal Financial Group, Inc.	2,614,400
289,107	XL Capital Ltd., Class A	2,749,408

		10,816,142

The FBR Funds

FBR Small Cap Financial Fund

Portfolio of Investments (continued)

April 30, 2009

(unaudited)

SHARES		VALUE (NOTE 2)
	Real Estate Investment Trusts — 4.3%
205,850	Anworth Mortgage Asset Corp.	$1,323,616
73,850	Capstead Mortgage Corp.	841,152
358,108	Chimera Investment Corp.	1,264,121
224,250	MFA Mortgage Investments, Inc.	1,320,833
168,514	Redwood Trust, Inc.	2,741,722

		7,491,444

	Thrifts and Mortgage Finance — 23.8%
290,000	Astoria Financial Corp.	2,395,400
325,792	Bank Mutual Corp.	3,345,884
380,000	Brookline Bancorp, Inc.	3,769,600
20,000	Capitol Federal Financial	779,200
172,762	Danvers Bancorp, Inc.	2,506,777
324,264	Dime Community Bancshares, Inc.	2,704,362
115,000	First Niagara Financial Group, Inc.	1,557,100
430,121	Flushing Financial Corp.	3,961,414
99,331	Hingham Institution for Savings	2,779,281
55,824	Home Federal Bancorp, Inc.	563,264
210,000	Hudson City Bancorp, Inc.	2,637,600
130,000	NewAlliance Bancshares, Inc.	1,678,300
30,000	Northwest Bancorp, Inc.	527,400
45,883	OceanFirst Financial Corp.	557,478
179,238	Parkvale Financial Corp.	1,901,715
54,525	People’s United Financial, Inc.	851,681
154,600	Provident Financial Services, Inc.	1,649,582
60,000	Provident New York Bancorp	508,200
42,369	United Financial Bancorp, Inc.	562,237
141,734	Washington Federal, Inc.	1,839,707
140,304	Westfield Financial, Inc.	1,310,439
128,252	WSFS Financial Corp.	3,476,912

		41,863,533

	Total Common Stocks (Cost $135,574,368)	133,252,077

The FBR Funds

FBR Small Cap Financial Fund

Portfolio of Investments (continued)

April 30, 2009

(unaudited)

SHARES		VALUE (NOTE 2)
	MONEY MARKET FUND — 25.9%
45,552,841	JPMorgan 100% U.S. Treasury Securities Money Market Fund (Cost $45,552,841)	$45,552,841

	Total Investments — 101.8% (Cost $181,127,209)	178,804,918

	Liabilities Less Other Assets — (1.8%)	(3,119,336)

	Net Assets — 100.0%	$175,685,582

*	Non-income producing security

The accompanying notes are an integral part of the financial statements.

The FBR Funds

FBR Technology Fund

Management Overview

Portfolio Manager(s): David Ellison and Winsor Aylesworth

Over the last six months, how did the Fund perform?

For the six-month period ended April 30, 2009, the FBR Technology Fund returned 7.61%. This compares to the NASDAQ Composite Index and the Morningstar Specialty Technology Category average which returned 0.37% and 8.11% for the same period, respectively.

What factors contributed to the Fund’s performance?

For the most recent six-month period, the Fund comfortably outperformed the NASDAQ Composite Index and slightly underperformed against its peer group average. This six-month period was a period of great stock market volatility, multiple periods of pronounced declines and strong rallies. The performance of the Fund was characterized by higher than normal cash positions and holdings in large “best of breed” technology companies such as Apple, Inc., Intel Corp. and Cisco Systems, Inc. This approach dampened the markets’ volatility while allowing us to participate in the sector’s rally in the first four months of 2009. Two examples of this approach that were major contributors to the Fund’s performance were Amazon.com, Inc. and Research In Motion Ltd. These two holdings were up over 35% for the period. The larger than normal cash position was a drag on performance and the primary factor in the slight underperformance relative to our peers as the technology sector rallied in the back half of the reporting period.

What is the outlook for the Fund and the technology sector?

In the October 2008 Management Overview, we expressed our opinion that technology would lead the economy out of the current economic downturn. We continue to believe that technologies of various shapes and sizes, developed and those still in concept, will continue to drive increased productivity and more efficient ways to solve the problems that face today’s world. This is the premise that remains the foundation of our bullish outlook for the technology sector.

The challenge is in knowing when the economy has bottomed and recovery is in sight. Has the recent rally just been a bear market bounce or the beginning of a long-term bull market? The economy still faces many challenges as the impact of the various governmental programs and policies have not fully materialized. In this environment, it is even more important to stick to a conservative investment philosophy.

The Fund will continue to invest in technology companies that have strong balance sheets with minimal debt. Companies with a demonstrated track record of growing tangible book value that are profitable and have historically been sound investments, will continue to be a cornerstone of the portfolio. Finally, certain themes of energy efficiency, infrastructure innovations, biotechnology and global warming solutions will remain powerful secular

The FBR Funds

FBR Technology Fund

Management Overview (continued)

growth trends that we will invest in. The cash position of the Fund will ebb and flow and be used to take advantage of buying companies that meet these parameters when pricing becomes attractive and “lighten up” when there has been sizable appreciation.

While we expect the near term future to continue to be volatile, we think the Fund is well positioned to weather the storm and move forward. As fellow shareholders, we thank you.

The opinions expressed in this commentary reflect those of the Portfolio Manager(s) as of the date written. Any such opinions are subject to change based on market or other conditions. These opinions may not be relied upon as investment advice. Investment decisions for The FBR Funds are based on several factors, and may not be relied upon as an indication of trading intent on behalf of any FBR Fund. Security positions can and do change.

The FBR Funds

FBR Technology Fund

Comparison of Changes in Value of $10,000 Investment in

Investor Class Shares(1)(2) vs. Various Indices(1)(3)

(unaudited)

Total Returns—For the Periods Ended April 30, 2009(4)

	One Year	Annualized Five Year	Annualized Since Inception(5)
FBR Technology Fund Investor Class(1)(2)	(28.67)%	(1.10)%	0.86%
S&P 500 Index(1)(3)	(35.31)%	(2.70)%	(1.53)%
NASDAQ Composite Index(1)(3)	(28.09)%	(1.43)%	(0.79)%

PAST PERFORMANCE IS NO GUARANTEE OF FUTURE RESULTS.

The performance data quoted represents past performance and the current performance may be lower or higher than the performance data quoted. The investment return and principal will fluctuate so that investors’ shares, when redeemed, may be worth more or less than their original cost. The performance data does not reflect the deduction of taxes that a shareholder would pay on Fund distributions or redemption fees. If reflected, the redemption fee would reduce the performance data quoted. To obtain performance data current to the most recent month-end, please call 888.200.4710 or visit www.fbrfunds.com.

(1)

The graph assumes a hypothetical $10,000 initial investment in the Fund and reflects the reinvestment of dividends and all Fund expenses. Investors should note that the Fund is a professionally managed mutual fund while the indices are unmanaged, do not incur expenses and are not available for investment. The performance of the indices includes reinvested dividends, and does not reflect sales charges or expenses.

(2)

FBR Fund Advisers, Inc. waived a portion of its advisory fees and agreed to contractually reimburse a portion of the Fund’s operating expenses, as necessary, to maintain existing expense limitations, as set forth in the notes to the financial statements. Total returns shown include fee waivers and expense reimbursements, if any; total returns would have been lower had there been no waiver of fees and/or reimbursement of expenses in excess of expense limitations.

(3)

The S&P 500 Index is a capitalization-weighted index of 500 stocks. The index is designed to represent the broad domestic economy through changes in aggregate market value of 500 stocks representing all major industries. The NASDAQ Composite Index is a broad-based capitalization-weighted index of all NASDAQ National Market and Small Cap stocks.

(4)	The total returns shown do not reflect the deduction of taxes that a shareholder would pay on fund distributions or the redemption of fund shares.
(5)	For the period February 1, 2002 (commencement of investment operations) through April 30, 2009.

The FBR Funds

FBR Technology Fund

Portfolio Summary

April 30, 2009

(unaudited)

The following provides a breakdown of the Fund by industry sectors. The underlying securities represent a percentage of the portfolio investments.

Industry Sector	% of Total Investments
Technology, Hardware and Equipment	23.0%
Pharmaceuticals, Biotechnology and Life Sciences	21.9%
Software and Services	18.3%
Health Care Equipment and Services	9.1%
Capital Goods	7.2%
Semiconductors and Semiconductor Equipment	5.5%
Retailing	2.4%
Telecommunication Services	1.3%
Commercial and Professional Services	0.6%
Materials	0.4%
Utilities	0.4%

Cash	9.9%

The FBR Funds

FBR Technology Fund

Portfolio of Investments

April 30, 2009

(unaudited)

SHARES		VALUE (NOTE 2)
	COMMON STOCKS — 89.5%
	Capital Goods — 7.1%
1,510	Cummins, Inc.	$51,340
1,070	Energy Conversion Devices, Inc.*	19,667
575	First Solar, Inc.*	107,691
1,010	Precision Castparts Corp.	75,609
2,100	Quanta Services, Inc.*	47,733
2,682	SunPower Corp., Class B*	68,016
4,160	Vestas Wind Systems A/S ADR*	89,855

		459,911

	Commercial and Professional Services — 0.6%
1,770	Fuel Tech, Inc.*	23,204
735	Tetra Tech, Inc.*	18,052

		41,256

	Health Care Equipment and Services — 9.0%
2,640	Alcon, Inc.	242,906
1,115	Cerner Corp.*	59,987
5,565	Covidien Ltd.	183,534
335	Intuitive Surgical, Inc.*	48,150
1,385	Varian Medical Systems, Inc.*	46,217

		580,794

	Materials — 0.4%
1,665	Calgon Carbon Corp.*	28,272

	Pharmaceuticals, Biotechnology and Life Sciences — 21.7%
3,415	Biogen Idec, Inc.*	165,081
5,700	Bristol-Myers Squibb Co.	109,440
875	Cephalon, Inc.*	57,409
1,540	Covance, Inc.*	60,491
2,985	Forest Laboratories, Inc.*	64,745
3,375	Genzyme Corp.*	179,989
5,225	Gilead Sciences, Inc.*	239,304
2,020	Johnson & Johnson	105,767
1,610	Life Technologies Corp.*	60,053
4,755	Novartis AG ADR	180,262

The FBR Funds

FBR Technology Fund

Portfolio of Investments (continued)

April 30, 2009

(unaudited)

SHARES		VALUE (NOTE 2)
	Pharmaceuticals, Biotechnology and Life Sciences — 21.7% (continued)
1,800	Pharmaceutical Product Development, Inc.	$35,298
1,500	Sepracor, Inc.*	21,315
595	United Therapeutics Corp.*	37,372
1,130	Waters Corp.*	49,912
875	Watson Pharmaceuticals, Inc.*	27,073

		1,393,511

	Retailing — 2.4%
1,940	Amazon.com, Inc.*	156,209

	Semiconductors and Semiconductor Equipment — 5.5%
11,425	Intel Corp.	180,286
6,325	Marvell Technology Group Ltd.*	69,449
5,325	MEMC Electronic Materials, Inc.*	86,265
2,350	PMC-Sierra, Inc.*	18,612

		354,612

	Software and Services — 18.2%
5,775	Adobe Systems, Inc.*	157,946
3,015	Amdocs Ltd.*	63,104
280	Baidu.com, Inc. ADR*	65,212
2,655	Check Point Software Technologies Ltd.*	61,516
3,850	Cognizant Technology Solutions Corp., Class A*	95,442
915	Global Payments, Inc.	29,335
605	Google, Inc., Class A*	239,562
1,750	IAC/InterActiveCorp*	28,035
625	MAXIMUS, Inc.	25,206
1,325	Parametric Technology Corp.*	14,774
855	salesforce.com, inc.*	36,603
2,250	VASCO Data Security International, Inc.*	15,570
3,880	VMware, Inc., Class A*	101,190
1,570	Vocus, Inc.*	26,690
14,875	Yahoo!, Inc.*	212,564

		1,172,749

The FBR Funds

FBR Technology Fund

Portfolio of Investments (continued)

April 30, 2009

(unaudited)

SHARES		VALUE (NOTE 2)
	Technology, Hardware and Equipment — 22.9%
2,068	Apple, Inc.*	$260,216
12,175	Cisco Systems, Inc.*	235,221
14,825	Corning, Inc.	216,742
1,870	Dolby Laboratories, Inc., Class A*	75,043
12,885	EMC Corp.*	161,449
1,865	Harris Corp.	57,032
6,465	Juniper Networks, Inc.*	139,967
3,185	Research In Motion Ltd.*	221,358
2,160	Teradata Corp.*	36,115
2,775	Western Digital Corp.*	65,268

		1,468,411

	Telecommunication Services — 1.3%
2,450	United States Cellular Corp.*	83,300

	Utilities — 0.4%
730	Ormat Technologies, Inc.	25,696

	Total Common Stocks (Cost $5,242,858)	5,764,721

	MONEY MARKET FUND — 9.8%
633,651	JPMorgan 100% U.S. Treasury Securities Money Market Fund (Cost $633,651)	633,651

	Total Investments — 99.3% (Cost $5,876,509)	6,398,372

	Other Assets Less Liabilities — 0.7%	42,832

	Net Assets — 100.0%	$6,441,204

*	Non-income producing security

ADR	American Depositary Receipts

The accompanying notes are an integral part of the financial statements.

The FBR Funds

FBR Gas Utility Index Fund

Management Overview

Portfolio Manager: Winsor Aylesworth

Over the last six months, how did the Fund perform?

For the six months ended April 30, 2009, the Investor Class of the FBR Gas Utility Index Fund’s total return was -9.62%. This compares to the American Gas Association (AGA) Stock Index, S&P 500 Index and the Morningstar Specialty Utilities Category average which returned -9.83%, -8.53% and -7.14% for the same period, respectively.

What factors contributed to the Fund’s performance?

For the six-month period ended April 30, 2009, the Fund tracked and slightly outperformed its index, and underperformed against the S&P 500 Index and the Utility Fund Average. Since the Fund’s objective is to track the AGA Index (less fund expenses) the short-term comparisons to other measures may vary over different time periods.

The Fund’s outperformance to its index is a function of various cash levels being held for redemptions during a general down market. It is not from the stock selection process. This is the nature of an index fund as the Fund’s holdings tend to replicate the index in composition and weightings. These same cash positions would generate some slight underperformance during general up markets.

The major factor in the sector continues to be the worldwide economic downturn and its associated issues. This economic downturn has had a negative impact on the revenues of the companies that comprise the Index as, in general, the overall demand for energy has declined. In addition, the “credit crisis” has added uncertainty about the availability and cost of credit to this credit intensive industry. These two issues have almost universally resulted in lower stock prices for the Fund’s companies.

A positive factor influencing the industry and sector is the on-going dialogue about the long-term detrimental effects of green house gases on our environment and alternate sources of “clean” energy. These developments are positive for the industry as natural gas is the most viable and cleanest burning energy source that is readily available for residential, commercial and industrial consumption. Ultimately this should improve demand and increase the volumes of natural gas that is pumped through the transmission lines of our portfolio companies which results in growing revenues.

What is the outlook for the Fund and the utility sector?

As I mentioned in October’s annual report, the immediate outlook for the sector is contingent on the direction of the economy. Around the world, governments are trying to take steps to stem the flow of the downturn. Governments are spending large sums to put people to work and create growth. Whether these plans work without creating other issues such as inflation is a big question.

The FBR Funds

FBR Gas Utility Index Fund

Management Overview (continued)

The overall supply of natural gas is in good shape. This good supply and the lower demand have resulted in low wholesale prices for the resource. This alone should help stabilize and ultimately act as a positive for the industry. As we have said before, most users prefer a stable price so they can plan their future.

It is this uncertainty that makes planning for the utility sector difficult. Will decreases in demand continue? What will be the capital costs tied to the various “Green” issues? How will the regulators handle rate requests in this environment? How will the turmoil in the financial sector impact the utility sector? With all these issues in a state of flux, companies in the portfolio will certainly face challenges. We continue to expect some will handle these better than others, and there will be some who find M&A activity as a potential solution.

It is comforting to us that natural gas is a fuel of choice going forward in this environment. It is clean with minimal solar warming issues. It is also readily available within the political control of the United States. Companies that are involved in the distribution and use of this fuel, while not immune to issues, should do well as the economy goes forward. As a fellow shareholder, I thank you for your support.

The opinions expressed in this commentary reflect those of the Portfolio Manager as of the date written. Any such opinions are subject to change based on market or other conditions. These opinions may not be relied upon as investment advice. Investment decisions for The FBR Funds are based on several factors, and may not be relied upon as an indication of trading intent on behalf of any FBR Fund. Security positions can and do change.

The FBR Funds

FBR Gas Utility Index Fund

Comparison of Changes in Value of $10,000 Investment in

Investor Class Shares(1)(2) vs. Various Indices(1)(3)

(unaudited)

Total Returns—For the Periods Ended April 30, 2009(4)(5)

	One Year	Annualized Five Year	Annualized Ten Year	Cumulative Since Inception(6)
FBR Gas Utility Index Fund Investor Class(1)(2)	(30.80)%	5.13%	4.60%	N/A
FBR Gas Utility Index Fund R Class(2)(6)	N/A	N/A	N/A	(34.99)%
S&P 500 Index(1)(3)	(35.31)%	(2.70)%	(2.48)%	(36.14)%
AGA Stock Index(1)(3)	(30.31)%	5.43%	5.29%	N/A

PAST PERFORMANCE IS NO GUARANTEE OF FUTURE RESULTS.

The performance data quoted represents past performance and the current performance may be lower or higher than the performance data quoted. The investment return and principal will fluctuate so that investors’ shares, when redeemed, may be worth more or less than their original cost. The performance data does not reflect the deduction of taxes that a shareholder would pay on Fund distributions or redemption fees. If reflected, the redemption fee would reduce the performance data quoted. To obtain performance data current to the most recent month-end, please call 888.200.4710 or visit www.fbrfunds.com.

(1)

The graph assumes a hypothetical $10,000 initial investment in the Fund and reflects the reinvestment of dividends and all Fund expenses. Investors should note that the Fund is a professionally managed mutual fund while the indices are unmanaged, do not incur expenses and are not available for investment. The performance of the indices includes reinvested dividends, and does not reflect sales charges or expenses.

(2)

FBR Fund Advisers, Inc. waived a portion of its advisory fees and agreed to contractually reimburse a portion of the Fund’s operating expenses, as necessary, to maintain existing expense limitations, as set forth in the notes to the financial statements. Total returns shown include fee waivers and expense reimbursements, if any; total returns would have been lower had there been no waiver of fees and/or reimbursement of expenses in excess of expense limitations.

(3)

The S&P 500 Index is a capitalization-weighted index of 500 stocks. The index is designed to represent the broad domestic economy through changes in aggregate market value of 500 stocks representing all major industries. The AGA Stock Index is a market capitalization-weighted index, adjusted monthly, consisting of member companies of the American Gas Association.

(4)	The total returns shown do not reflect the deduction of taxes that a shareholder would pay on fund distributions or the redemption of fund shares.
(5)	Effective April 1, 2003, the Fund changed its fiscal year-end from March 31 to October 31.
(6)	For the period May 30, 2008 (inception of share class) through April 30, 2009.

The FBR Funds

FBR Gas Utility Index Fund

Portfolio Summary

April 30, 2009

(unaudited)

The following provides a breakdown of the Fund by industry sectors. The underlying securities represent a percentage of the portfolio investments.

Industry Sector	% of Total Investments
Multi-Utilities	36.7%
Gas Utilities	25.9%
Oil, Gas and Consumable Fuels	22.3%
Electric Utilities	13.3%
Independent Power Producers and Energy Traders	0.3%

Cash	1.5%

The FBR Funds

FBR Gas Utility Index Fund

Portfolio of Investments

April 30, 2009

(unaudited)

SHARES		VALUE (NOTE 2)
	COMMON STOCKS — 98.4%
	Electric Utilities — 13.3%
750	ALLETE, Inc.	$19,530
76,537	Duke Energy Corp.	1,056,976
245,640	E.ON AG ADR	8,265,785
3,015	Entergy Corp.	195,282
64,325	Exelon Corp.	2,967,312
259,900	Iberdrola S.A. ADR	8,155,662
6,778	MGE Energy, Inc.	207,949
28,375	Northeast Utilities	596,443
12,825	NV Energy, Inc.	131,456
12,516	Pepco Holdings, Inc.	149,566
5,075	The Empire District Electric Co.	75,973
4,505	UniSource Energy Corp.	118,572

		21,940,506

	Gas Utilities — 25.9%
116,250	AGL Resources, Inc.	3,623,513
167,150	Atmos Energy Corp.	4,130,276
9,365	Chesapeake Utilities Corp.	274,301
1,625	Corning Natural Gas Corp.	25,204
6,007	Delta Natural Gas Company, Inc.	124,645
46,025	Energen Corp.	1,662,423
7,010	Energy West, Inc.	59,585
92,300	EQT Corp.	3,104,049
92,600	National Fuel Gas Co.	3,028,946
56,450	New Jersey Resources Corp.	1,858,334
81,650	Nicor, Inc.	2,624,231
50,800	Northwest Natural Gas Co.	2,077,720
136,700	ONEOK, Inc.	3,577,439
140,750	Piedmont Natural Gas Company, Inc.	3,437,115
134,100	Questar Corp.	3,985,451
4,193	RGC Resources, Inc.	106,922
49,260	South Jersey Industries, Inc.	1,709,815
82,400	Southwest Gas Corp.	1,665,304

The FBR Funds

FBR Gas Utility Index Fund

Portfolio of Investments (continued)

April 30, 2009

(unaudited)

SHARES		VALUE (NOTE 2)
	Gas Utilities — 25.9% (continued)
36,550	The Laclede Group, Inc.	$1,267,554
63,950	UGI Corp.	1,467,013
89,100	WGL Holdings, Inc.	2,774,574

		42,584,414

	Independent Power Producers and Energy Traders — 0.3%
18,325	Constellation Energy Group, Inc.	441,266

	Multi-Utilities — 36.6%
22,375	Alliant Energy Corp.	500,305
24,125	Ameren Corp.	555,358
19,225	Avista Corp.	289,336
16,650	Black Hills Corp.	331,002
239,600	CenterPoint Energy, Inc.	2,549,344
6,550	CH Energy Group, Inc.	291,082
124,350	CMS Energy Corp.	1,494,687
83,875	Consolidated Edison, Inc.	3,114,279
271,500	Dominion Resources, Inc.	8,188,440
43,025	DTE Energy Co.	1,272,249
59,171	Integrys Energy Group, Inc.	1,562,706
94,400	MDU Resources Group, Inc.	1,658,608
198,461	National Grid PLC ADR	8,265,900
315,750	NiSource, Inc.	3,470,093
21,376	NorthWestern Corp.	447,186
20,825	NSTAR	654,113
185,825	PG&E Corp.	6,897,824
209,000	Public Service Enterprise Group, Inc.	6,236,560
173,325	Sempra Energy	7,976,417
47,275	TECO Energy, Inc.	500,642
50,655	Vectren Corp.	1,123,021
25,225	Wisconsin Energy Corp.	1,007,991
103,050	Xcel Energy, Inc.	1,900,242

		60,287,385

The FBR Funds

FBR Gas Utility Index Fund

Portfolio of Investments (continued)

April 30, 2009

(unaudited)

SHARES		VALUE (NOTE 2)
	Oil, Gas and Consumable Fuels — 22.3%
85,825	Cheniere Energy, Inc.*	$338,151
771,750	El Paso Corp.	5,325,075
257,817	Enbridge, Inc.	7,953,654
185,157	Southern Union Co.	2,945,848
540,718	Spectra Energy Corp.	7,840,411
305,850	The Williams Companies, Inc.	4,312,485
321,300	TransCanada Corp.	8,022,861

		36,738,485

	Total Common Stocks (Cost $117,579,621)	161,992,056

	MONEY MARKET FUND — 1.5%
2,492,687	JPMorgan 100% U.S. Treasury Securities Money Market Fund (Cost $2,492,687)	2,492,687

	Total Investments — 99.9% (Cost $120,072,308)	164,484,743

	Other Assets Less Liabilities — 0.1%	158,012

	Net Assets — 100.0%	$164,642,755

*	Non-income producing security
ADR	American Depositary Receipts
PLC	Public Liability Company

The accompanying notes are an integral part of the financial statements.

The FBR Funds

FBR Fund for Government Investors

Management Overview

Portfolio Manager: William Barlow Sanders, III

Over the last six months, how did the Fund perform?

For the six-month period ended April 30, 2009 the FBR Fund for Government Investors appreciated 0.20%.1

What factors contributed to the Fund’s performance?

During the Fund’s semi-annual period, the Federal Open Market Committee (the “Fed”), at its December meeting, reduced the Fed Funds target rate from 1.00% to a range of 0-0.25%. The Fed maintained this “accommodative” (essentially zero) rate target throughout the period as it acknowledged the extreme weak nature of the economy and risks to its growth.

Most of the reporting period was characterized by continued economic freefall but, towards its end, the pace of economic deceleration slowed and it appears that the Armageddon scenario of a total collapse of our financial system is off the table for the time. Due to very aggressive actions by the Fed to maintain liquidity and increase confidence in the system, including conventional and non-conventional tools, we are at a point where the economy may be in a bottoming process. Economic signals are still bleak but the noticeable deceleration in the rate of change has lead investors to begin to see several “green shoots” of recovery in the distance. Deleveraging is continuing but not at such a frantic pace anymore. Balance sheets are being recapitalized and repaired and banks are lending again (albeit much more responsibly). The housing market and consumer spending, both vitally important economic drivers, are still weak but beginning to show signs of stabilization. When growth does return it will be at lower levels than we have seen in some time. After many years of a 0% savings rate, in a quick turnaround, consumers are now saving 5% of their incomes which is a substantial hit to GDP of which 70% comes from consumer spending. We still have a long way to go to get to healthier economic growth levels but, most now agree, we have stepped back from the abyss and the Depression scenario is now off the table.

Due to the massive credit contraction and deleveraging in the economy deflation is still a meaningful risk, but it is pretty amazing that we are now actually starting to hear talk of how and when the Fed can start withdrawing liquidity from the system and winding down its special programs. These steps will be necessary to prevent runaway inflation down the road and allow the markets and system to stand on their own feet unfettered by government intervention. It will truly be a delicate dance as to when to begin and the actual strategy to employ in unwinding its multi-faceted involvement in the economy but the fact that we avoided soup lines gives me cause for optimism.

[1]

During the period, FBR Fund Advisers, Inc. voluntarily waived expenses that were otherwise payable by the Fund. Without these voluntary fee waivers, performance results would have been lower than the amount indicated.

The FBR Funds

FBR Fund for Government Investors

Management Overview (continued)

What is the outlook for the Fund?

Given the precarious nature of our country’s economic footing, the Fed has indicated it intends to keep the target rate at 0-0.25% for the foreseeable future meaning the return of the Fund will be at a near zero rate as well. Short Treasury rates are at extremely low levels as there is still significant investor demand for their safety. As soon as the economy starts to get some traction, the Fed should start to move its target rate up and short rates will follow which will raise the Fund’s yield. Hopefully, I will be discussing that with you in our next communication.

The performance of the Fund remains linked to the movements of the Fed Funds target rate. Regardless of what the Fed does (or doesn’t do next) the Fund will stay with our conservative investment style of owning only the highest quality and most liquid government issued and sponsored securities.

An additional item worth mentioning is that the Fund has continued its participation in the U.S. Treasury Department’s Temporary Guarantee Program for Money Market Funds which runs to September 18, 2009.

The U.S. Treasury Temporary Guarantee Program provides a guarantee to participating money market mutual fund shareholders based on the number of shares invested in the Fund at the close of business on September 19, 2008. Any increase in the number of shares the investor holds after the close of business on September 19, 2008 will not be guaranteed. If a shareholder closes their account with the Fund or broker-dealer, any future investment in the Fund will not be guaranteed. If the number of shares an investor holds fluctuates over the period, the investor will be covered for either the number of shares held at the close of business on September 19, 2008 or the current amount, whichever is less. The program will expire on September 18, 2009 unless extended.

An investment in the Fund is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. Although the Fund seeks to preserve the value of your investment at $1.00 per share, it is possible to lose money by investing in the Fund.

The opinions expressed in this commentary reflect those of the Portfolio Manager as of the date written. Any such opinions are subject to change based on market or other conditions. These opinions may not be relied upon as investment advice. Investment decisions for The FBR Funds are based on several factors, and may not be relied upon as an indication of trading intent on behalf of any FBR Fund. Security positions can and do change.

The FBR Funds

FBR Fund for Government Investors

Portfolio Summary

April 30, 2009

(unaudited)

The following provides a breakdown of the Fund by maturity schedule1. The underlying securities represent a percentage of the portfolio investments.

Time to Maturity	% of Total Investments
Greater than 90 days	49.4%
30 days or Less	24.7%
61 to 90 days	18.8%
31 to 60 days	7.1%

[1]	The maturity date used for each security in the portfolio to determine the schedule is the shorter of the next interest rate reset date or the final maturity date.

The FBR Funds

FBR Fund for Government Investors

Portfolio of Investments

April 30, 2009

(unaudited)

PAR		RATE	MATURITY DATE	VALUE
	U.S. GOVERNMENT AND AGENCY OBLIGATIONS — 90.3%
	Federal Home Loan Bank — 54.1%
$6,000,000	FHLB	1.98%	6/30/09	$6,014,524
6,000,000	FHLB	2.56	8/4/09	6,030,564
5,000,000	FHLB	5.25	8/5/09	5,063,596
5,000,000	FHLB	3.75	8/18/09	5,050,156
8,000,000	FHLB Discount Note*	0.4	5/29/09	7,997,511
10,000,000	FHLB Discount Note*	0.51	7/27/09	9,987,675
6,000,000	FHLB Discount Note*	0.57	9/2/09	5,988,220

				46,132,246

	Federal Home Loan Mortgage Corporation — 22.7%
5,000,000	FHLMC	5.25	5/21/09	5,013,429
2,326,000	FHLMC	6.625	9/15/09	2,380,956
6,000,000	Freddie Mac Discount Note*	0.47	6/15/09	5,996,475
6,000,000	Freddie Mac Discount Note*	0.7	9/21/09	5,983,317

				19,374,177

	Federal National Mortgage Association — 13.5%
3,450,000	FNMA	6.625	9/15/09	3,531,556
8,000,000	Fannie Mae Discount Note*	0.34	9/30/09	7,988,515

				11,520,071

	MONEY MARKET FUNDS — 9.4%
2,838,783	JPMorgan 100% U.S. Treasury Securities Money Market Fund			2,838,783
5,188,851	JPMorgan U.S. Government Money Market Fund			5,188,851

				8,027,634

	Total Investments — 99.7% (Amortized Cost $85,054,128)†			85,054,128

	Other Assets Less Liabilities — 0.3%			266,277

	Net Assets — 100.0%			$85,320,405

*	Interest rates for the discount notes represent the yield to maturity at the date of purchase.
†	Same cost is used for federal income tax purposes.

Weighted Average Maturity of Portfolio: 84 Days

The accompanying notes are an integral part of the financial statements.

The FBR Funds

Statements of Assets and Liabilities

April 30, 2009

(unaudited)

	FBR Pegasus FundTM	FBR Pegasus Mid Cap FundTM
ASSETS
Investment Securities at Cost	$11,621,963	$7,920,513

Investment Securities at Value (Note 2)	$11,272,648	$7,884,874
Receivable for Capital Shares Sold	—	11,057
Receivable for Investment Securities Sold	—	61,685
Dividends and Interest Receivable	5,086	5,810
Receivable from Adviser	2,177	5,170
Prepaid Expenses	10,224	13,347

Total Assets	11,290,135	7,981,943

LIABILITIES
Payable for Investment Securities Purchased	164,318	729,546
Administration Fee Payable (Note 3)	156	87
Distribution and Service Fees Payable (Note 3)	1,941	1,075
Other Accrued Expenses	33,494	32,122

Total Liabilities	199,909	762,830

NET ASSETS	$11,090,226	$7,219,113

Net Assets Consist of:
Paid-in capital	$12,734,826	$8,344,120
Accumulated net investment income	19,237	7,954
Accumulated net realized loss on investments	(1,314,522)	(1,097,322)
Net unrealized depreciation on investments	(349,315)	(35,639)

NET ASSETS	$11,090,226	$7,219,113

Pricing of Investor Class Shares
Net assets attributable to Investor Class shares	$11,020,135	$7,147,353
Shares of Beneficial Interest Outstanding (unlimited number of shares authorized, no par value)	1,373,619	880,958

Net Asset Value Per Share	$8.02	$8.11

Pricing of I Class Shares
Net assets attributable to I Class shares	$70,091	$71,760
Shares of Beneficial Interest Outstanding (unlimited number of shares authorized, no par value)	10,094	10,224

Net Asset Value Per Share	$6.94	$7.02

The FBR Funds

Statements of Assets and Liabilities (continued)

April 30, 2009

(unaudited)

	FBR Pegasus Small Cap FundTM	FBR Pegasus Small Cap Growth FundTM
ASSETS
Investment Securities at Cost	$7,329,904	$3,502,917

Investment Securities at Value (Note 2)	$7,688,807	$3,395,165
Receivable for Investment Securities Sold	220,119	—
Dividends and Interest Receivable	6,409	1,358
Receivable from Adviser	3,129	7,519
Prepaid Expenses	13,412	13,444

Total Assets	7,931,876	3,417,486

LIABILITIES
Payable for Capital Shares Redeemed	6,930	—
Payable for Investment Securities Purchased	573,777	52,215
Administration Fee Payable (Note 3)	110	50
Distribution and Service Fees Payable (Note 3)	1,360	619
Other Accrued Expenses	32,266	33,564

Total Liabilities	614,443	86,448

NET ASSETS	$7,317,433	$3,331,038

Net Assets Consist of:
Paid-in capital	$7,846,361	$4,131,059
Accumulated net investment income (loss)	8,984	(10,717)
Accumulated net realized loss on investments	(896,815)	(681,552)
Net unrealized appreciation (depreciation) on investments	358,903	(107,752)

NET ASSETS	$7,317,433	$3,331,038

Pricing of Investor Class Shares
Net assets attributable to Investor Class shares	$7,243,208	$3,184,138
Shares of Beneficial Interest Outstanding (unlimited number of shares authorized, no par value)	881,070	373,726

Net Asset Value Per Share	$8.22	$8.52

Pricing of I Class Shares
Net assets attributable to I Class shares	$74,225	$73,620
Shares of Beneficial Interest Outstanding (unlimited number of shares authorized, no par value)	10,000	10,000

Net Asset Value Per Share	$7.42	$7.36

Pricing of R Class Shares
Net assets attributable to R Class shares	$—	$73,280
Shares of Beneficial Interest Outstanding (unlimited number of shares authorized, no par value)	—	10,000

Net Asset Value Per Share	$—	$7.33

The FBR Funds

Statements of Assets and Liabilities (continued)

April 30, 2009

(unaudited)

	FBR Focus Fund	FBR Large Cap Financial Fund	FBR Small Cap Financial Fund
ASSETS
Investment Securities
Securities at Cost:
Unaffiliated Issuers	$608,950,660	$14,480,135	$181,127,209
Affiliated Issuers	109,078,672	—	—

Total securities	$718,029,332	$14,480,135	$181,127,209

Securities at Value (Note 2):
Unaffiliated issuers	$696,954,193	$16,649,761	$178,804,918
Affiliated Issuers	98,800,079	—	—

Total securities	795,754,272	16,649,761	178,804,918
Receivable for Capital Shares Sold	5,559,475	21,957	207,248
Receivable for Investment Securities Sold	603,546	219,795	130,899
Dividends and Interest Receivable	561	15,799	223,425
Prepaid Expenses	43,970	10,154	28,414

Total Assets	801,961,824	16,917,466	179,394,904

LIABILITIES
Payable for Capital Shares Redeemed	851,691	—	74,634
Payable for Investment Securities Purchased	79,979	553,741	3,345,871
Investment Advisory Fee Payable (Note 3)	535,558	8,953	123,881
Administration Fee Payable (Note 3)	11,918	256	2,789
Distribution and Service Fees Payable (Note 3)	145,126	3,195	34,866
Other Accrued Expenses	452,624	39,546	127,281

Total Liabilities	2,076,896	605,691	3,709,322

NET ASSETS	$799,884,928	$16,311,775	$175,685,582

Net Assets Consist of:
Paid-in capital	$739,075,359	$24,129,770	$198,082,182
Accumulated net investment income (loss)	(3,620,934)	13,080	150,678
Accumulated net realized loss on investments and foreign currency transactions	(13,294,437)	(10,000,701)	(20,224,987)
Net unrealized appreciation (depreciation) on investments	77,724,940	2,169,626	(2,322,291)

NET ASSETS	$799,884,928	$16,311,775	$175,685,582

Pricing of Investor Class Shares
Net assets attributable to Investor Class shares	$779,689,101	$16,311,775	$175,450,138
Shares of Beneficial Interest Outstanding (unlimited number of shares authorized, no par value)	22,481,638	1,640,264	12,579,496

Net Asset Value Per Share	$34.68	$9.94	$13.95

Pricing of I Class Shares
Net assets attributable to I Class shares	$20,047,129	$—	$124,660
Shares of Beneficial Interest Outstanding (unlimited number of shares authorized, no par value)	10,359,055	—	13,728

Net Asset Value Per Share	$1.94	$—	$9.08

Pricing of R Class Shares
Net assets attributable to R Class shares	$148,698	$—	$110,784
Shares of Beneficial Interest Outstanding (unlimited number of shares authorized, no par value)	78,905	—	12,277

Net Asset Value Per Share	$1.88	$—	$9.02

The FBR Funds

Statements of Assets and Liabilities (continued)

April 30, 2009

(unaudited)

	FBR Technology Fund	FBR Gas Utility Index Fund	FBR Fund for Government Investors**
ASSETS
Investment Securities at Cost*	$5,876,509	$120,072,308	$85,054,128

Investment Securities at Value* (Note 2)	$6,398,372	$164,484,743	$85,054,128
Receivable for Investment Securities Sold	81,799	336,417	—
Receivable for Capital Shares Sold	2,649	23,150	176,686
Dividends and Interest Receivable	2,109	239,169	360,310
Receivable from Adviser	410	—	—
Prepaid Expenses	8,498	15,389	27,502

Total Assets	6,493,837	165,098,868	85,618,626

LIABILITIES
Payable for Capital Shares Redeemed	15,546	54,911	223,610
Payable for Investment Securities Purchased	—	223,514	—
Investment Advisory Fee Payable (Note 3)	—	52,478	6,004
Administration Fee Payable (Note 3)	107	2,662	1,432
Distribution and Service Fees Payable (Note 3)	1,343	26	—
Other Accrued Expenses	35,637	122,522	67,175

Total Liabilities	52,633	456,113	298,221

NET ASSETS	$6,441,204	$164,642,755	$85,320,405

Net Assets Consist of:
Paid-in capital	$12,065,345	$135,968,966	$85,507,072
Accumulated net investment income (loss)	(30,264)	124,309	—
Accumulated net realized loss on investments	(6,115,740)	(15,862,955)	(186,667)
Net unrealized appreciation on investments	521,863	44,412,435	—

NET ASSETS	$6,441,204	$164,642,755	$85,320,405

Pricing of Investor Class Shares
Net assets attributable to Investor Class shares	$6,441,204	$164,577,697	$85,320,405
Shares of Beneficial Interest Outstanding (unlimited number of shares authorized, no par value)	860,164	12,773,904	85,507,067

Net Asset Value Per Share	$7.49	$12.88	$1.00

Pricing of R Class Shares
Net assets attributable to R Class shares	$—	$65,058	$—
Shares of Beneficial Interest Outstanding (unlimited number of shares authorized, no par value)	—	11,713	—

Net Asset Value Per Share	$—	$5.55	$—

*	For the FBR Fund for Government Investors, securities are reported at amortized cost.
**	References to Investor Class for FBR Fund for Government Investors shall be deemed to refer to current outstanding shares of the Fund.

The accompanying notes are an integral part of the financial statements.

The FBR Funds

Statements of Operations

For the Six Months Ended April 30, 2009

(unaudited)

	FBR Pegasus FundTM	FBR Pegasus Mid Cap FundTM
Investment Income
Dividends[1]	$68,929	$45,038
Interest	376	361

Total Investment Income	69,305	45,399

Expenses
Investment Advisory fees (Note 3)	28,658	20,129
Administration fees (Note 3)	1,029	874
Distribution and Service fees – Investor Class (Note 3)	7,880	5,510
Professional fees	23,887	23,887
Registration fees – Investor Class	7,505	7,670
Registration fees – I Class	3,819	3,221
Trustees’ fees	7,900	7,900
Shareholder administrative fees – Investor Class	6,656	5,244
Compliance fees	4,158	4,064
Reports to shareholders – Investor Class	1,940	1,536
Reports to shareholders – I Class	253	299
Transfer agent fees – Investor Class	1,791	1,539
Transfer agent fees – I Class	225	226
Accounting services fees	1,166	1,273
Insurance fees	729	254
Custodian fees	134	91
Other expenses	1,899	1,579

Total expenses before waivers and related reimbursements	99,629	85,296
Less waivers and related reimbursements	(59,704)	(55,183)

Total expenses after waivers and related reimbursements	39,925	30,113

Net Investment Income	29,380	15,286

Net Realized and Unrealized Gain (Loss) on Investments
Net Realized Loss on Investment Transactions	(430,657)	(914,220)
Change in Net Unrealized Appreciation/Depreciation of Investments	689,921	968,664

Net Gain on Investments	259,264	54,444

Net Increase in Net Assets Resulting from Operations	$288,644	$69,730

[1]	Net of foreign taxes withheld of $307 and $184 for the FBR Pegasus FundTM and FBR Pegasus Mid Cap FundTM, respectively.

The FBR Funds

Statements of Operations (continued)

For the Six Months Ended April 30, 2009

(unaudited)

	FBR Pegasus Small Cap FundTM	FBR Pegasus Small Cap Growth FundTM
Investment Income
Dividends[1]	$39,886	$9,155
Interest	169	113

Total Investment Income	40,055	9,268

Expenses
Investment Advisory fees (Note 3)	19,285	12,393
Administration fees (Note 3)	801	522
Distribution and Service fees – Investor Class (Note 3)	5,272	3,282
Distribution and Service fees – R Class (Note 3)	—	160
Professional fees	23,887	25,275
Trustees’ fees	7,900	7,900
Registration fees – Investor Class	7,689	7,600
Registration fees – I Class	3,220	3,217
Registration fees – R Class	—	3,227
Shareholder administrative fees – Investor Class	4,860	5,266
Compliance fees	4,065	4,140
Reports to shareholders – Investor Class	1,620	1,577
Reports to shareholders – I Class	270	275
Reports to shareholders – R Class	—	315
Accounting services fees	1,339	1,179
Transfer agent fees – Investor Class	1,292	1,660
Transfer agent fees – I Class	226	226
Transfer agent fees – R Class	—	227
Insurance fees	311	275
Custodian fees	87	57
Other expenses	1,578	1,584

Total expenses before waivers and related reimbursements	83,702	80,357
Less waivers and related reimbursements	(52,631)	(60,372)

Total expenses after waivers and related reimbursements	31,071	19,985

Net Investment Income (Loss)	8,984	(10,717)

Net Realized and Unrealized Gain (Loss) on Investments
Net Realized Loss on Investment Transactions	(672,501)	(556,395)
Change in Net Unrealized Appreciation/Depreciation of Investments	1,045,540	613,173

Net Gain on Investments	373,039	56,778

Net Increase in Net Assets Resulting from Operations	$382,023	$46,061

[1]	Net of foreign taxes withheld of $0 and $24 for the FBR Pegasus Small Cap FundTM and FBR Pegasus Small Cap Growth FundTM, respectively.

The FBR Funds

Statements of Operations (continued)

For the Six Months Ended April 30, 2009

(unaudited)

	FBR Focus Fund	FBR Large Cap Financial Fund	FBR Small Cap Financial Fund
Investment Income
Dividends from Unaffiliated Issuers[1]	$827,688	$225,352	$1,672,040
Dividends from Affiliated Issuers	150,047	—	—
Interest	45,202	7,245	71,401

Total Investment Income	1,022,937	232,597	1,743,441

Expenses
Investment Advisory fees (Note 3)	2,875,872	81,992	747,858
Administration fees (Note 3)	116,107	4,064	33,866
Distribution and Service fees – Investor Class (Note 3)	780,478	22,775	206,852
Distribution and Service fees – R Class (Note 3)	195	—	230
Shareholder administrative fees – Investor Class	388,087	12,860	114,355
Shareholder administrative fees – I Class	2,673	—	—
Shareholder administrative fees – R Class	—	—	—
Transfer agent fees – Investor Class	135,801	8,097	43,866
Transfer agent fees – I Class	371	—	255
Transfer agent fees – R Class	230	—	235
Insurance fees	85,838	983	10,056
Accounting services fees	78,547	4,150	28,318
Reports to shareholders – Investor Class	61,138	2,713	14,301
Reports to shareholders – I Class	302	—	238
Reports to shareholders – R Class	264	—	272
Compliance fees	33,207	4,867	11,198
Professional fees	27,092	24,067	25,895
Registration fees – Investor Class	21,649	9,784	15,802
Registration fees – I Class	7,561	—	4,205
Registration fees – R Class	3,943	—	3,774
Custodian fees	14,106	606	4,604
Trustees’ fees	7,900	7,900	7,900
Other expenses	6,677	1,819	3,054

Total expenses before waivers and related reimbursements	4,648,038	186,677	1,277,134
Less waivers and related reimbursements	(4,167)	(9,469)	(8,093)

Total expenses after waivers and related reimbursements	4,643,871	177,208	1,269,041

Net Investment Income (Loss)	(3,620,934)	55,389	474,400

Net Realized and Unrealized Gain (Loss) on Investments
Net Realized Loss on Investments:
Unaffiliated Issuers	(12,105,693)	(5,542,892)	(10,744,945)
Affiliated Issuers	(1,190,045)	—	—
Change in Net Unrealized Appreciation/Depreciation of Investments	72,435,234	2,117,819	(4,598,417)

Net Gain (Loss) on Investments	59,139,496	(3,425,073)	(15,343,362)

Net Increase (Decrease) in Net Assets Resulting from Operations	$55,518,562	$(3,369,684)	$(14,868,962)

[1]	Net of foreign taxes withheld of $10,828, $0 and $0 for the FBR Focus Fund, FBR Large Cap Financial Fund and FBR Small Cap Financial Fund, respectively.

The FBR Funds

Statements of Operations (continued)

For the Six Months Ended April 30, 2009

(unaudited)

	FBR Technology Fund	FBR Gas Utility Index Fund	FBR Fund for Government Investors*
Investment Income
Dividends[1]	$31,041	$3,537,386	$—
Interest (Note 2)	686	8,866	581,207

Total Investment Income	31,727	3,546,252	581,207

Expenses
Investment Advisory fees (Note 3)	28,611	345,778	239,589
Administration fees (Note 3)	853	67,997	18,354
Distribution and Service fees – Investor Class (Note 3)	7,948	—	—
Distribution and Service fees – R Class (Note 3)	—	163	—
Professional fees	24,486	25,151	36,129
Registration fees – Investor Class	10,003	11,129	11,496
Registration fees – R Class	—	3,111	—
Trustees’ fees	7,900	7,900	7,900
Shareholder administrative fees – Investor Class	6,405	50,366	—
Compliance fees	4,249	12,148	8,099
Reports to shareholders – Investor Class	3,561	13,267	3,749
Reports to shareholders – R Class	—	264	—
Transfer agent fees – Investor Class	2,887	69,714	47,524
Transfer agent fees – R Class	—	230	—
Insurance fees (Note 9)	1,901	18,171	32,905
Accounting services fees	861	25,500	13,806
Custodian fees	74	4,397	2,452
Reimbursement of Fund expenses Paid by Adviser	—	78	—
Other expenses	2,014	4,863	2,771

Total expenses before waivers and related reimbursements	101,753	660,227	424,774
Less waivers and related reimbursements	(39,762)	(3,520)	(53,540)

Total expenses after waivers and related reimbursements	61,991	656,707	371,234

Net Investment Income (Loss)	(30,264)	2,889,545	209,973

Net Realized and Unrealized Gain (Loss) on Investments
Net Realized Loss on Investment Transactions	(2,019,333)	(2,680,227)	—
Change in Net Unrealized Appreciation/Depreciation of Investments	2,392,060	(19,553,385)	—

Net Gain (Loss) on Investments	372,727	(22,233,612)	—

Net Increase (Decrease) in Net Assets Resulting from Operations	$342,463	$(19,344,067)	$209,973

[1]	Net of foreign taxes withheld of $0, $55,812 and $0 for the FBR Technology Fund, FBR Gas Utility Index Fund, and FBR Fund for Government Investors, respectively.
*	References to Investor Class for FBR Fund for Government Investors shall be deemed to refer to current outstanding shares of the Fund.

The accompanying notes are an integral part of the financial statements.

The FBR Funds

Statements of Changes in Net Assets

	FBR Pegasus FundTM		FBR Pegasus Mid Cap FundTM
	For the Six Months Ended April 30, 2009 (unaudited)	For the Year Ended October 31, 2008	For the Six Months Ended April 30, 2009 (unaudited)	For the Year Ended October 31, 2008
From Investment Activities
Net Investment Income (Loss)	$29,380	$45,953	$15,286	$(5,243)
Net Realized Loss on Investment Transactions	(430,657)	(865,416)	(914,220)	(104,237)
Change in Net Unrealized Appreciation/Depreciation of Investments	689,921	(2,374,702)	968,664	(1,370,588)

Net Increase (Decrease) in Net Assets Resulting from Operations	288,644	(3,194,165)	69,730	(1,480,068)

Distributions to Shareholders
Distributions to Investor Class Shareholders:
From Net Investment Income	(37,990)	—	(7,042)	—
From Net Realized Gain on Investments	—	(1,227,692)	(63,787)	(45,373)
Distributions to I Class Shareholders:
From Net Investment Income	(633)	—	(290)	—
From Net Realized Gain on Investments	—	—	(1,220)	—

Total Distributions to Shareholders	(38,623)	(1,227,692)	(72,339)	(45,373)

From Share Transactions
Net Increase (Decrease) in Net Assets Resulting from Share Transactions	6,195,332	(3,970,132)	3,043,001	1,831,335

Total Increase (Decrease) in Net Assets	6,445,353	(8,391,989)	3,040,392	305,894
Net Assets – Beginning of Period	4,644,873	13,036,862	4,178,721	3,872,827

Net Assets – End of Period	$11,090,226	$4,644,873	$7,219,113	$4,178,721

Accumulated Net Investment Income	$19,237	$28,480	$7,954	$—

The FBR Funds

Statements of Changes in Net Assets (continued)

	FBR Pegasus Small Cap FundTM		FBR Pegasus Small Cap Growth FundTM
	For the Six Months Ended April 30, 2009 (unaudited)	For the Year Ended October 31, 2008	For the Six Months Ended April 30, 2009 (unaudited)	For the Year Ended October 31, 2008
From Investment Activities
Net Investment Gain (Loss)	$8,984	$(16,895)	$(10,717)	$(50,863)
Net Realized Loss on Investment Transactions	(672,501)	(215,521)	(556,395)	(113,150)
Change in Net Unrealized Appreciation/Depreciation of Investments	1,045,540	(1,305,323)	613,173	(1,745,044)

Net Increase (Decrease) in Net Assets Resulting from Operations	382,023	(1,537,739)	46,061	(1,909,057)

Distributions to Investor Class Shareholders
From Net Realized Gain on Investments	—	(18,282)	—	(184,307)

From Share Transactions
Net Increase (Decrease) in Net Assets Resulting from Share Transactions	2,860,954	730,763	310,726	(383,014)

Total Increase (Decrease) in Net Assets	3,242,977	(825,258)	356,787	(2,476,378)
Net Assets – Beginning of Period	4,074,456	4,899,714	2,974,251	5,450,629

Net Assets – End of Period	$7,317,433	$4,074,456	$3,331,038	$2,974,251

Accumulated Net Investment Income (Loss)	$8,984	$—	$(10,717)	$—

The FBR Funds

Statements of Changes in Net Assets (continued)

	FBR Focus Fund		FBR Large Cap Financial Fund		FBR Small Cap Financial Fund
	For the Six Months Ended April 30, 2009 (unaudited)	For the Year Ended October 31, 2008	For the Six Months Ended April 30, 2009 (unaudited)	For the Year Ended October 31, 2008	For the Six Months Ended April 30, 2009 (unaudited)	For the Year Ended October 31, 2008
From Investment Activities
Net Investment Income (Loss)	$(3,620,934)	$(7,451,904)	$55,389	$263,207	$474,400	$2,926,458
Net Realized Gain (Loss) on Investments and Foreign Currency Transactions:
Unaffiliated Issuers	(12,105,693)	107,376,971	(5,542,892)	(4,360,933)	(10,744,945)	(8,683,919)
Affiliated Issuers	(1,190,045)	306,220	—	—	—	—
Change in Net Unrealized Appreciation/Depreciation of Investments	72,435,234	(561,328,510)	2,117,819	(144,204)	(4,598,417)	(6,492,140)

Net Increase (Decrease) in Net Assets Resulting from Operations	55,518,562	(461,097,223)	(3,369,684)	(4,241,930)	(14,868,962)	(12,249,601)

Distributions to Shareholders
Distributions to Investor Class Shareholders:
From Net Investment Income	—	(3,048,132)	(243,517)	(177,807)	(2,340,677)	(2,225,546)
From Net Realized Gain on Investments	(96,017,062)	(13,064,697)	—	(2,910,983)	—	(36,692,651)
Distributions to I Class Shareholders:
From Net Investment Income	—	—	—	—	(2,105)	—
From Net Realized Gain on Investments	(10,311,502)	—	—	—	—	—
Distributions to R Class Shareholders:
From Net Investment Income	—	—	—	—	(1,617)	—
From Net Realized Gain on Investments	(51,918)	—	—	—	—	—

Total Distributions to Shareholders	(106,380,482)	(16,112,829)	(243,517)	(3,088,790)	(2,344,399)	(38,918,197)

From Share Transactions
Net Increase (Decrease) in Net Assets Resulting from Share Transactions	116,063,007	(344,445,550)	(4,347,136)	15,651,691	7,044,279	92,808,229

Total Increase (Decrease) in Net Assets	65,201,087	(821,655,602)	(7,960,337)	8,320,971	(10,169,082)	41,640,431
Net Assets – Beginning of Period	734,683,841	1,556,339,443	24,272,112	15,951,141	185,854,664	144,214,233

Net Assets – End of Period	$799,884,928	$734,683,841	$16,311,775	$24,272,112	$175,685,582	$185,854,664

Accumulated Net Investment Income (Loss)	$(3,620,934)	$—	$13,080	$201,208	$150,678	$2,020,677

The FBR Funds

Statements of Changes in Net Assets (continued)

	FBR Technology Fund		FBR Gas Utility Index Fund		FBR Fund for Government Investors*
	For the Six Months Ended April 30, 2009 (unaudited)	For the Year Ended October 31, 2008	For the Six Months Ended April 30, 2009 (unaudited)	For the Year Ended October 31, 2008	For the Six Months Ended April 30, 2009 (unaudited)	For the Year Ended October 31, 2008
From Investment Activities
Net Investment Income (Loss)	$(30,264)	$(129,045)	$2,889,545	$6,280,430	$209,973	$3,449,163
Net Realized Gain (Loss) on Investment Transactions	(2,019,333)	(4,038,866)	(2,680,227)	7,401,347	—	3,286
Change in Net Unrealized Appreciation/Depreciation of Investments	2,392,060	(5,504,400)	(19,553,385)	(90,938,539)	—	—

Net Increase (Decrease) in Net Assets Resulting from Operations	342,463	(9,672,311)	(19,344,067)	(77,256,762)	209,973	3,452,449

Distributions to Shareholders
Distributions to Investor Class Shareholders:
From Net Investment Income	—	—	(2,842,418)	(6,287,721)	(209,973)	(3,449,161)
From Net Realized Gain on Investments	—	(3,527,911)	(9,577,973)	(21,582,320)	—	—
Distributions to R Class Shareholders:
From Net Investment Income	—	—	(2,358)	—	—	—
From Net Realized Gain on Investments	—	—	(7,498)	(703)	—	—

Total Distributions to Shareholders	—	(3,527,911)	(12,430,247)	(27,870,744)	(209,973)	(3,449,161)

From Share Transactions
Net Increase (Decrease) in Net Assets Resulting from Share Transactions	(1,590,380)	(20,045,495)	(2,223,728)	17,817,133	(19,745,874)	(75,976,982)

Total Decrease in Net Assets	(1,247,917)	(33,245,717)	(33,998,042)	(87,310,373)	(19,745,874)	(75,973,694)
Net Assets – Beginning of Period	7,689,121	40,934,838	198,640,797	285,951,170	105,066,279	181,039,973

Net Assets – End of Period	$6,441,204	$7,689,121	$164,642,755	$198,640,797	$85,320,405	$105,066,279

Accumulated Net Investment Income (Loss)	$(30,264)	$—	$124,309	$79,540	$—	$—

*	References to Investor Class for FBR Fund for Government Investors shall be deemed to refer to current outstanding shares of the Fund.

The accompanying notes are an integral part of the financial statements.

The FBR Funds

Financial Highlights

The following tables provide per share data for a share outstanding throughout each period for each Fund. Other data includes investment performance, ratios to average net assets and other supplemental information.

	FBR Pegasus FundTM — Investor Class
	For the Six Months Ended April 30, 2009 (unaudited)		For the Years Ended October 31,		For the Period Ended October 31, 2006*
			2008	2007
Per Share Operating Performance:
Net Asset Value – Beginning of Period	$8.14		$13.40	$11.84	$10.00

Income (Loss) from Investment Operations:
Net Investment Income (Loss)[1,2]	0.01		0.08	(0.04)	(0.01)
Net Realized and Unrealized Gain (Loss) on Investments[1,3]	(0.08)		(4.05)	2.05	1.84

Total from Investment Operations	(0.07)		(3.97)	2.01	1.83

Distributions to Shareholders:
From Net Investment Income	(0.05)		—	—	(0.00)[4]
From Net Realized Gain	—		(1.30)	(0.45)	—

Total Distributions	(0.05)		(1.30)	(0.45)	(0.00)[4]

Paid-in Capital from Redemption Fees[5]	0.00	[4]	0.01	0.00 [4]	0.01

Net Increase (Decrease) in Net Asset Value	(0.12)		(5.26)	1.56	1.84

Net Asset Value – End of Period	$8.02		$8.14	$13.40	$11.84

Total Investment Return[6]	(0.89	)%(A)	(32.37)%	17.52%	18.45	%(A)
Ratios to Average Net Assets:
Expenses After Waivers and Related Reimbursements[2]	1.25	%(B)	1.71%	1.97%	1.94	%(B)
Expenses Before Waivers and Related Reimbursements	3.00	%(B)	2.55%	2.21%	2.74	%(B)
Net Investment Income (Loss) After Waivers and Related Reimbursements[2]	0.92	%(B)	0.51%	(0.30)%	(0.23	)%(B)
Net Investment Loss Before Waivers and Related Reimbursements	(0.83	)%(B)	(0.33)%	(0.54)%	(1.03	)%(B)
Supplementary Data:
Portfolio Turnover Rate	21	%(A)	39%	108%	166	%(A)
Net Assets at End of Period (in thousands)	$11,020		$4,574	$13,037	$13,349

*	Represents the period from commencement of operations (November 15, 2005) through October 31, 2006.
[1]

Calculated based on shares outstanding on the first and last day of the respective periods, except for dividends and distributions, if any, which are based on the actual shares outstanding on the dates of distributions.

[2]

Prior to May 30, 2008, reflects fees waived and reimbursed by FBR Fund Advisers, Inc. pursuant to a contractual expense limitation of 1.95% (excluding interest, taxes, brokerage commissions, dividend expenses, acquired fund fees and expenses, extraordinary legal expenses, or any other extraordinary expenses). As of May 30, 2008, reflects fees waived and reimbursed by FBR Fund Advisers, Inc. pursuant to a contractual expense limitation of 1.25% (excluding interest, taxes, brokerage commissions, dividend expenses, acquired fund fees and expenses, extraordinary legal expenses, or any other extraordinary expenses).

[3]

The amounts shown for a share outstanding throughout the period may not be in accordance with the changes in the aggregate gains and losses on investments during the period because of the timing of sales and repurchases of Fund shares in relation to fluctuating net asset values during the period.

[4]	Less than $0.01
[5]	Calculated based on average shares outstanding.
[6]

Total investment return is calculated assuming a purchase of shares on the first day and a sale on the last day of each period reported and will include reinvestment of dividends and distributions, if any.

(A)	Not Annualized
(B)	Annualized

The FBR Funds

Financial Highlights (continued)

	FBR Pegasus FundTM — I Class
	For the Six Months Ended April 30, 2009 (unaudited)		For the Period Ended October 31, 2008*
Per Share Operating Performance:
Net Asset Value – Beginning of Period	$7.07		$10.00

Income (Loss) from Investment Operations:
Net Investment Income[1,2]	0.04		0.03
Net Realized and Unrealized Loss on Investments[1,3]	(0.11)		(2.96)

Total from Investment Operations	(0.07)		(2.93)

Distributions to Shareholders:
From Net Investment Income	(0.06)		—

Net Decrease in Net Asset Value	(0.13)		(2.93)

Net Asset Value – End of Period	$6.94		$7.07

Total Investment Return[4]	(0.92	)%(A)	(29.30	)%(A)
Ratios to Average Net Assets:
Expenses After Waivers and Related Reimbursements[2]	1.00	%(B)	1.01	%(B)
Expenses Before Waivers and Related Reimbursements	15.53	%(B)	4.11	%(B)
Net Investment Income After Waivers and Related Reimbursements[2]	1.35	%(B)	0.88	%(B)
Net Investment Loss Before Waivers and Related Reimbursements	(13.18	)%(B)	(2.22	)%(B)
Supplementary Data:
Portfolio Turnover Rate	21	%(A)	39%
Net Assets at End of Period (in thousands)	$70		$71

*	Represents the period from inception of share class (May 30, 2008) through October 31, 2008.
[1]

Calculated based on shares outstanding on the first and last day of the period, except for dividends and distributions, if any, which are based on the actual shares outstanding on the dates of distributions.

[2]

Reflects fees waived and reimbursed by FBR Fund Advisers, Inc. pursuant to a contractual expense limitation of 1.00% (excluding interest, taxes, brokerage commissions, dividend expenses, acquired fund fees and expenses, extraordinary legal expenses, or any other extraordinary expenses).

[3]

The amounts shown for a share outstanding throughout the period may not be in accordance with the changes in the aggregate gains and losses on investments during the period because of the timing of sales and repurchases of Fund shares in relation to fluctuating net asset values during the period.

[4]

Total investment return is calculated assuming a purchase of shares on the first day and a sale on the last day of each period reported and will include reinvestment of dividends and distributions, if any.

(A)	Not Annualized
(B)	Annualized

The FBR Funds

Financial Highlights (continued)

	FBR Pegasus Mid Cap FundTM — Investor Class
	For the Six Months Ended April 30, 2009 (unaudited)		For the Year Ended October 31, 2008	For the Period Ended October 31, 2007*
Per Share Operating Performance:
Net Asset Value – Beginning of Period	$8.18		$11.30	$10.00

Income (Loss) from Investment Operations:
Net Investment Income (Loss)[1,2]	0.02		(0.01)	(0.02)
Net Realized and Unrealized Gain (Loss) on Investments[1,3]	0.03		(3.00)	1.32

Total from Investment Operations	0.05		(3.01)	1.30

Distributions to Shareholders:
From Net Investment Income	(0.01)		—	—
From Net Realized Gain	(0.12)		(0.13)	—

Total Distributions	(0.13)		(0.13)	—

Paid-in Capital from Redemption Fees[4]	0.01		0.02	0.00	[5]

Net Increase (Decrease) in Net Asset Value	(0.07)		(3.12)	1.30

Net Asset Value – End of Period	$8.11		$8.18	$11.30

Total Investment Return[6]	0.85	%(A)	(26.71)%	13.00	%(A)
Ratios to Average Net Assets:
Expenses After Waivers and Related Reimbursements[2]	1.35	%(B)	1.66%	1.95	%(B)
Expenses Before Waivers and Related Reimbursements	3.66	%(B)	3.71%	4.17	%(B)
Net Investment Income (Loss) After Waivers and Related Reimbursements[2]	0.68	%(B)	(0.13)%	(0.36	)%(B)
Net Investment Loss Before Waivers and Related Reimbursements	(1.63	)%(B)	(2.18)%	(2.58	)%(B)
Supplementary Data:
Portfolio Turnover Rate	51	%(A)	93%	135	%(A)
Net Assets at End of Period (in thousands)	$7,147		$4,108	$3,873

*	Represents the period from commencement of operations (February 28, 2007) through October 31, 2007.
[1]

Calculated based on shares outstanding on the first and last day of the respective periods, except for dividends and distributions, if any, which are based on the actual shares outstanding on the dates of distributions.

[2]

Prior to May 30, 2008, reflects fees waived and reimbursed by FBR Fund Advisers, Inc. pursuant to a contractual expense limitation of 1.95% (excluding interest, taxes, brokerage commissions, dividend expenses, acquired fund fees and expenses, extraordinary legal expenses, or any other extraordinary expenses). As of May 30, 2008, reflects fees waived and reimbursed by FBR Fund Advisers, Inc. pursuant to a contractual expense limitation of 1.35% (excluding interest, taxes, brokerage commissions, dividend expenses, acquired fund fees and expenses, extraordinary legal expenses, or any other extraordinary expenses).

[3]

The amounts shown for a share outstanding throughout the period may not be in accordance with the changes in the aggregate gains and losses on investments during the period because of the timing of sales and repurchases of Fund shares in relation to fluctuating net asset values during the period.

[4]	Calculated based on average shares outstanding.
[5]	Less than $0.01
[6]

Total investment return is calculated assuming a purchase of shares on the first day and a sale on the last day of each period reported and will include reinvestment of dividends and distributions, if any.

(A)	Not Annualized
(B)	Annualized

The FBR Funds

Financial Highlights (continued)

	FBR Pegasus Mid Cap FundTM — I Class
	For the Six Months Ended April 30, 2009 (unaudited)		For the Period Ended October 31, 2008*
Per Share Operating Performance:
Net Asset Value – Beginning of Period	$7.11		$10.00

Income (Loss) from Investment Operations:
Net Investment Income[1,2]	0.03		0.02
Net Realized and Unrealized Gain (Loss) on Investments[1,3]	0.03		(2.91)

Total from Investment Operations	0.06		(2.89)

Distributions to Shareholders:
From Net Investment Income	(0.03)		—
From Net Realized Gain	(0.12)		—

Total Distributions	(0.15)		—

Net Decrease in Net Asset Value	(0.09)		(2.89)

Net Asset Value – End of Period	$7.02		$7.11

Total Investment Return[4]	0.95	%(A)	(28.90	)%(A)
Ratios to Average Net Assets:
Expenses After Waivers and Related Reimbursements[2]	1.10	%(B)	1.10	%(B)
Expenses Before Waivers and Related Reimbursements	14.13	%(B)	4.54	%(B)
Net Investment Income After Waivers and Related Reimbursements[2]	0.96	%(B)	0.47	%(B)
Net Investment Loss Before Waivers and Related Reimbursements	(12.07	)%(B)	(2.97	)%(B)
Supplementary Data:
Portfolio Turnover Rate	51	%(A)	93%
Net Assets at End of Period (in thousands)	$72		$71

*	Represents the period from inception of share class (May 30, 2008) through October 31, 2008.
[1]

Calculated based on shares outstanding on the first and last day of the period, except for dividends and distributions, if any, which are based on the actual shares outstanding on the dates of distributions.

[2]

Reflects fees waived and reimbursed by FBR Fund Advisers, Inc. pursuant to a contractual expense limitation of 1.10% (excluding interest, taxes, brokerage commissions, dividend expenses, acquired fund fees and expenses, extraordinary legal expenses, or any other extraordinary expenses).

[3]

The amounts shown for a share outstanding throughout the period may not be in accordance with the changes in the aggregate gains and losses on investments during the period because of the timing of sales and repurchases of Fund shares in relation to fluctuating net asset values during the period.

[4]

Total investment return is calculated assuming a purchase of shares on the first day and a sale on the last day of each period reported and will include reinvestment of dividends and distributions, if any.

(A)	Not Annualized
(B)	Annualized

The FBR Funds

Financial Highlights (continued)

	FBR Pegasus Small Cap FundTM — Investor Class
	For the Six Months Ended April 30, 2009 (unaudited)		For the Year Ended October 31, 2008	For the Period Ended October 31, 2007*
Per Share Operating Performance:
Net Asset Value – Beginning of Period	$8.44		$11.85	$10.00

Income (Loss) from Investment Operations:
Net Investment Income (Loss)[1,2]	0.01		(0.03)	(0.04)
Net Realized and Unrealized Gain (Loss) on Investments[1,3]	(0.24)		(3.35)	1.89

Total from Investment Operations	(0.23)		(3.38)	1.85

Distributions to Shareholders:
From Net Realized Gain	—		(0.04)	—

Paid-in Capital from Redemption Fees[4]	0.01		0.01	0.00	[5]

Net Increase (Decrease) in Net Asset Value	(0.22)		(3.41)	1.85

Net Asset Value – End of Period	$8.22		$8.44	$11.85

Total Investment Return[6]	(2.61	)%(A)	(28.49)%	18.50	%(A)
Ratios to Average Net Assets:
Expenses After Waivers and Related Reimbursements[2]	1.45	%(B)	1.74%	1.95	%(B)
Expenses Before Waivers and Related Reimbursements	3.74	%(B)	3.55%	3.77	%(B)
Net Investment Income (Loss) After Waivers and Related Reimbursements[2]	0.41	%(B)	(0.36)%	(0.61	)%(B)
Net Investment Loss Before Waivers and Related Reimbursements	(1.88	)%(B)	(2.17)%	(2.43	)%(B)
Supplementary Data:
Portfolio Turnover Rate	103	%(A)	207%	107	%(A)
Net Assets at End of Period (in thousands)	$7,243		$3,998	$4,900

*	Represents the period from commencement of operations (February 28, 2007) through October 31, 2007.
[1]

Calculated based on shares outstanding on the first and last day of the respective periods, except for dividends and distributions, if any, which are based on the actual shares outstanding on the dates of distributions.

[2]

Prior to May 30, 2008, reflects fees waived and reimbursed by FBR Fund Advisers, Inc. pursuant to a contractual expense limitation of 1.95% (excluding interest, taxes, brokerage commissions, dividend expenses, acquired fund fees and expenses, extraordinary legal expenses, or any other extraordinary expenses). As of May 30, 2008, reflects fees waived and reimbursed by FBR Fund Advisers, Inc. pursuant to a contractual expense limitation of 1.45% (excluding interest, taxes, brokerage commissions, dividend expenses, acquired fund fees and expenses, extraordinary legal expenses, or any other extraordinary expenses).

[3]

The amounts shown for a share outstanding throughout the period may not be in accordance with the changes in the aggregate gains and losses on investments during the period because of the timing of sales and repurchases of Fund shares in relation to fluctuating net asset values during the period.

[4]	Calculated based on average shares outstanding.
[5]	Less than $0.01
[6]

Total investment return is calculated assuming a purchase of shares on the first day and a sale on the last day of each period reported and will include reinvestment of dividends and distributions, if any.

(A)	Not Annualized
(B)	Annualized

The FBR Funds

Financial Highlights (continued)

	FBR Pegasus Small Cap FundTM — I Class
	For the Six Months Ended April 30, 2009 (unaudited)		For the Period Ended October 31, 2008*
Per Share Operating Performance:
Net Asset Value – Beginning of Period	$7.62		$10.00

Income (Loss) from Investment Operations:
Net Investment Income[1,2]	0.02		0.01
Net Realized and Unrealized Loss on Investments[1,3]	(0.22)		(2.39)

Total from Investment Operations	(0.20)		(2.38)

Net Asset Value – End of Period	$7.42		$7.62

Total Investment Return[4]	(2.62	)%(A)	(23.80	)%(A)
Ratios to Average Net Assets:
Expenses After Waivers and Related Reimbursements[2]	1.20	%(B)	1.20	%(B)
Expenses Before Waivers and Related Reimbursements	13.85	%(B)	4.56	%(B)
Net Investment Income After Waivers and Related Reimbursements[2]	0.69	%(B)	0.23	%(B)
Net Investment Loss Before Waivers and Related Reimbursements	(11.96	)%(B)	(3.13	)%(B)
Supplementary Data:
Portfolio Turnover Rate	103	%(A)	207%
Net Assets at End of Period (in thousands)	$74		$76

*	Represents the period from inception of share class (May 30, 2008) through October 31, 2008.
[1]

Calculated based on shares outstanding on the first and last day of the period, except for dividends and distributions, if any, which are based on the actual shares outstanding on the dates of distributions.

[2]

Reflects fees waived and reimbursed by FBR Fund Advisers, Inc. pursuant to a contractual expense limitation of 1.20% (excluding interest, taxes, brokerage commissions, dividend expenses, acquired fund fees and expenses, extraordinary legal expenses, or any other extraordinary expenses).

[3]

The amounts shown for a share outstanding throughout the period may not be in accordance with the changes in the aggregate gains and losses on investments during the period because of the timing of sales and repurchases of Fund shares in relation to fluctuating net asset values during the period.

[4]

Total investment return is calculated assuming a purchase of shares on the first day and a sale on the last day of each period reported and will include reinvestment of dividends and distributions, if any.

(A)	Not Annualized
(B)	Annualized

The FBR Funds

Financial Highlights (continued)

	FBR Pegasus Small Cap Growth FundTM — Investor Class
	For the Six Months Ended April 30, 2009 (unaudited)		For the Years Ended October 31,				For the Period Ended October 31, 2004*
			2008	2007	2006	2005
Per Share Operating Performance:
Net Asset Value – Beginning of Period	$8.32		$13.56	$11.34	$9.46	$8.88	$10.00

Income (Loss) from Investment Operations:
Net Investment Loss[1,2]	(0.03)		(0.15)	(0.19)	(0.15)	(0.16)	(0.11)
Net Realized and Unrealized Gain (Loss) on Investments[1,3]	0.22		(4.64)	2.92	2.02	0.70	(1.06)

Total from Investment Operations	0.19		(4.79)	2.73	1.87	0.54	(1.17)

Distributions to Shareholders:
From Net Realized Gain	—		(0.47)	(0.52)	—	—	—

Paid-in Capital from Redemption Fees[4]	0.01		0.02	0.01	0.01	0.04	0.05

Net Increase (Decrease) in Net Asset Value	0.20		(5.24)	2.22	1.88	0.58	(1.12)

Net Asset Value – End of Period	$8.52		$8.32	$13.56	$11.34	$9.46	$8.88

Total Investment Return[5]	2.40	%(A)	(36.32)%	25.06%	19.87%	6.53%	(11.20	)%(A)
Ratios to Average Net Assets:
Expenses After Waivers and Related Reimbursements[2]	1.45	%(B)	1.76%	1.95%	1.95%	1.95%	1.95	%(B)
Expenses Before Waivers and Related Reimbursements	5.34	%(B)	4.29%	3.81%	5.45%	9.14%	6.43	%(B)
Net Investment Loss After Waivers and Related Reimbursements[2]	(0.78	)%(B)	(1.28)%	(1.65)%	(1.65)%	(1.68)%	(1.79	)%(B)
Net Investment Loss Before Waivers and Related Reimbursements	(4.67	)%(B)	(3.81)%	(3.51)%	(5.15)%	(8.87)%	(6.27	)%(B)
Supplementary Data:
Portfolio Turnover Rate	44	%(A)	139%	108%	152%	246%	150	%(A)
Net Assets at End of Period (in thousands)	$3,184		$2,831	$5,451	$3,592	$1,759	$1,440

*	Represents the period from commencement of operations (January 20, 2004) through October 31, 2004.
[1]

Calculated based on shares outstanding on the first and last day of the respective periods, except for dividends and distributions, if any, which are based on the actual shares outstanding on the date of distributions.

[2]

Prior to May 30, 2008, reflects fees waived and reimbursed by FBR Fund Advisers, Inc. pursuant to a contractual expense limitation of 1.95% (excluding interest, taxes, brokerage commissions, dividend expenses, acquired fund fees and expenses, extraordinary legal expenses, or any other extraordinary expenses). As of May 30, 2008, reflects fees waived and reimbursed by FBR Fund Advisers, Inc. pursuant to a contractual expense limitation of 1.45% (excluding interest, taxes, brokerage commissions, dividend expenses, acquired fund fees and expenses, extraordinary legal expenses, or any other extraordinary expenses).

[3]

The amounts shown for a share outstanding throughout the respective periods may not be in accordance with the changes in the aggregate gains and losses on investments during the respective periods because of the timing of sales and repurchases of Fund shares in relation to fluctuating net asset values during the respective periods.

[4]	Calculated based on average shares outstanding.
[5]

Total investment return is calculated assuming a purchase of shares on the first day and a sale on the last day of each period reported and will include reinvestment of dividends and distributions, if any.

(A)	Not Annualized
(B)	Annualized

The FBR Funds

Financial Highlights (continued)

	FBR Pegasus Small Cap Growth FundTM — I Class
	For the Six Months Ended April 30, 2009 (unaudited)		For the Period Ended October 31, 2008*
Per Share Operating Performance:
Net Asset Value – Beginning of Period	$7.19		$10.00

Income (Loss) from Investment Operations:
Net Investment Loss[1,2]	(0.02)		(0.03)
Net Realized and Unrealized Gain (Loss) on Investments[1,3]	0.19		(2.78)

Total from Investment Operations	0.17		(2.81)

Net Asset Value – End of Period	$7.36		$7.19

Total Investment Return[4]	2.36	%(A)	(28.10	)%(A)
Ratios to Average Net Assets:
Expenses After Waivers and Related Reimbursements[2]	1.20	%(B)	1.20	%(B)
Expenses Before Waivers and Related Reimbursements	15.41	%(B)	4.98	%(B)
Net Investment Loss After Waivers and Related Reimbursements[2]	(0.52	)%(B)	(0.74	)%(B)
Net Investment Loss Before Waivers and Related Reimbursements	(14.73	)%(B)	(4.52	)%(B)
Supplementary Data:
Portfolio Turnover Rate	44	%(A)	139%
Net Assets at End of Period (in thousands)	$74		$72

*	Represents the period from inception of share class (May 30, 2008) through October 31, 2008.
[1]

Calculated based on shares outstanding on the first and last day of the period, except for dividends and distributions, if any, which are based on the actual shares outstanding on the dates of distributions.

[2]

Reflects fees waived and reimbursed by FBR Fund Advisers, Inc. pursuant to a contractual expense limitation of 1.20% (excluding interest, taxes, brokerage commissions, dividend expenses, acquired fund fees and expenses, extraordinary legal expenses, or any other extraordinary expenses).

[3]

The amounts shown for a share outstanding throughout the period may not be in accordance with the changes in the aggregate gains and losses on investments during the period because of the timing of sales and repurchases of Fund shares in relation to fluctuating net asset values during the period.

[4]

Total investment return is calculated assuming a purchase of shares on the first day and a sale on the last day of each period reported and will include reinvestment of dividends and distributions, if any.

(A)	Not Annualized
(B)	Annualized

The FBR Funds

Financial Highlights (continued)

	FBR Pegasus Small Cap Growth FundTM — R Class
	For the Six Months Ended April 30, 2009 (unaudited)		For the Period Ended October 31, 2008*
Per Share Operating Performance:
Net Asset Value – Beginning of Period	$7.17		$10.00

Income (Loss) from Investment Operations:
Net Investment Loss[1,2]	(0.03)		(0.05)
Net Realized and Unrealized Gain (Loss) on Investments[1,3]	0.19		(2.78)

Total from Investment Operations	0.16		(2.83)

Net Asset Value – End of Period	$7.33		$7.17

Total Investment Return[4]	2.23	%(A)	(28.30	)%(A)
Ratios to Average Net Assets:
Expenses After Waivers and Related Reimbursements[2]	1.70	%(B)	1.70	%(B)
Expenses Before Waivers and Related Reimbursements	16.10	%(B)	5.51	%(B)
Net Investment Loss After Waivers and Related Reimbursements[2]	(1.02	)%(B)	(1.24	)%(B)
Net Investment Loss Before Waivers and Related Reimbursements	(15.42	)%(B)	(5.05	)%(B)
Supplementary Data:
Portfolio Turnover Rate	44	%(A)	139%
Net Assets at End of Period (in thousands)	$73		$72

*	Represents the period from inception of share class (May 30, 2008) through October 31, 2008.
[1]

Calculated based on shares outstanding on the first and last day of the period, except for dividends and distributions, if any, which are based on the actual shares outstanding on the dates of distributions.

[2]

Reflects fees waived and reimbursed by FBR Fund Advisers, Inc. pursuant to a contractual expense limitation of 1.70% (excluding interest, taxes, brokerage commissions, dividend expenses, acquired fund fees and expenses, extraordinary legal expenses, or any other extraordinary expenses).

[3]

The amounts shown for a share outstanding throughout the period may not be in accordance with the changes in the aggregate gains and losses on investments during the period because of the timing of sales and repurchases of Fund shares in relation to fluctuating net asset values during the period.

[4]

Total investment return is calculated assuming a purchase of shares on the first day and a sale on the last day of each period reported and will include reinvestment of dividends and distributions, if any.

(A)	Not Annualized
(B)	Annualized

The FBR Funds

Financial Highlights (continued)

	FBR Focus Fund — Investor Class
	For the Six Months Ended April 30, 2009 (unaudited)		For the Years Ended October 31,
			2008	2007	2006	2005	2004
Per Share Operating Performance:
Net Asset Value – Beginning of Period	$37.40		$57.97	$49.36	$40.36	$37.68	$31.57

Income (Loss) from Investment Operations:
Net Investment Income (Loss)[1,2]	(0.16)		(0.44)	0.08	(0.43)	(0.27)	(0.17)
Net Realized and Unrealized Gain (Loss) on Investments[1,3]	2.63		(19.51)	8.63	10.20	3.51	6.30

Total from Investment Operations	2.47		(19.95)	8.71	9.77	3.24	6.13

Distributions to Shareholders:
From Net Investment Income	—		(0.12)	—	—	—	—
From Net Realized Gain	(5.19)		(0.51)	(0.12)	(0.77)	(0.57)	(0.03)

Total Distributions	(5.19)		(0.63)	(0.12)	(0.77)	(0.57)	(0.03)

Paid-in Capital from Redemption Fees[4]	0.00	[5]	0.01	0.02	0.00 [5]	0.01	0.01

Net Increase (Decrease) in Net Asset Value	(2.72)		(20.57)	8.61	9.00	2.68	6.11

Net Asset Value – End of Period	$34.68		$37.40	$57.97	$49.36	$40.36	$37.68

Total Investment Return[6]	8.72	%(A)	(34.73)%	17.72%	24.53%	8.63%	19.46%
Ratios to Average Net Assets:
Expenses After Waivers[2]	1.46	%(B)	1.42%	1.40%	1.38%	1.50%	1.59%
Expenses Before Waivers	1.46	%(B)	1.42%	1.40%	1.40%	1.53%	1.59%
Net Investment Income (Loss) After Waivers[2]	(1.14	)%(B)	(0.67)%	0.14%	(0.94)%	(0.56)%	(0.75)%
Net Investment Income (Loss) Before Waivers	(1.14	)%(B)	(0.67)%	0.14%	(0.96)%	(0.59)%	(0.75)%
Supplementary Data:
Portfolio Turnover Rate	3	%(A)	17%	5%	3%	20%	19%
Net Assets at End of Period (in thousands)	$779,689		$717,780	$1,556,339	$929,590	$805,858	$825,497

[1]

Calculated based on shares outstanding on the first and last day of the respective periods, except for dividends and distributions, if any, which are based on the actual shares outstanding on the dates of distributions.

[2]

Reflects fees waived by FBR Fund Advisers, Inc. pursuant to a contractual expense limitation of 1.95% (excluding interest, taxes, brokerage commissions, dividend expenses, acquired fund fees and expenses, extraordinary legal expenses, or any other extraordinary expenses) and fees voluntarily waived by the Distributor in an amount attributable to marketing expenses for the Fund while closed to new investors.

[3]

The amounts shown for a share outstanding throughout the respective periods may not be in accordance with the changes in the aggregate gains and losses on investments during the respective periods because of the timing of sales and repurchases of Fund shares in relation to fluctuating net asset values during the respective periods.

[4]	Calculated based on average shares outstanding.
[5]	Less than $0.01
[6]

Total investment return is calculated assuming a purchase of shares on the first day and a sale on the last day of each period reported and will include reinvestment of dividends and distributions, if any.

(A)	Not Annualized
(B)	Annualized

The FBR Funds

Financial Highlights (continued)

	FBR Focus Fund — I Class
	For the Six Months Ended April 30, 2009 (unaudited)		For the Period Ended October 31, 2008*
Per Share Operating Performance:
Net Asset Value – Beginning of Period	$7.27		$10.00

Loss from Investment Operations:
Net Investment Loss[1]	(0.01)		(0.01)
Net Realized and Unrealized Loss on Investments[1,2]	(0.13)		(2.73)

Total from Investment Operations	(0.14)		(2.74)

Distributions to Shareholders:
From Net Realized Gain	(5.19)		—

Paid-in Capital from Redemption Fees[3]	—		0.01

Net Decrease in Net Asset Value	(5.33)		(2.73)

Net Asset Value – End of Period	$1.94		$7.27

Total Investment Return[4]	9.15	%(A)	(27.30	)%(A)
Ratios to Average Net Assets:
Expenses After Waivers	1.16	%(B)	1.05	%(B)
Expenses Before Waivers	1.16	%(B)	1.05	%(B)
Net Investment Loss After Waivers	(0.84	)%(B)	(0.70	)%(B)
Net Investment Loss Before Waivers	(0.84	)%(B)	(0.70	)%(B)
Supplementary Data:
Portfolio Turnover Rate	3	%(A)	17%
Net Assets at End of Period (in thousands)	$20,047		$16,831

*	Represents the period from inception of share class (May 30, 2008) through October 31, 2008.
[1]

Calculated based on shares outstanding on the first and last day of the period, except for dividends and distributions, if any, which are based on the actual shares outstanding on the dates of distributions.

[2]

The amounts shown for a share outstanding throughout the period may not be in accordance with the changes in the aggregate gains and losses on investments during the period because of the timing of sales and repurchases of Fund shares in relation to fluctuating net asset values during the period.

[3]	Calculated based on average shares outstanding.
[4]

Total investment return is calculated assuming a purchase of shares on the first day and a sale on the last day of each period reported and will include reinvestment of dividends and distributions, if any.

(A)	Not Annualized
(B)	Annualized

The FBR Funds

Financial Highlights (continued)

	FBR Focus Fund — R Class
	For the Six Months Ended April 30, 2009 (unaudited)		For the Period Ended October 31, 2008*
Per Share Operating Performance:
Net Asset Value – Beginning of Period	$7.24		$10.00

Loss from Investment Operations:
Net Investment Loss[1,2]	(0.01)		(0.05)
Net Realized and Unrealized Loss on Investments[1,3]	(0.16)		(2.71)

Total from Investment Operations	(0.17)		(2.76)

Distributions to Shareholders:
From Net Realized Gain	(5.19)		—

Net Decrease in Net Asset Value	(5.36)		(2.76)

Net Asset Value – End of Period	$1.88		$7.24

Total Investment Return[4]	8.17	%(A)	(27.60	)%(A)
Ratios to Average Net Assets:
Expenses After Waivers and Related Reimbursements[2]	2.20	%(B)	1.80	%(B)
Expenses Before Waivers and Related Reimbursements	12.88	%(B)	3.79	%(B)
Net Investment Loss After Waivers and Related Reimbursements[2]	(1.91	)%(B)	(1.36	)%(B)
Net Investment Loss Before Waivers and Related Reimbursements	(12.59	)%(B)	(3.35	)%(B)
Supplementary Data:
Portfolio Turnover Rate	3	%(A)	17%
Net Assets at End of Period (in thousands)	$149		$72

*	Represents the period from inception of share class (May 30, 2008) through October 31, 2008.
[1]

Calculated based on shares outstanding on the first and last day of the period, except for dividends and distributions, if any, which are based on the actual shares outstanding on the dates of distributions.

[2]

Reflects fees waived and reimbursed by FBR Fund Advisers, Inc. pursuant to a contractual expense limitation of 2.20% (excluding interest, taxes, brokerage commissions, dividend expenses, acquired fund fees and expenses, extraordinary legal expenses, or any other extraordinary expenses).

[3]

The amounts shown for a share outstanding throughout the period may not be in accordance with the changes in the aggregate gains and losses on investments during the period because of the timing of sales and repurchases of Fund shares in relation to fluctuating net asset values during the period.

[4]

Total investment return is calculated assuming a purchase of shares on the first day and a sale on the last day of each period reported and will include reinvestment of dividends and distributions, if any.

(A)	Not Annualized
(B)	Annualized

The FBR Funds

Financial Highlights (continued)

	FBR Large Cap Financial Fund — Investor Class
	For the Six Months Ended April 30, 2009		For the Years Ended October 31,
	(unaudited)		2008	2007	2006	2005	2004
Per Share Operating Performance:
Net Asset Value – Beginning of Period	$11.14		$18.71	$21.67	$21.84	$24.46	$22.43

Income (Loss) from Investment Operations:
Net Investment Income[1,2]	0.03		0.14	0.14	0.13	0.13	0.08
Net Realized and Unrealized Gain (Loss) on Investments[1,3]	(1.12)		(3.86)	(0.97)	2.72	0.15	2.08

Total from Investment Operations	(1.09)		(3.72)	(0.83)	2.85	0.28	2.16

Distributions to Shareholders:
From Net Investment Income	(0.12)		(0.18)	(0.11)	(0.16)	(0.08)	(0.07)
From Net Realized Gain	—		(3.68)	(2.02)	(2.86)	(2.82)	(0.08)

Total Distributions	(0.12)		(3.86)	(2.13)	(3.02)	(2.90)	(0.15)

Paid-in Capital from Redemption Fees[4]	0.01		0.01	0.00 [5]	0.00 [5]	0.00 [5]	0.02

Net Increase (Decrease) in Net Asset Value	(1.20)		(7.57)	(2.96)	(0.17)	(2.62)	2.03

Net Asset Value – End of Period	$9.94		$11.14	$18.71	$21.67	$21.84	$24.46

Total Investment Return[6]	(9.73	)%(A)	(23.76)%	(4.59)%	14.21%	0.86%	9.76%
Ratios to Average Net Assets:
Expenses After Waivers[2]	1.94	%(B)	1.88%	1.89%	1.83%	1.95%	1.91%
Expenses Before Waivers	2.05	%(B)	2.01%	1.92%	1.84%	1.96%	1.94%
Net Investment Income After Waivers[2]	0.61	%(B)	1.63%	0.59%	0.68%	0.62%	0.28%
Net Investment Income Before Waivers	0.50	%(B)	1.50%	0.56%	0.67%	0.61%	0.25%
Supplementary Data:
Portfolio Turnover Rate	224	%(A)	509%	95%	54%	41%	42%
Net Assets at End of Period (in thousands)	$16,312		$24,272	$15,951	$26,313	$29,037	$30,384

[1]

Calculated based on shares outstanding on the first and last day of the respective periods, except for dividends and distributions, if any, which are based on the actual shares outstanding on the dates of distributions.

[2]

Reflects fees waived by FBR Fund Advisers, Inc. pursuant to a contractual expense limitation of 1.95% (excluding interest, taxes, brokerage commissions, dividend expenses, acquired fund fees and expenses, extraordinary legal expenses, or any other extraordinary expenses) and effective May 30, 2008, the recoupment of certain previously waived fees.

[3]

The amounts shown for a share outstanding throughout the respective periods may not be in accordance with the changes in the aggregate gains and losses on investments during the respective periods because of the timing of sales and repurchases of Fund shares in relation to fluctuating net asset values during the respective periods.

[4]	Calculated based on average shares outstanding.
[5]	Less than $0.01
[6]

Total investment return is calculated assuming a purchase of shares on the first day and a sale on the last day of each period reported and will include reinvestment of dividends and distributions, if any.

(A)	Not Annualized
(B)	Annualized

The FBR Funds

Financial Highlights (continued)

	FBR Small Cap Financial Fund — Investor Class
	For the Six Months Ended April 30, 2009		For the Years Ended October 31,
	(unaudited)		2008	2007	2006	2005	2004
Per Share Operating Performance:
Net Asset Value – Beginning of Period	$15.22		$23.18	$32.70	$32.96	$36.41	$32.56

Income (Loss) from Investment Operations:
Net Investment Income[1]	0.03		0.24	0.29	0.14	0.23	0.13
Net Realized and Unrealized Gain (Loss) on Investments[1,2]	(1.12)		(1.69)	(5.31)	3.44	0.85	4.40

Total from Investment Operations	(1.09)		(1.45)	(5.02)	3.58	1.08	4.53

Distributions to Shareholders:
From Net Investment Income	(0.19)		(0.28)	(0.15)	(0.14)	(0.18)	(0.07)
From Net Realized Gain	—		(6.24)	(4.35)	(3.70)	(4.36)	(0.65)

Total Distributions	(0.19)		(6.52)	(4.50)	(3.84)	(4.54)	(0.72)

Paid-in Capital from Redemption Fees[3]	0.01		0.01	0.00 [4]	0.00 [4]	0.01	0.04

Net Increase (Decrease) in Net Asset Value	(1.27)		(7.96)	(9.52)	(0.26)	(3.45)	3.85

Net Asset Value – End of Period	$13.95		$15.22	$23.18	$32.70	$32.96	$36.41

Total Investment Return[5]	(7.15	)%(A)	(6.76)%	(18.02)%	11.81%	2.63%	14.29%
Ratios to Average Net Assets:
Expenses After Waivers	1.53	%(B)	1.49%	1.51%	1.46%	1.55%	1.59%
Expenses Before Waivers	1.53	%(B)	1.49%	1.51%	1.46%	1.55%	1.59%
Net Investment Income After Waivers	0.57	%(B)	1.48%	0.93%	0.45%	0.69%	0.40%
Net Investment Income Before Waivers	0.57	%(B)	1.48%	0.93%	0.45%	0.69%	0.40%
Supplementary Data:
Portfolio Turnover Rate	77	%(A)	147%	13%	8%	15%	36%
Net Assets at End of Period (in thousands)	$175,450		$181,803	$144,214	$346,155	$463,333	$594,625

[1]

Calculated based on shares outstanding on the first and last day of the respective periods, except for dividends and distributions, if any, which are based on the actual shares outstanding on the dates of distributions.

[2]

The amounts shown for a share outstanding throughout the respective periods may not be in accordance with the changes in the aggregate gains and losses on investments during the respective periods because of the timing of sales and repurchases of Fund shares in relation to fluctuating net asset values during the respective periods.

[3]	Calculated based on average shares outstanding.
[4]	Less than $0.01
[5]

Total investment return is calculated assuming a purchase of shares on the first day and a sale on the last day of each period reported and will include reinvestment of dividends and distributions, if any.

(A)	Not Annualized
(B)	Annualized

The FBR Funds

Financial Highlights (continued)

	FBR Small Cap Financial Fund — I Class
	For the Six Months Ended April 30, 2009 (unaudited)		For the Period Ended October 31, 2008*
Per Share Operating Performance:
Net Asset Value – Beginning of Period	$9.96		$10.00

Income (Loss) from Investment Operations:
Net Investment Income[1,2]	0.77		0.02
Net Realized and Unrealized Loss on Investments[1,3]	(1.44)		(0.06)

Total from Investment Operations	(0.67)		(0.04)

Distributions to Shareholders:
From Net Investment Income	(0.21)		—

Net Decrease in Net Asset Value	(0.88)		(0.04)

Net Asset Value – End of Period	$9.08		$9.96

Total Investment Return[4]	(6.79	)%(A)	(0.40	)%(A)
Ratios to Average Net Assets:
Expenses After Waivers and Related Reimbursements[2]	1.19	%(B)	1.31	%(B)
Expenses Before Waivers and Related Reimbursements	2.52	%(B)	1.31	%(B)
Net Investment Income After Waivers and Related Reimbursements[2]	1.28	%(B)	1.49	%(B)
Net Investment Income (Loss) Before Waivers and Related Reimbursements	(0.05	)%(B)	1.49	%(B)
Supplementary Data:
Portfolio Turnover Rate	77	%(A)	147%
Net Assets at End of Period (in thousands)	$125		$3,952

*	Represents the period from inception of share class (May 30, 2008) through October 31, 2008.
[1]

Calculated based on shares outstanding on the first and last day of the period, except for dividends and distributions, if any, which are based on the actual shares outstanding on the dates of distributions.

[2]

Reflects fees waived and reimbursed by FBR Fund Advisers, Inc. pursuant to a contractual expense limitation of 1.70% (excluding interest, taxes, brokerage commissions, dividend expenses, acquired fund fees and expenses, extraordinary legal expenses, or any other extraordinary expenses and effective May 30, 2008, the recoupment of certain previously waived fees.

[3]

The amounts shown for a share outstanding throughout the period may not be in accordance with the changes in the aggregate gains and losses on investments during the period because of the timing of sales and repurchases of Fund shares in relation to fluctuating net asset values during the period.

[4]

Total investment return is calculated assuming a purchase of shares on the first day and a sale on the last day of each period reported and will include reinvestment of dividends and distributions, if any.

(A)	Not Annualized
(B)	Annualized

The FBR Funds

Financial Highlights (continued)

	FBR Small Cap Financial Fund — R Class
	For the Six Months Ended April 30, 2009 (unaudited)		For the Period Ended October 31, 2008*
Per Share Operating Performance:
Net Asset Value – Beginning of Period	$9.93		$10.00

Income (Loss) from Investment Operations:
Net Investment Income[1,2]	0.01		0.08
Net Realized and Unrealized Loss on Investments[1,3]	(0.76)		(0.15)

Total from Investment Operations	(0.75)		(0.07)

Distributions to Shareholders:
From Net Investment Income	(0.16)		—

Net Decrease in Net Asset Value	(0.91)		(0.07)

Net Asset Value – End of Period	$9.02		$9.93

Total Investment Return[4]	(7.58	)%(A)	(0.70	)%(A)
Ratios to Average Net Assets:
Expenses After Waivers and Related Reimbursements[2]	2.20	%(B)	1.86	%(B)
Expenses Before Waivers and Related Reimbursements	10.84	%(B)	3.54	%(B)
Net Investment Income (Loss) After Waivers and Related Reimbursements[2]	(0.08	)%(B)	1.83	%(B)
Net Investment Income (Loss) Before Waivers and Related Reimbursements	(8.72	)%(B)	0.15	%(B)
Supplementary Data:
Portfolio Turnover Rate	77	%(A)	147%
Net Assets at End of Period (in thousands)	$111		$99

*	Represents the period from inception of share class (May 30, 2008) through October 31, 2008.
[1]

Calculated based on shares outstanding on the first and last day of the period, except for dividends and distributions, if any, which are based on the actual shares outstanding on the dates of distributions.

[2]

Reflects fees waived and reimbursed by FBR Fund Advisers, Inc. pursuant to a contractual expense limitation of 2.20% (excluding interest, taxes, brokerage commissions, dividend expenses, acquired fund fees and expenses, extraordinary legal expenses, or any other extraordinary expenses).

[3]

The amounts shown for a share outstanding throughout the period may not be in accordance with the changes in the aggregate gains and losses on investments during the period because of the timing of sales and repurchases of Fund shares in relation to fluctuating net asset values during the period.

[4]

Total investment return is calculated assuming a purchase of shares on the first day and a sale on the last day of each period reported and will include reinvestment of dividends and distributions, if any.

(A)	Not Annualized
(B)	Annualized

The FBR Funds

Financial Highlights (continued)

	FBR Technology Fund — Investor Class
	For the Six Months Ended April 30, 2009		For the Years Ended October 31,
	(unaudited)		2008	2007	2006	2005	2004
Per Share Operating Performance:
Net Asset Value – Beginning of Period	$6.96		$13.34	$11.97	$10.82	$10.96	$11.03

Income (Loss) from Investment Operations:
Net Investment Loss[1,2]	(0.04)		(0.12)	(0.05)	(0.04)	(0.05)	(0.14)
Net Realized and Unrealized Gain (Loss) on Investments[1,3]	0.57		(5.03)	1.81	1.77	1.53	0.24

Total from Investment Operations	0.53		(5.15)	1.76	1.73	1.48	0.10

Distributions to Shareholders:
From Net Realized Gain	—		(1.23)	(0.39)	(0.58)	(1.62)	(0.20)

Paid-in Capital from Redemption Fees[4]	0.00	[5]	0.00 [5]	0.00 [5]	0.00 [5]	0.00 [5]	0.03

Net Increase (Decrease) in Net Asset Value	0.53		(6.38)	1.37	1.15	(0.14)	(0.07)

Net Asset Value – End of Period	$7.49		$6.96	$13.34	$11.97	$10.82	$10.96

Total Investment Return[6]	7.61	%(A)	(42.30)%	15.18%	16.40%	14.51%	1.17%
Ratios to Average Net Assets:
Expenses After Waivers and Related Reimbursements[2]	1.95	%(B)	1.84%	1.70%	1.87%	1.94%	1.95%
Expenses Before Waivers and Related Reimbursements	3.20	%(B)	1.92%	1.70%	1.92%	2.74%	3.21%
Net Investment Loss After Waivers and Related Reimbursements[2]	(0.95	)%(B)	(0.60)%	(0.41)%	(0.60)%	(0.77)%	(1.23)%
Net Investment Loss Before Waivers and Related Reimbursements	(2.20	)%(B)	(0.68)%	(0.41)%	(0.65)%	(1.57)%	(2.49)%
Supplementary Data:
Portfolio Turnover Rate	97	%(A)	175%	229%	108%	100%	99%
Net Assets at End of Period (in thousands)	$6,441		$7,689	$40,935	$39,407	$14,810	$6,608

[1]

Calculated based on shares outstanding on the first and last day of the respective periods, except for dividends and distributions, if any, which are based on the actual shares outstanding on the dates of distributions.

[2]

Reflects fees waived and reimbursed by FBR Fund Advisers, Inc. pursuant to a contractual expense limitation of 1.95% (excluding interest, taxes, brokerage commissions, dividend expenses, acquired fund fees and expenses, extraordinary legal expenses, or any other extraordinary expenses) and effective May 30, 2008, the recoupment of certain previously waived fees.

[3]

The amounts shown for a share outstanding throughout the respective periods may not be in accordance with the changes in the aggregate gains and losses on investments during the respective periods because of the timing of sales and repurchases of Fund shares in relation to fluctuating net asset values during the respective periods.

[4]	Calculated based on average shares outstanding.
[5]	Less than $0.01
[6]

Total investment return is calculated assuming a purchase of shares on the first day and a sale on the last day of each period reported and will include reinvestment of dividends and distributions, if any.

(A)	Not Annualized
(B)	Annualized

The FBR Funds

Financial Highlights (continued)

	FBR Gas Utility Index Fund — Investor Class
	For the Six Months Ended April 30, 2009		For the Years Ended October 31,
	(unaudited)		2008	2007	2006	2005	2004
Per Share Operating Performance:
Net Asset Value – Beginning of Period	$15.26		$23.14	$19.48	$17.25	$14.67	$12.51

Income (Loss) from Investment Operations:
Net Investment Income[1,2]	0.22		0.47	0.47	0.50	0.52	0.38
Net Realized and Unrealized Gain (Loss) on Investments[1,3]	(1.65)		(6.13)	3.67	2.34	2.47	2.17

Total from Investment Operations	(1.43)		(5.66)	4.14	2.84	2.99	2.55

Distributions to Shareholders:
From Net Investment Income	(0.22)		(0.47)	(0.48)	(0.61)	(0.41)	(0.39)
From Net Realized Gain	(0.74)		(1.75)	—	—	—	—

Total Distributions	(0.96)		(2.22)	(0.48)	(0.61)	(0.41)	(0.39)

Paid-in Capital from Redemption Fees[4]	0.01		0.00 [5]	0.00 [5]	0.00 [5]	0.00 [5]	0.00 [5]

Net Increase (Decrease) in Net Asset Value	(2.38)		(7.88)	3.66	2.23	2.58	2.16

Net Asset Value – End of Period	$12.88		$15.26	$23.14	$19.48	$17.25	$14.67

Total Investment Return[6]	(9.62	)%(A)	(26.81)%	21.51%	16.84%	20.48%	20.63%
Ratios to Average Net Assets:
Expenses After Waivers[2]	0.76	%(B)	0.70%	0.75%	0.80%	0.80%	0.85%
Expenses Before Waivers	0.76	%(B)	0.70%	0.75%	0.80%	0.80%	0.88%
Net Investment Income After Waivers[2]	3.34	%(B)	2.39%	2.21%	2.69%	3.18%	2.90%
Net Investment Income Before Waivers	3.34	%(B)	2.39%	2.21%	2.69%	3.18%	2.87%
Supplementary Data:
Portfolio Turnover Rate	13	%(A)	27%	22%	16%	20%	34%
Net Assets at End of Period (in thousands)	$164,578		$198,569	$285,951	$270,031	$295,804	$220,545

[1]

Calculated based on shares outstanding on the first and last day of the respective periods, except for dividends and distributions, if any, which are based on the actual shares outstanding on the dates of distributions.

[2]

Reflects fees waived by FBR Fund Advisers, Inc. pursuant to a contractual expense limitation of 0.85% (excluding interest, taxes, brokerage commissions, dividend expenses, acquired fund fees and expenses, extraordinary legal expenses, or any other extraordinary expenses) and effective May 30, 2008, the recoupment of certain previously waived fees.

[3]

The amounts shown for a share outstanding throughout the respective periods may not be in accordance with the changes in the aggregate gains and losses on investments during the respective periods because of the timing of sales and repurchases of Fund shares in relation to fluctuating net asset values during the respective periods.

[4]	Calculated based on average shares outstanding.
[5]	Less than $0.01
[6]

Total investment return is calculated assuming a purchase of shares on the first day and a sale on the last day of each period reported and will include reinvestment of dividends and distributions, if any.

(A)	Not Annualized
(B)	Annualized

The FBR Funds

Financial Highlights (continued)

	FBR Gas Utility Index Fund — R Class
	For the Six Months Ended April 30, 2009 (unaudited)		For the Period Ended October 31, 2008*
Per Share Operating Performance:
Net Asset Value – Beginning of Period	$7.16		$10.00

Income (Loss) from Investment Operations:
Net Investment Income[1,2]	0.08		0.07
Net Realized and Unrealized Loss on Investments[1,3]	(0.74)		(2.84)

Total from Investment Operations	(0.66)		(2.77)

Distributions to Shareholders:
From Net Investment Income	(0.21)		(0.07)
From Net Realized Gain	(0.74)		—

Total Distributions	(0.95)		(0.07)

Net Decrease in Net Asset Value	(1.61)		(2.84)

Net Asset Value – End of Period	$5.55		$7.16

Total Investment Return[4]	(9.91	)%(A)	(27.84	)%(A)
Ratios to Average Net Assets:
Expenses After Waivers and Related Reimbursements[2]	1.35	%(B)	1.19	%(B)
Expenses Before Waivers and Related Reimbursements	12.14	%(B)	3.39	%(B)
Net Investment Income After Waivers and Related Reimbursements[2]	2.73	%(B)	1.87	%(B)
Net Investment Loss Before Waivers and Related Reimbursements	(8.06	)%(B)	(0.33	)%(B)
Supplementary Data:
Portfolio Turnover Rate	13	%(A)	27%
Net Assets at End of Period (in thousands)	$65		$72

*	Represents the period from inception of share class (May 30, 2008) through October 31, 2008.
[1]

Calculated based on shares outstanding on the first and last day of the period, except for dividends and distributions, if any, which are based on the actual shares outstanding on the dates of distributions.

[2]

Reflects fees waived by FBR Fund Advisers, Inc. pursuant to a contractual expense limitation of 1.35% (excluding interest, taxes, brokerage commissions, dividend expenses, acquired fund fees and expenses, extraordinary legal expenses, or any other extraordinary expenses).

[3]

The amounts shown for a share outstanding throughout the period may not be in accordance with the changes in the aggregate gains and losses on investments during the period because of the timing of sales and repurchases of Fund shares in relation to fluctuating net asset values during the period.

[4]

Total investment return is calculated assuming a purchase of shares on the first day and a sale on the last day of each period reported and will include reinvestment of dividends and distributions, if any.

(A)	Not Annualized
(B)	Annualized

The FBR Funds

Financial Highlights (continued)

	FBR Fund for Government Investors
	For the Six Months Ended April 30, 2009		For the Years Ended October 31,				For the Period Ended October 31,		For the Year Ended December 31,
	(unaudited)		2008	2007	2006	2005	2004*		2003
Per Share Operating Performance:
Net Asset Value – Beginning of Period	$1.00		$1.00	$1.00	$1.00	$1.00	$1.00		$1.00

Income (Loss) from Investment Operations:
Net Investment Income[1,2]	0.00	[3]	0.02	0.04	0.04	0.02	0.00	[3]	0.00 [3]
Net Realized Loss on Investments[1,4]	—		—	—	(0.00)[3]	(0.00)[3]	(0.00)[3]		(0.00)[3]

Total From Investment Operations	0.00	[3]	0.02	0.04	0.04	0.02	0.00	[3]	0.00 [3]

Distributions to Shareholders:
From Net Investment Income	(0.00)[3]		(0.02)	(0.04)	(0.04)	(0.02)	(0.00)[3]		(0.00)[3]

Net Asset Value – End of Period	$1.00		$1.00	$1.00	$1.00	$1.00	$1.00		$1.00

Total Investment Return[5]	0.20	%(A)	2.31%	4.46%	3.89%	1.96%	0.42	%(A)	0.42%
Ratios to Average Net Assets:
Expenses After Waivers[2]	0.77	%(B)	0.79%	0.83%	0.85%	0.76%	0.75	%(B)	0.75%
Expenses Before Waivers	0.88	%(B)	0.79%	0.83%	0.85%	0.86%	0.85	%(B)	0.82%
Net Investment Income After Waivers[2]	0.44	%(B)	2.48%	4.37%	3.81%	1.92%	0.50	%(B)	0.43%
Net Investment Income Before Waivers	0.33	%(B)	2.48%	4.37%	3.81%	1.82%	0.40	%(B)	0.36%
Supplementary Data:
Net Assets at End of Period (in thousands)	$85,320		$105,066	$181,040	$211,171	$251,675	$288,761		$341,413

*	Effective March 1, 2004, the Fund’s fiscal year end changed to October 31.
[1]

Calculated based on shares outstanding on the first and last day of the respective periods, except for dividends and distributions, if any, which are based on the actual shares outstanding on the dates of distributions.

[2]

Prior to November 1, 2005, reflects fees waived by FBR Fund Advisers, Inc. (“Fund Advisers”) pursuant to a contractual advisory fee waiver of 0.10% (excluding interest, taxes, brokerage commissions, dividend expenses, acquired fund fees and expenses, extraordinary legal expenses, or any other extraordinary expenses). For the period ended April 30, 2009, Fund Advisers voluntarily absorbed expenses that were otherwise payable by the Fund.

[3]	Less than $0.01
[4]

The amounts shown for a share outstanding throughout the respective periods may not be in accordance with the changes in the aggregate gains and losses in investments during the respective periods because of the timing of sales and repurchases of Fund shares in relation to fluctuating net asset values during the respective periods.

[5]

Total investment return is calculated assuming a purchase of shares on the first day and a sale on the last day of each period reported and will include reinvestment of dividends and distributions, if any.

(A)	Not Annualized
(B)	Annualized

The accompanying notes are an integral part of the financial statements.

The FBR Funds

Schedule of Shareholder Expenses

(unaudited)

As a shareholder of the Funds, you incur two types of costs: (1) transaction costs, including reinvested dividends or other distributions; redemption fees; and exchange fees; and (2) ongoing costs, including investment advisory fees; distribution (12b-1) fees; and other Fund expenses. This example is intended to help you understand your ongoing costs (in dollars) of investing in the Funds and to compare these costs with the ongoing costs of investing in other mutual funds.

The example is based on an investment of $1,000 invested at the beginning of the period and held for the entire period (November 1, 2008 through April 30, 2009).

Actual Expenses

The table on the following page provides information about actual account values and actual expenses. You may use the information in this line, together with the amount you invested, to estimate the expenses that you paid over the period. Simply divide your account value by $1,000 (for example, an $8,600 account value divided by $1,000 = 8.6), then multiply the result by the number in the first line under the heading entitled “Expenses Paid During the Six Months Ended April 30, 2009” to estimate the expenses you paid on your account during this period.

The FBR Funds

Schedule of Shareholder Expenses (continued)

(unaudited)

	Net Expense Ratio Annualized April 30, 2009	Beginning Account Value November 1, 2008	Ending Account Value April 30, 2009	Expenses Paid During the Six Months Ended April 30, 2009*
Pegasus Fund
Investor Class	1.25%	$1,000.00	$991.10	$6.20
I Class	1.00	1,000.00	990.80	4.94
Pegasus Mid Cap Fund
Investor Class	1.35	1,000.00	1,008.50	6.72
I Class	1.10	1,000.00	1,009.50	5.46
Pegasus Small Cap Fund
Investor Class	1.45	1,000.00	973.90	7.11
I Class	1.20	1,000.00	973.80	5.86
Pegasus Small Cap Growth Fund
Investor Class	1.45	1,000.00	1,024.00	7.28
I Class	1.20	1,000.00	1,023.60	6.02
R Class	1.70	1,000.00	1,022.30	8.52
Focus Fund
Investor Class	1.46	1,000.00	1,087.20	7.55
I Class	1.16	1,000.00	1,091.50	6.03
R Class	2.20	1,000.00	1,081.70	11.37
Large Cap Financial Fund
Investor Class	1.94	1,000.00	902.70	9.17
Small Cap Financial Fund
Investor Class	1.53	1,000.00	928.50	7.30
I Class	1.19	1,000.00	932.10	5.66
R Class	2.20	1,000.00	924.20	10.53
Technology Fund
Investor Class	1.95	1,000.00	1,076.10	10.03
Gas Utility Index Fund
Investor Class	0.76	1,000.00	903.80	3.58
R Class	1.35	1,000.00	900.90	6.37
Fund for Government Investors	0.77	1,000.00	1,002.00	3.85

*	Expenses are equal to the Fund’s annualized expense ratio, multiplied by the average account value over the period, multiplied by the number of days in most recent fiscal half-year then divided by 365.

The FBR Funds

Schedule of Shareholder Expenses (continued)

(unaudited)

Hypothetical Example for Comparison Purposes

The table on the following page provides information about hypothetical account values and hypothetical expenses based on the Funds’ actual expense ratio and an assumed rate of return of 5% per year before expenses, which is not the Funds’ actual return. The hypothetical account values and expenses may not be used to estimate the actual ending account balance or expenses you paid for the period. You may use this information to compare the ongoing costs of investing in the Funds and other funds. To do so, compare this 5% hypothetical example with the 5% hypothetical examples that appear in the shareholder reports of the other funds.

The FBR Funds

Schedule of Shareholder Expenses (continued)

(unaudited)

	Net Expense Ratio Annualized April 30, 2009	Beginning Account Value November 1, 2008	Ending Account Value April 30, 2009	Expenses Paid During the Six Months Ended April 30, 2009*
Pegasus Fund
Investor Class	1.25%	$1,000.00	$1,018.57	$6.28
I Class	1.00	1,000.00	1,019.83	5.01
Pegasus Mid Cap Fund
Investor Class	1.35	1,000.00	1,018.11	6.75
I Class	1.10	1,000.00	1,019.36	5.49
Pegasus Small Cap Fund
Investor Class	1.45	1,000.00	1,017.59	7.27
I Class	1.20	1,000.00	1,018.86	5.99
Pegasus Small Cap Growth Fund
Investor Class	1.45	1,000.00	1,017.60	7.25
I Class	1.20	1,000.00	1,018.84	6.01
R Class	1.70	1,000.00	1,016.36	8.50
Focus Fund
Investor Class	1.46	1,000.00	1,017.56	7.30
I Class	1.16	1,000.00	1,019.03	5.82
R Class	2.20	1,000.00	1,013.87	11.00
Large Cap Financial Fund
Investor Class	1.94	1,000.00	1,015.16	9.71
Small Cap Financial Fund
Investor Class	1.53	1,000.00	1,017.22	7.64
I Class	1.19	1,000.00	1,018.91	5.94
R Class	2.20	1,000.00	1,013.89	10.98
Technology Fund
Investor Class	1.95	1,000.00	1,015.13	9.73
Gas Utility Index Fund
Investor Class	0.76	1,000.00	1,021.03	3.80
R Class	1.35	1,000.00	1,018.10	6.76
Fund for Government Investors	0.77	1,000.00	1,020.95	3.88

*	Expenses are equal to the Fund’s annualized expense ratio, multiplied by the average account value over the period, multiplied by the number of days in most recent fiscal half-year then divided by 365.

The FBR Funds

Notes to Financial Statements

(unaudited)

1. Organization

The FBR Funds (the “Trust”) is registered under the Investment Company Act of 1940, as amended, (“1940 Act”) as an open-end management investment company. The Trust was organized as a business trust under the laws of the State of Delaware on September 29, 2003. The Trust currently consists of ten series which represent interests in one of the following investment portfolios: FBR Pegasus FundTM (“Pegasus Fund”), FBR Pegasus Mid Cap FundTM (“Pegasus Mid Cap Fund”), FBR Pegasus Small Cap FundTM (“Pegasus Small Cap Fund”), FBR Pegasus Small Cap Growth FundTM (“Pegasus Small Cap Growth Fund”), FBR Focus Fund (“Focus Fund”), FBR Large Cap Financial Fund (“Large Cap Financial Fund”), FBR Small Cap Financial Fund (“Small Cap Financial Fund”), FBR Technology Fund (“Technology Fund”), FBR Gas Utility Index Fund (“Gas Utility Index Fund”) and FBR Fund for Government Investors (“Money Market Fund”), (each a “Fund” and collectively, the “Funds”). The Trust is authorized to issue an unlimited number of shares of beneficial interest with no par value which may be issued in more than one class or series. Effective May 30, 2008, certain of the Funds began offering new share classes: R Class shares intended for retirement investors and I Class shares intended for institutional investors. The initial class of shares are now referred to as Investor Class, in all Funds except for the Money Market Fund.

The Pegasus Fund, a non-diversified fund, invests in the stocks of companies of any size without regard to market capitalization. The investment objective of the Fund is capital appreciation.

The Pegasus Mid Cap Fund, a non-diversified fund, invests, under normal circumstances, at least 80% of its net assets plus the amount of any borrowings for investment purposes in securities of mid capitalization (“mid-cap”) companies. The investment objective of the Fund is capital appreciation.

The Pegasus Small Cap Fund, a non-diversified fund, invests, under normal circumstances, at least 80% of its net assets plus the amount of any borrowings for investment purposes in securities of small capitalization (“small-cap”) companies. The investment objective of the Fund is capital appreciation.

The Pegasus Small Cap Growth Fund, a non-diversified fund, invests, under normal circumstances, at least 80% of its net assets plus the amount of any borrowings for investment purposes in securities of small-cap companies. The investment objective of the Fund is long-term capital appreciation.

The Focus Fund, a non-diversified fund, invests, under normal circumstances, primarily in securities of companies traded in domestic markets. The investment objective of the Fund is capital appreciation.

The Large Cap Financial Fund, a non-diversified fund, invests, under normal circumstances, at least 80% of its net assets plus the amount of any borrowings for investment purposes in securities of large capitalization (“large-cap”) companies principally engaged in the business of financial services including, but not limited to, commercial banks, savings and loan

The FBR Funds

Notes to Financial Statements (continued)

(unaudited)

associations, consumer and industrial finance companies, securities brokerage companies, insurance companies, real estate and leasing companies, holding companies for each of the foregoing types of business, or companies that combine some or all of these businesses. The investment objective of the Fund is capital appreciation.

The Small Cap Financial Fund, a non-diversified fund, invests, under normal circumstances, at least 80% of its net assets plus the amount of any borrowings for investment purposes in securities of small-cap companies principally engaged in the business of providing financial services to consumers and industry. The investment objective of the Fund is capital appreciation.

The Technology Fund, a non-diversified fund, invests, under normal circumstances, at least 80% of its net assets plus the amount of any borrowings for investment purposes in securities of companies that are principally engaged in the research, design, development, manufacturing or distributing products or services in the technology industry. The investment objective of the Fund is long-term capital appreciation.

The Gas Utility Index Fund, a diversified fund, invests, under normal circumstances, at least 85% of its net assets in the common stock of companies that have natural gas distribution and transmission operations. The investment objective of the Fund is income and capital appreciation.

The Money Market Fund, a diversified fund, invests, under normal circumstances, at least 95% of its total assets in fixed-rate and floating-rate short-term instruments issued or guaranteed by the U.S. Government, its agencies or instrumentalities and in repurchase agreements secured by such instruments. The investment objective of the Fund is current income consistent with liquidity and preservation of capital.

2. Significant Accounting Policies

The following is a summary of the Funds’ significant accounting policies:

Portfolio Valuation — The net asset value per share (“NAV”) of each Fund is determined as of the close of regular trading on the New York Stock Exchange (“NYSE”) (normally 4:00 p.m., Eastern Time) on each business day that the exchange is open for trading. Each Fund’s securities are valued at the last sale price on the securities exchange or national securities market on which such securities are primarily traded. Securities that are quoted by NASDAQ are valued at the NASDAQ Official Closing Price. Securities not listed on an exchange or national securities market, or securities in which there were no transactions, are valued at the average of the most recent bid and ask prices, except in the case of open short positions where the ask price is used for valuation purposes. The bid price is used when no ask price is available. Short-term investments are carried at amortized cost, which approximates market value. Restricted securities, as well as securities or other assets for which market quotations are not readily available, or are not valued by a pricing service approved by the Funds’ Board of Trustees (the “Board”), are valued at fair value in good faith by, or at the direction of, the Board.

The FBR Funds

Notes to Financial Statements (continued)

(unaudited)

Effective November 1, 2008, the Funds adopted Statement on Financial Accounting Standards (SFAS) No. 157, “Fair Value Measurements.” SFAS No. 157 establishes a single authoritative definition of fair value, sets out a framework for measuring fair value and requires additional disclosures about fair value measurements.

Various inputs are used in determining the value of the Funds’ investments. These inputs are summarized in the three broad levels listed below:

•	Level 1 – quoted prices in active markets for identical securities

•	Level 2 – other significant observable inputs (including quoted prices for similar securities, interest rates, prepayment speeds, credit risk, etc.)

•	Level 3 – significant unobservable inputs (including the Fund’s own assumptions in determining the fair value of investments)

The inputs or methodology used for valuing securities are not necessarily an indication of the risk associated with investing in those securities. For example, securities maturing within 60 days of the filing are valued using amortized cost, in accordance with rules under the Investment Company Act of 1940. Generally, amortized cost approximates the current fair value of a security, but since the value is not obtained from a quoted price in an active market, such securities are reflected as Level 2.

The following is a summary of the inputs used to value the Funds’ net assets as of April 30, 2009:

	Level 1 – Quoted Prices	Level 2 – Other Significant Observable Inputs	Level 3 – Significant Unobservable Inputs
Pegasus Fund	$11,272,648	$—	$—
Pegasus Mid Cap Fund	7,884,874	—	—
Pegasus Small Cap Fund	7,688,807	—	—
Pegasus Small Cap Growth Fund	3,395,165	—	—
Focus Fund	795,754,272	—	—
Large Cap Financial Fund	16,649,761	—	—
Small Cap Financial Fund	178,804,918	—	—
Technology Fund	6,398,372	—	—
Gas Utility Index Fund	164,484,743	—	—
Fund for Government Investors	8,027,634	77,026,494	—

Share Valuation — The NAV of each Fund is calculated by dividing the sum of the value of the securities held by each Fund, plus cash or other assets, minus all liabilities (including estimated accrued expenses) by the total number of shares outstanding of each Fund, rounded to the nearest cent. Each Fund’s shares will not be priced on the days on which the NYSE is closed for trading. The offering and redemption price per share of each Fund is equal to each Fund’s NAV. The Funds, except for the Money Market Fund, charge a 1% redemption fee on shares redeemed or exchanged within 90 days of purchase. These fees are

The FBR Funds

Notes to Financial Statements (continued)

(unaudited)

deducted from the redemption proceeds otherwise payable to the shareholder. The Funds will retain the fee charged as paid-in capital and such fees become part of that Fund’s daily NAV calculation.

Investment Income — Dividend income is recorded on the ex-dividend date. Interest income, which includes the amortization of premium and accretion of discount, if any, is recorded on an accrual basis.

Expenses — The Funds pay all operational expenses, which are either charged directly to a Fund for which the expense is attributable or are allocated proportionately among the Funds based on allocation methods approved by the Board.

Distributions to Shareholders — Each Fund, except the Gas Utility Index Fund and Money Market Fund, declares and pays any dividends from its net investment income, if any, annually. The Gas Utility Index Fund declares and pays any such dividends quarterly. The Money Market Fund declares dividends each day the Fund is open for business and pays monthly. Distributions from net realized capital gains, if any, will be distributed at least annually for each Fund. Income and capital gain distributions are determined in accordance with U.S. federal income tax regulations.

Allocations — Investment income earned, realized capital gains and losses, and unrealized appreciation and depreciation for the Funds are allocated daily to each class of shares based upon its proportionate share of total net assets of the Fund. Class specific expenses are charged directly to the class incurring the expense. Common expenses, which are not attributable to a specific class, are allocated daily to each class of shares based upon its proportionate share of total net assets of the Fund. Expenses not directly billed to a Fund are allocated proportionally among all Funds daily in relation to net assets of each Fund or another reasonable measure.

Security Transactions — Security transactions are accounted for on the trade date. Securities sold are determined on a specific identification basis.

Estimates — The preparation of financial statements in accordance with U.S. generally accepted accounting principles requires management to make estimates and assumptions that may affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the reporting period. Actual results could differ from those estimates.

Repurchase Agreements — The Funds have agreed to purchase securities from financial institutions subject to the seller’s agreement to repurchase them at an agreed-upon time and price (“repurchase agreement”). The financial institutions with whom each Fund enters into repurchase agreements are banks and broker/dealers which the adviser considers creditworthy pursuant to criteria approved by the Board. The seller under a repurchase agreement will be required to maintain the value of the securities as collateral, subject to the agreement at not less than the repurchase price plus accrued interest. The adviser marks to

The FBR Funds

Notes to Financial Statements (continued)

(unaudited)

market daily the value of the collateral, and, if necessary, requires the seller to maintain additional securities, to ensure that the value is not less than the repurchase price. Default by or bankruptcy of the seller would, however, expose each Fund to possible loss because of adverse market action or delays in connection with the disposition of the underlying securities.

3. Transactions with Affiliates

Investment Adviser — FBR Fund Advisers, Inc. (“Fund Advisers”) serves as investment adviser to the Funds. For its advisory services, Fund Advisers receives a monthly fee at an annual rate of 0.90% of the average daily net assets of the Pegasus Fund, Pegasus Mid Cap Fund, Pegasus Small Cap Fund, Pegasus Small Cap Growth Fund, Focus Fund, Large Cap Financial Fund, Small Cap Financial Fund, and Technology Fund, and at an annual rate of 0.40% of the average daily net assets of the Gas Utility Index Fund. The Money Market Fund pays a management fee at an annual rate based on the Fund’s average daily net assets of 0.50% on the first $500 million, 0.45% on the next $250 million, 0.40% on the next $250 million, and 0.35% on net assets over $1 billion.

Fund Advisers has contractually agreed to limit each Fund’s total operating expenses and to maintain these limitations with regard to each Fund through October 31, 2011. The Money Market Fund has a limitation of 1.00% of the Fund’s average daily net assets, (excluding interest, taxes, brokerage commissions, dividend expenses, acquired fund fees and expenses, extraordinary legal expenses, or any other extraordinary expenses). The following are the limits for the Equity Funds, based on average daily net assets (excluding interest, taxes, brokerage commissions, dividend expenses, acquired fund fees and expenses, extraordinary legal expenses, or any other extraordinary expenses).

	Investor Class	Investor Class Prior to May 30, 2008	I Class	R Class
Pegasus Fund	1.25%	1.95%	1.00%	NA
Pegasus Mid Cap Fund	1.35%	1.95%	1.10%	NA
Pegasus Small Cap Fund	1.45%	1.95%	1.20%	NA
Pegasus Small Cap Growth Fund	1.45%	1.95%	1.20%	1.70%
Focus Fund	1.95%	1.95%	1.70%	2.20%
Large Cap Financial Fund	1.95%	1.95%	NA	NA
Small Cap Financial Fund	1.95%	1.95%	1.70%	2.20%
Technology Fund	1.95%	1.95%	NA	NA
Gas Utility Index Fund	0.85%	0.85%	NA	1.35%

Effective May 30, 2008, the Adviser may recoup any waived amount from a Fund pursuant to this agreement if such reimbursement does not cause the Fund to exceed existing expense limitations and the reimbursement is made within three years after the year in which the Adviser incurred the expense.

The FBR Funds

Notes to Financial Statements (continued)

(unaudited)

As of April 30, 2009, the Funds had the following amounts (and year of expiration) subject to repayment to the Adviser:

	Year Fees Waived	Repayment Expires	Balance
Pegasus Fund - Investor Class	2008	2011	$42,645
	2009	2012	54,998
Pegasus Fund - I Class	2008	2011	1,153
	2009	2012	4,706
Pegasus Mid Cap Fund - Investor Class	2008	2011	37,881
	2009	2012	50,914
Pegasus Mid Cap Fund - I Class	2008	2011	1,295
	2009	2012	4,269
Pegasus Small Cap Fund - Investor Class	2008	2011	36,709
	2009	2012	48,353
Pegasus Small Cap Fund - I Class	2008	2011	1,298
	2009	2012	4,278
Pegasus Small Cap Growth Fund - Investor Class	2008	2011	44,078
	2009	2012	51,165
Pegasus Small Cap Growth Fund - I Class	2008	2011	1,436
	2009	2012	4,580
Pegasus Small Cap Growth Fund - R Class	2008	2011	1,450
	2009	2012	4,627
Focus Fund - R Class	2008	2011	709
	2009	2012	4,167
Large Cap Financial Fund - Investor Class	2008	2011	104
	2009	2012	9,469
Small Cap Financial Fund - I Class	2009	2012	4,110
Small Cap Financial Fund - R Class	2008	2011	687
	2009	2012	3,983
Technology Fund - Investor Class	2008	2011	7,400
	2009	2012	39,762
Gas Utility Index Fund - R Class	2008	2011	823
	2009	2012	3,520

During the six months ended April 30, 2009, the Gas Utility Index Fund - Investor Class repaid the Adviser $78 for fees waived during the fiscal year ended October 31, 2008.

Administrator — JPMorgan Chase Bank N.A. (“JPMorgan”) serves as the administrator to the Funds and provides pursuant to an Administration Agreement (“Agreement”) day-to-day administrative services including monitoring portfolio compliance, determining compliance with provisions of the Internal Revenue Code and preparing the Funds’ registration statements. Pursuant to the Agreement, JPMorgan receives a monthly fee based on average daily net assets of the Trust.

Pursuant to the Administrative Services Agreement, the Adviser also provides administrative services to the Funds including oversight of service providers. The Adviser receives 0.02% of average daily net assets of the Trust. The Adviser also provides the Funds with office

The FBR Funds

Notes to Financial Statements (continued)

(unaudited)

space, facilities and business equipment and generally administers the Funds’ business affairs and provides the services of executive and clerical personnel for administering the affairs of the Funds. The Adviser compensates all personnel, Officers and Trustees of the Funds if such persons are employees of the Adviser. For the six months ended April 30, 2009, JPMorgan earned $98,253 and Fund Advisers earned $111,637 in Administrator fees.

Plan of Distribution — The Trust, on behalf of the Investor Class shares of each Fund, except the Gas Utility Index Fund and Money Market Fund, has adopted a Distribution Plan (the “Plan”) pursuant to Rule 12b-1 under the 1940 Act. Under the Investor Class Plan, each Fund may pay FBR Investment Services, Inc. (the “Distributor”) a fee at an annual rate of up to 0.25% of each Fund’s average daily net assets. The Trust has also adopted a Distribution Plan for R Class shareholders of certain Funds that pays a fee at an annual rate of up to 0.50% of each Fund’s average daily net assets. Fees paid to the Distributor under the Plans are payable without regard to actual expenses incurred.

Brokerage Commissions — For the six months ended April 30, 2009, the Small Cap Financial Fund and the Large Cap Financial Fund paid $30,778 and $1,910, respectively, in brokerage commissions from portfolio transactions to FBR Capital Markets & Co. (“FBR & Co.”), an affiliate of Fund Advisers and the Distributor. No other Fund paid commissions to FBR & Co. during the period.

Trustees’ Fees — Each Trustee of the Trust who is not an employee or affiliate of Fund Advisers receives an annual retainer fee of $25,000 and an additional meeting fee of $2,500 for each regular meeting attended. In addition, each Trustee that serves on the Audit Committee or Nominating Committee receives a meeting fee of $1,000 for attendance at the meeting. If a Trustee participates by teleconference, the meeting fee is $1,000. The Chairman of the Board, an independent Trustee, receives an additional $2,000 for each meeting attended, and the Audit Committee Chairman receives an additional $1,000 for each committee meeting attended.

4. Investment Transactions

For the six months ended April 30, 2009, purchases and sales of investment securities (excluding short-term securities and U.S. government obligations) for each Fund were as follows:

	Purchases	Sales
Pegasus Fund	$7,664,102	$1,312,556
Pegasus Mid Cap Fund	4,614,155	2,161,406
Pegasus Small Cap Fund	7,601,393	4,478,231
Pegasus Small Cap Growth Fund	1,632,767	1,219,875
Focus Fund	20,657,400	52,639,635
Large Cap Financial Fund	28,252,015	26,813,112
Small Cap Financial Fund	119,036,817	65,395,921
Technology Fund	5,172,027	6,391,924
Gas Utility Index Fund	23,783,776	22,201,867

The FBR Funds

Notes to Financial Statements (continued)

(unaudited)

5. Capital Share Transactions

	FBR Pegasus FundTM		FBR Pegasus Mid Cap FundTM
	For the Six Months Ended April 30, 2009 (unaudited)	For the Year Ended October 31, 2008(A)	For the Six Months Ended April 30, 2009 (unaudited)	For the Year Ended October 31, 2008(A)
Capital Transactions:
Investor Class
Proceeds from Sale of Shares	$7,484,755	$1,161,675	$4,160,600	$2,480,431
Reinvestment of Distributions	37,852	1,222,454	70,620	45,373
Cost of Shares Redeemed	(1,331,829)	(6,458,569)	(1,193,733)	(800,665)
Redemption Fees	3,921	4,308	4,005	6,196

Investor Class Transactions	$6,194,699	$(4,070,132)	$3,041,492	$1,731,335

I Class
Proceeds from Sale of Shares	$—	$100,000	$—	$100,000
Reinvestment of Distributions	633	—	1,509	—

I Class Transactions	$633	$100,000	$1,509	$100,000

Net Increase (Decrease) from Capital Transactions	$6,195,332	$(3,970,132)	$3,043,001	$1,831,335

Share Transactions:
Investor Class
Sold	992,009	109,163	525,892	233,519
Issued in Reinvestment of Distributions .	4,834	106,208	9,098	4,248
Redeemed	(184,849)	(626,810)	(156,190)	(78,303)

Change in Investor Class Shares	811,994	(411,439)	378,800	159,464

I Class
Sold	—	10,000	—	10,000
Issued in Reinvestment of Distributions .	93	—	224	—

Change in I Class Shares	93	10,000	224	10,000

Net Increase (Decrease) from Share Transactions	812,087	(401,439)	379,024	169,464

(A)	I Class represents the period from commencement of operations (May 30, 2008) through October 31, 2008.

The FBR Funds

Notes to Financial Statements (continued)

(unaudited)

	FBR Pegasus Small Cap FundTM		FBR Pegasus Small Cap Growth FundTM
	For the Six Months Ended April 30, 2009 (unaudited)	For the Year Ended October 31, 2008(A)	For the Six Months Ended April 30, 2009 (unaudited)	For the Year Ended October 31, 2008(A)
Capital Transactions:
Investor Class
Proceeds from Sale of Shares	$4,174,858	$1,521,957	$1,668,087	$1,422,406
Reinvestment of Distributions	—	18,282	—	182,969
Cost of Shares Redeemed	(1,318,650)	(913,849)	(1,361,323)	(2,194,149)
Redemption Fees	4,633	4,373	3,962	5,760

Investor Class Transactions	$2,860,841	$630,763	$310,726	$(583,014)

I Class
Proceeds from Sale of Shares	$113	$100,000	$—	$100,000

R Class
Proceeds from Sale of Shares	$—	$—	$—	$100,000

Net Increase (Decrease) from Capital Transactions	$2,860,954	$730,763	$310,726	$(383,014)

Share Transactions:
Investor Class
Sold	585,581	147,259	216,279	128,491
Issued in Reinvestment of Distributions	—	1,647	—	14,864
Redeemed	(178,251)	(88,720)	(182,849)	(204,934)

Change in Investor Class Shares	407,330	60,186	33,430	(61,579)

I Class
Sold	—	10,000	—	10,000

R Class
Sold	—	—	—	10,000

Net Increase (Decrease) from Share Transactions	407,330	70,186	33,430	(41,579)

(A)	I and R Classes represents the period from commencement of operations (May 30, 2008) through October 31, 2008.

The FBR Funds

Notes to Financial Statements (continued)

(unaudited)

	FBR Focus Fund		FBR Large Cap Financial Fund		FBR Small Cap Financial Fund
	For the Six Months Ended April 30, 2009 (unaudited)	For the Year Ended October 31, 2008(A)	For the Six Months Ended April 30, 2009 (unaudited)	For the Year Ended October 31, 2008	For the Six Months Ended April 30, 2009 (unaudited)	For the Year Ended October 31, 2008(A)
Capital Transactions:
Investor Class
Proceeds from Sale of Shares	$148,671,518	$242,764,089	$3,483,219	$19,045,180	$61,333,958	$120,651,140
Reinvestment of Distributions	93,731,941	15,739,960	237,972	3,006,657	2,289,047	38,016,471
Cost of Shares Redeemed	(138,057,743)	(623,446,112)	(8,079,847)	(6,416,743)	(53,100,478)	(70,151,653)
Redemption Fees	67,619	199,536	11,520	16,597	64,095	88,771

Investor Class Transactions	$104,413,335	$(364,742,527)	$(4,347,136)	$15,651,691	$10,586,622	$88,604,729

I Class
Proceeds from Sale of Shares	$8,571,838	$21,017,714	$—	$—	$29,382	$4,103,500
Reinvestment of Distributions	10,311,502	—	—	—	2,105	—
Cost of Shares Redeemed	(7,344,819)	(826,926)	—	—	(3,593,550)	—
Redemption Fees	664	6,189	—	—	—	—

I Class Transactions	$11,539,185	$20,196,977	$—	$—	$(3,562,063)	$4,103,500

R Class
Proceeds from Sale of Shares	$58,569	$100,000	$—	$—	$18,103	$100,000
Reinvestment of Distributions	51,918	—	—	—	1,617	—

R Class Transactions	$110,487	$100,000	$—	$—	$19,720	$100,000

Net Increase (Decrease) from Capital Transactions	$116,063,007	$(344,445,550)	$(4,347,136)	$15,651,691	$7,044,279	$92,808,229

Share Transactions:
Investor Class
Sold	4,830,358	5,020,713	373,729	1,601,744	4,494,355	7,680,706
Issued in Reinvestment of Distributions	3,112,984	292,791	24,258	215,340	160,185	2,408,457
Redeemed	(4,653,119)	(12,970,312)	(936,907)	(490,236)	(4,016,875)	(4,369,117)

Change in Investor Class Shares	3,290,223	(7,656,808)	(538,920)	1,326,848	637,665	5,720,046

I Class
Sold	5,625,143	2,432,067	—	—	3,502	396,829
Issued in Reinvestment of Distributions	6,137,799	—	—	—	226	—
Redeemed	(3,717,823)	(118,131)	—	—	(386,829)	—

Change in I Class Shares	8,045,119	2,313,936	—	—	(383,101)	396,829

R Class
Sold	37,248	10,000	—	—	2,103	10,000
Issued in Reinvestment of Distributions	31,657	—	—	—	174	—

Change in R Class Shares	68,905	10,000	—	—	2,277	10,000

Net Increase (Decrease) from Share Transactions	11,404,247	(5,332,872)	(538,920)	1,326,848	256,841	6,126,875

(A)	I and R Classes represent the period from commencement of operations (May 30, 2008) through October 31, 2008.

The FBR Funds

Notes to Financial Statements (continued)

(unaudited)

	FBR Technology Fund		FBR Gas Utility Index Fund		FBR Fund for Government Investors
	For the Six Months Ended April 30, 2009 (unaudited)	For the Year Ended October 31, 2008	For the Six Months Ended April 30, 2009 (unaudited)	For the Year Ended October 31, 2008(A)	For the Six Months Ended April 30, 2009 (unaudited)	For the Year Ended October 31, 2008
Capital Transactions:
Investor Class
Proceeds from Sale of Shares	$1,436,619	$3,374,900	$8,939,672	$42,282,293	$47,525,952	$362,869,090
Reinvestment of Distributions	—	3,499,542	11,669,843	26,128,693	197,457	3,317,780
Cost of Shares Redeemed	(3,031,382)	(26,928,727)	(22,925,160)	(50,729,541)	(67,469,283)	(442,163,852)
Redemption Fees	4,383	8,790	82,061	34,985	—	—

Investor Class Transactions	$(1,590,380)	$(20,045,495)	$(2,233,584)	$17,716,430	$(19,745,874)	$(75,976,982)

R Class
Proceeds from Sale of Shares	$—	$—	$—	$100,000	$—	$—
Reinvestment of Distributions	—	—	9,856	703	—	—

R Class Transactions	$—	$—	$9,856	$100,703	$—	$—

Net Increase (Decrease) from Capital Transactions	$(1,590,380)	$(20,045,495)	$(2,223,728)	$17,817,133	$(19,745,874)	$(75,976,982)

Share Transactions:
Investor Class
Sold	214,062	317,798	665,503	2,162,416	47,525,952	362,869,090
Issued in Reinvestment of Distributions	—	301,686	848,782	1,264,848	197,452	3,317,780
Redeemed	(459,137)	(2,582,759)	(1,752,770)	(2,770,992)	(67,469,283)	(442,163,852)

Change in Investor Class Shares	(245,075)	(1,963,275)	(238,485)	656,272	(19,745,879)	(75,976,982)

R Class
Sold	—	—	—	10,000	—	—
Issued in Reinvestment of Distributions	—	—	1,635	78	—	—

Change in R Class Shares	—	—	1,635	10,078	—	—

Net Increase (Decrease) from Share Transactions	(245,075)	(1,963,275)	(236,850)	666,350	(19,745,879)	(75,976,982)

(A)	R Class represents the period from commencement of operations (May 30, 2008) through October 31, 2008.

6. Federal Income Taxes

It is each Fund’s policy to continue to comply with the special provisions of the Internal Revenue Code that are applicable to regulated investment companies. As provided therein, in any fiscal year in which a Fund so qualifies and distributes at least 90% of its taxable net income, the Fund (but not the shareholders) will be relieved of federal income tax on the income distributed. Accordingly, no provision for income taxes has been made.

In order to avoid imposition of the excise tax applicable to regulated investment companies, it is also each Fund’s intention to declare and pay as dividends in each calendar year at least 98% of its net investment income (earned during the calendar year) and 98% of its net realized capital gains (earned during the twelve months ending October 31) plus undistributed amounts from prior years.

The FBR Funds

Notes to Financial Statements (continued)

(unaudited)

Income and capital gain distributions are determined in accordance with income tax regulations that may differ from accounting principles that are generally accepted in the United States of America. As a result, the character of tax-basis distributions and the composition of net assets for tax purposes may differ from those reflected in the Funds’ financial statements. These book/tax differences may be temporary or permanent in nature. Temporary differences are primarily the result of wash sales. Reclassifications for permanent differences are made to components of capital. These reclassifications have no effect on net assets or net asset value per share.

The tax character of distributions paid for the Investor Class of each Fund’s tax year was as follows:

	Ordinary Income		Long-Term Capital Gains
	Dollar Amount	Per share Amount	Dollar Amount	Per share Amount
Pegasus Fund
For the Year Ended October 31, 2008	$1,227,454	$1.304188	$238	$0.000253
For the Year Ended October 31, 2007	585,158	0.453075	—
Pegasus Mid Cap Fund
For the Year Ended October 31, 2008	45,373	0.132774	—	—
For the Period Ended October 31, 2007	—	—	—	—
Pegasus Small Cap Fund
For the Year Ended October 31, 2008	18,282	0.043977	—	—
For the Period Ended October 31, 2007	—	—	—	—
Pegasus Small Cap Growth Fund
For the Year Ended October 31, 2008	166,019	0.419678	18,288	0.046230
For the Year Ended October 31, 2007	125,836	0.389248	41,912	0.129706
Focus Fund
For the Year Ended October 31, 2008	2,637,313	0.103979	13,475,516	0.526807
For the Year Ended October 31, 2007	—	—	2,384,603	0.123866
Large Cap Financial Fund
For the Year Ended October 31, 2008	177,807	0.184406	2,910,983	3.683686
For the Year Ended October 31, 2007	145,001	0.111451	2,416,486	2.017514
Small Cap Financial Fund
For the Year Ended October 31, 2008	2,225,546	0.282040	36,692,650	6.235751
For the Year Ended October 31, 2007	2,428,021	0.225500	43,232,104	4.275126
Technology Fund
For the Year Ended October 31, 2008	2,491,355	0.867487	1,036,556	0.360928
For the Year Ended October 31, 2007	718,645	0.202896	677,401	0.191251
Gas Utility Index Fund
For the Year Ended October 31, 2008	6,995,329	0.602035	20,875,415	1.692401
For the Year Ended October 31, 2007	6,504,234	0.483831	—	—
Fund for Government Investors
For the Year Ended October 31, 2008	3,449,161	0.022910	—	—
For the Year Ended October 31, 2007	8,612,056	0.043674	—	—

The FBR Funds

Notes to Financial Statements (continued)

(unaudited)

The following information is computed on a tax basis for each item:

	As of October 31, 2008
	Pegasus Fund	Pegasus Mid Cap Fund	Pegasus Small Cap Fund	Pegasus Small Cap Growth Fund	Focus Fund
Tax cost of investment securities	$5,920,238	$5,387,410	$4,966,182	$3,836,726	$730,739,790

Gross unrealized appreciation	4,117	15,161	91,797	57,156	174,402,382
Gross unrealized depreciation	(1,205,140)	(1,199,203)	(809,255)	(862,023)	(169,112,676)

Net unrealized appreciation (depreciation)	(1,201,023)	(1,184,042)	(717,458)	(804,867)	5,289,706
Undistributed ordinary income	28,480	61,644	—	—	—
Undistributed long-term capital gains	—	—	—	—	106,381,783
Capital loss carryforward	(722,078)	—	(193,493)	(41,215)	—

Accumulated earnings (deficit)	$(1,894,621)	$(1,122,398)	$(910,951)	$(846,082)	$111,671,489

	As of October 31, 2008
	Large Cap Financial Fund	Small Cap Financial Fund	Technology Fund	Gas Utility Index Fund	Fund for Government Investors
Tax cost of investment securities	$31,684,188	$198,315,026	$10,933,141	$146,841,683	$103,761,067

Gross unrealized appreciation	—	9,393,772	—	69,486,677	—
Gross unrealized depreciation	(1,912,457)	(10,427,172)	(3,240,625)	(18,703,586)	—

Net unrealized appreciation (depreciation)	(1,912,457)	(1,033,400)	(3,240,625)	50,783,091	—
Undistributed ordinary income	201,208	2,020,677	—	79,540	—
Undistributed long-term capital gains	—	—	—	9,585,472	—
Capital loss carryforward	(2,493,545)	(6,170,516)	(2,725,979)	—	(186,667)

Accumulated earnings (deficit)	$(4,204,794)	$(5,183,239)	$(5,966,604)	$60,448,103	$(186,667)

Unused capital loss carryforwards as of October 31, 2008, were as follows:

	Amount	Expires October 31,
Pegasus Fund	$722,078	2016
Pegasus Small Cap Fund	193,493	2016
Pegasus Small Cap Growth Fund	41,215	2016
Large Cap Financial Fund	2,493,545	2016
Small Cap Financial Fund	6,170,516	2016
Technology Fund	2,725,979	2016
Fund for Government Investors	20,568	2011
Fund for Government Investors	165,106	2012
Fund for Government Investors	970	2013
Fund for Government Investors	23	2014

The FBR Funds

Notes to Financial Statements (continued)

(unaudited)

During the year ended October 31, 2008, the Fund for Government Investors utilized $3,286 of capital loss carryforwards. The capital loss carryforwards may be utilized in the current and future years to offset net realized capital gains, if any, prior to distributing such gains to shareholders.

The following reclassifications, the result of permanent differences between financial statement and income tax reporting requirements, have been made to the components of capital. These reclassifications have no impact on the net assets or net asset value per share of the Funds.

	Undistributed Income (Loss)	Accumulated Net Realized Gain (Loss)	Paid-In Capital
Pegasus Fund	$(17,473)	$17,403	$70
Pegasus Mid Cap Fund	5,243	(5,243)	—
Pegasus Small Cap Fund	16,895	—	(16,895)
Pegasus Small Cap Growth Fund	50,863	—	(50,863)
Focus Fund	8,412,061	(1,301,408)	(7,110,653)
Large Cap Financial Fund	1,684	(1,684)	—
Small Cap Financial Fund	—	—	—
Technology Fund	129,045	—	(129,045)
Gas Utility Index Fund	—	1	(1)

On July 13, 2006, the FASB released FASB Interpretation No. 48 “Accounting for Uncertainty in Income Taxes” (FIN 48). FIN 48 provides guidance for how uncertain tax positions should be recognized, measured, presented and disclosed in the financial statements. FIN 48 requires the evaluation of tax positions taken or expected to be taken in the course of preparing the Funds’ tax returns to determine whether the tax positions are “more-likely-than-not” of being sustained by the applicable tax authority. Tax positions not deemed to meet the more-likely-than-not threshold will be required to be recorded as a tax benefit or expense in the current year. Adoption of FIN 48 is required for fiscal years beginning after December 15, 2006 and is to be applied to all open tax years as of the effective date. The Funds have analyzed their tax positions taken on Federal income tax returns for all open tax years (tax years ended December 31, 2005 through 2008) for purposes of implementing FIN 48 and have concluded that no provision for income tax is required in their financial statements.

The FBR Funds

Notes to Financial Statements (continued)

(unaudited)

As of April 30, 2009, the Federal Tax Cost of securities and the resulting net unrealized appreciation (depreciation) are as follows:

	Federal Tax Cost	Gross Unrealized Appreciation	Gross Unrealized Depreciation	Net Unrealized Appreciation (Depreciation)
Pegasus Fund	$11,785,231	$759,920	$(1,272,503)	$(512,583)
Pegasus Mid Cap Fund	8,100,252	340,180	(555,558)	(215,378)
Pegasus Small Cap Fund	7,360,725	717,483	(389,401)	328,082
Pegasus Small Cap Growth Fund	3,586,859	239,982	(431,676)	(191,694)
Focus Fund	718,029,332	195,554,289	(117,829,349)	77,724,940
Large Cap Financial Fund	16,692,310	1,518,081	(1,560,630)	(42,549)
Small Cap Financial Fund	184,509,809	13,141,402	(18,846,294)	(5,704,892)
Technology Fund	7,291,086	132,208	(1,024,922)	(892,714)
Gas Utility Index Fund	133,255,036	51,170,980	(19,941,273)	31,229,707
Fund for Government Investors	85,054,128	—	—	—

7. Investments in Affiliates

Affiliated issuers, as defined by the 1940 Act, are those in which a Fund’s holdings represent 5% or more of the outstanding voting securities of the issuer. A summary of each Fund’s investments in affiliates, if any, for the six months ended April 30, 2009, is noted below:

	SHARE ACTIVITY
Affiliate	Balance 10/31/08	Purchases	Sales	Balance 04/30/09	Realized Gain(Loss)	Dividends	Value 04/30/09	Acquisition Cost
FBR Focus Fund
99 Cents Only Stores	5,791,474	—	—	5,791,474	$—	$—	$62,200,431	$66,728,709
American Woodmark Corp.	850,000	—	119,840	730,160	(1,514,645)	150,047	15,114,312	24,162,041
Dynamex, Inc.	598,610	213,214	—	811,824	—	—	11,941,931	13,954,901
Monarch Casino & Resort, Inc.	992,000	—	58,203	933,797	324,600	—	9,543,405	4,233,021

8. Commitments and Contingencies

In the normal course of business, the Funds enter into contracts that contain a variety of representations and warranties and which provide general indemnifications. The Funds’ maximum exposure under these arrangements is unknown, as this would involve future claims that may be made against the Funds that have not yet occurred. However, based on experience, the Funds expect the risk of loss to be remote.

9. U.S. Treasury Temporary Guarantee Program for Money Market Funds

On October 7, 2008, the Board of Trustees approved the Money Market Fund’s participation in the U.S. Department of the Treasury’s Temporary Guarantee Program for Money Market Funds (the “Program”) through December 18, 2008. The Money Market Fund applied for continued participation in the Program through the Program’s extension date of September 18, 2009 (the “Extension Period”). The participation fee for the initial three-month term of the Program was 0.01% of the net asset value of the Money Market Fund as of September 19, 2008, which was split equally between the Money Market Fund and FBR

The FBR Funds

Notes to Financial Statements (continued)

(unaudited)

Fund Advisers. The participation fee for the continued participation in the program through September 18, 2009 is 0.015% of the net asset value of the Money Market Fund as of September 19, 2008. This expense will be borne entirely by the Money Market Fund without regard to any expense limitation currently in effect. As a requirement of participation in the Program, the Money Market Fund has agreed to liquidate if its net asset value declines to below $0.995 (a “Guarantee Event”) if such Guarantee Event is not cured. The Program protects investors for the lesser of the number of shares held as of the close of business on September 19, 2008 or the amount held at liquidation, whichever is less.

The FBR Funds

Important Supplemental Information (unaudited)

Proxy Voting Guidelines

Fund Advisers is responsible for exercising the voting rights associated with the securities purchased and held by the Funds. A description of the policies and procedures Fund Advisers uses in fulfilling this responsibility is included in the Funds’ Statement of Additional Information and is available without charge, upon request, by calling 888.888.0025. The policies and procedures are also available on the Securities and Exchange Commission’s (“SEC”) website at http://www.sec.gov. Information on how the Funds voted proxies relating to portfolio securities during the most recent 12 month period ended June 30 is available without charge, upon request, by calling 888.888.0025 and is also available on the SEC’s website at http://www.sec.gov.

Portfolio Holdings

The Funds file their complete schedule of holdings with the SEC for the first and third quarters of each fiscal year on Form N-Q. The Funds’ Form N-Q is available on the SEC’s website at http://www.sec.gov. You may review and make copies at the SEC’s Public Reference Room in Washington, D.C. You may also obtain copies after paying a duplicating fee by writing the SEC’s Public Reference Section, Washington, D.C. 20549-0102 or by electronic request to publicinfo@sec.gov. Information on the operation of the Public Reference Room may be obtained by calling 800.SEC.0330. A copy of the quarterly holdings report is available, without charge, upon request, by calling 888.888.0025.

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THE FBR FUNDS

888.888.0025

fbrfundsinfo@fbr.com

www.fbrfunds.com

Investment Adviser

FBR FUND ADVISERS, INC.

1001 NINETEENTH STREET NORTH

ARLINGTON, VIRGINIA 22209

Distributor

FBR INVESTMENT SERVICES, INC.

1001 NINETEENTH STREET NORTH

ARLINGTON, VIRGINIA 22209

Transfer Agent

JPMORGAN CHASE BANK, N.A.

P.O. BOX 5354

CINCINNATI, OHIO 45201

Independent Registered Public Accounting Firm

TAIT, WELLER, AND BAKER LLP

1818 MARKET STREET

PHILADELPHIA, PENNSYLVANIA 19103

This report is not authorized

for distribution to prospective

investors unless it is preceded or

accompanied by a current prospectus.